Exhibit 10.1

Execution Version

MASTER AMENDMENT NO. 3 TO THE U.S. RECEIVABLES LOAN AGREEMENT, U.S. SERVICING AGREEMENT AND TRANSACTION DOCUMENTS

This Master Amendment No. 3 to the U.S. RECEIVABLES LOAN AGREEMENT, U.S. SERVICING AGREEMENT AND TRANSACTION DOCUMENTS dated as of April 29, 2013 (this “Amendment”), is made among Huntsman Receivables Finance II LLC (the “Company”), a Delaware limited liability company, the U.S. Originators and Local Servicers a party hereto, Huntsman International LLC, a limited liability company established under the laws of Delaware (the “Servicer Guarantor”), Vantico Group S.à.r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (Luxembourg) with its registered office at 68-70, Boulevard de la Pétrusse, L-2320 Luxembourg, registered with the Luxembourg trade and companies’ register under number B72959 (the “Master Servicer”), PNC Bank, National Association (“PNC”) in its capacities as successor Administrative Agent (the “Administrative Agent”), as successor Collateral Agent (the “Collateral Agent”), as a Funding Agent (the “PNC Funding Agent”) and as a Committed Lender (the “PNC Committed Lender”), and Market Street Funding LLC as a Conduit Lender (the “PNC Conduit Lender”), Wells Fargo Bank, N.A., as a Funding Agent (the “Wells Fargo Funding Agent”), as a Committed Lender (the “Wells Fargo Committed Lender”), and as the resigning Administrative Agent and resigning Collateral Agent, HSBC Bank plc, as a Funding Agent (the “HSBC Funding Agent”) and as a Committed Lender (the “HSBC Committed Lender”), and Regency Assets Limited, as a Conduit Lender (the “HSBC Conduit Lender”) (each Conduit Lender and Committed Lender collectively, the “Lenders”).

WHEREAS, the Company, the Master Servicer, the Servicer Guarantor, the Local Servicers, the Administrative Agent and the Collateral Agent are parties to the U.S. Servicing Agreement dated as of October 16, 2009 (as amended, restated, supplemented or modified from time to time, the “Servicing Agreement”);

WHEREAS, the Company, the Master Servicer, the Wells Fargo Funding Agent, the Wells Fargo Committed Lender, the HSBC Funding Agent, the HSBC Committed Lender, the HSBC Conduit Lender, the PNC Funding Agent, the PNC Committed Lender, the PNC Conduit Lender, the Administrative Agent and the Collateral Agent are parties to the U.S. Receivables Loan Agreement, dated as of October 16, 2009 (as amended, restated, supplemented or modified from time to time, the “Receivables Loan Agreement”);

WHEREAS, Wells Fargo Bank, N.A. has agreed to resign as Administrative Agent and Collateral Agent under the Receivables Loan Agreement, the Servicing Agreement and the other Transaction Documents and PNC Bank, National Association has agreed to serve as successor Administrative Agent and Collateral Agent thereunder;

WHEREAS, the parties hereto wish to amend the Receivables Loan Agreement, the Servicing Agreement and the other Transaction Documents on the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

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1.                                      Capitalized terms used but not defined herein shall have the meanings ascribed to them in Schedule 3 to the Receivables Loan Agreement (as in effect prior to this Amendment).

2.                                      The parties to the Receivables Loan Agreement hereby agree that the Receivables Loan Agreement shall be and hereby is amended as shown on the marked copy attached hereto a Schedule 1.

3.                                      The parties to the Servicing Agreement, the U.S. Receivables Purchase Agreement, the Contribution Agreement and each of the other Transaction Documents hereby agree that each such agreement shall be and hereby is amended to reflect the resignation of Wells Fargo Bank, N.A. as the Administrative Agent and Collateral Agent and the appointment and acceptance of such appointment of PNC Bank, National Association, as successor Administrative Agent and Collateral Agent, and to update and conform all references thereto accordingly.

4.                                      Each of the Company and the Administrative Agent hereby agree that, from and after the Effective Date, Morgan Stanley and its Affiliates shall no longer be a Designated Obligor.

5.                                      Each of the parties hereto hereby consents to the non-pro rata payoff of the Loans and other obligations owed to the HSBC Funding Agent, HSBC Committed Lender and HSBC Conduit Lender (collectively, the “HSBC Parties”) by the Company on the date hereof, and agrees that, upon such payoff and the effectiveness of this Amendment, none of such HSBC Parties shall be party to the Receivables Loan Agreement or any of the other Transaction Documents.

6.                                      Each of the parties hereto hereby agree that, as of the date hereof, the Company shall be deemed to make a non-pro rata Borrowing, under and pursuant to the Receivables Loan Agreement, in the amount set forth on the flow of funds agreed upon by the parties and maintained on file with the Administrative Agent and that a reallocation of Loans shall be made in accordance therewith such that, from and after such reallocation, each of the Lender Groups shall have made and be maintaining Loans in accordance with their ratable share of the outstanding Commitments (after giving effect to the payoff and termination of the HSBC Parties’ Commitment).

7.                                      Each of the parties hereto hereby consents, acknowledges and agrees to the amendments set forth in Sections 2 and 3 of this Amendment.  The Servicer Guarantor hereby expressly affirms its obligations under the Transaction Documents.

8.                                      The amendments under Sections 2 and 3 of this Amendment shall become effective upon the later of (a) April 29, 2013 and (b) the date upon which the Administrative Agent or its counsel is in receipt of (i) this Agreement duly executed by each of the parties thereto and (ii) that certain Resignation, Appointment and Consent dated as of even date herewith (the “Effective Date”).  The Administrative Agent or its counsel will provide an e-mail notice to the parties to this Agreement when it has received the documents required to be delivered to it pursuant to this Section 8.

9.                                      Except as expressly amended by this Amendment, each of the Receivables Loan

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Agreement, the Servicing Agreement and each other Transaction Document is ratified and confirmed in all respects and the terms, provisions and conditions thereof are and shall remain in full force and effect.  The parties hereto agree that this Amendment shall constitute a Transaction Document.

10.                               THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.                               This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.  Delivery (by fax or email) of a facsimile signature on the signature page of this Agreement shall be effective as delivery of an original signature thereof.

12.                               The provisions of Sections 37.1, 37.2, 37.21 and 37.22 of the Receivables Loan Agreement and Section 8.11 of the Servicing Agreement shall apply hereto, mutatis mutandis, as if set forth in full herein.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each of the parties hereto have caused this amendment to be duly executed by their respective officers as of the day and year first above written.

HUNTSMAN RECEIVABLES FINANCE II LLC

By:	/s/ JOHN R. HESKETT
Name: John R. Heskett
Title: Vice President, Planning and Treasurer

VANTICO GROUP S.À R.L.

By:	/s/ JOHN R. HESKETT
Name: John R. Heskett
Title: Manager

HUNTSMAN INTERNATIONAL LLC

By:	/s/ JOHN R. HESKETT
Name: John R. Heskett
Title: Vice President, Planning and Treasurer

TIOXIDE AMERICAS LLC

By:	/s/ JOHN R. HESKETT
Name: John R. Heskett
Title: Vice President, Planning and Treasurer

HUNTSMAN PROPYLENE OXIDE LLC

By:	/s/ JOHN R. HESKETT
Name: John R. Heskett
Title: Vice President, Planning and Treasurer

HUNTSMAN INTERNATIONAL FUELS LLC

By:	/s/ JOHN R. HESKETT
Name: John R. Heskett
Title: Vice President, Planning and Treasurer

[Master Amendment No. 3 Signature Page - April 2013]

HUNTSMAN ETHYLENEAMINES LLC

By:	/s/ JOHN R. HESKETT
Name: John R. Heskett
Title: Vice President, Planning and Treasurer

HUNTSMAN PETROCHEMICAL LLC

By:	/s/ JOHN R. HESKETT
Name: John R. Heskett
Title: Vice President, Planning and Treasurer

HUNTSMAN ADVANCED MATERIALS AMERICAS LLC

By:	/s/ JOHN R. HESKETT
Name: John R. Heskett
Title: Vice President, Planning and Treasurer

[Master Amendment No. 3 Signature Page - April 2013]

PNC BANK, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Collateral Agent

By:	/s/ ROBYN REEHER
Name: Robyn Reeher
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as the Administrative Agent

By:	/s/ ROBYN REEHER
Name: Robyn Reeher
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Funding Agent and Committed Lender

By:	/s/ ROBYN REEHER
Name: Robyn Reeher
Title: Vice President

[Master Amendment No. 3 Signature Page - April 2013]

MARKET STREET FUNDING LLC,
as a Conduit Lender

By:	/s/ DORIS J. HEARN
	Name:	Doris J. Hearn
	Title:	Vice President

[Master Amendment No. 3 Signature Page - April 2013]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Funding Agent and Committed Lender

By:	/s/ WILLIAM P. RUTKOWSKI
	Name:	William P. Rutkowski
	Title:	Vice President

[Master Amendment No. 3 Signature Page - April 2013]

HSBC BANK PLC,
as a Funding Agent and Committed Lender

By:	/s/ VICTORIA LINDSELL
	Name:	Victoria Lindsell
	Title:	Managing Director

REGENCY ASSETS LIMITED,
as a Conduit Lender

By:	/s/ CONOR BLAKE
	Name:	Conor Blake
	Title:	Director

[Master Amendment No. 3 Signature Page - April 2013]

Schedule 1

MARKED COPY OF U.S. RECEIVABLES LOAN AGREEMENT

[Please see attached].

Schedule 1 to

Master Amendment No. 3 dated as of April 29, 2013

DATED AS OF OCTOBER 16, 2009

HUNTSMAN RECEIVABLES FINANCE II LLC,
as the Company

VANTICO GROUP S.Á.R.L,
as Master Servicer

THE SEVERAL ENTITIES PARTY HERETO AS LENDERS,

THE SEVERAL FINANCIAL INSTITUTIONS PARTY HERETO AS FUNDING AGENTS,

THE SEVERAL COMMERCIAL PAPER CONDUITS PARTY HERETO AS
CONDUIT LENDERS,

THE SEVERAL FINANCIAL INSTITUTIONS PARTY HERETO AS
COMMITTED LENDERS,

PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent

AND

PNC BANK, NATIONAL ASSOCIATION,
as Collateral Agent

U.S. RECEIVABLES LOAN AGREEMENT

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24.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY RELATING TO THE RECEIVABLES	56

25.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE MASTER SERVICER AND THE CONTRIBUTOR	57

26.	COVENANTS	58

27.	ADDITION OF APPROVED ORIGINATOR; APPROVED ACQUIRED LINE OF BUSINESS RECEIVABLES	71

28.	REMOVAL AND WITHDRAWAL OF ORIGINATORS AND APPROVED ORIGINATORS	75

29.	ADJUSTMENT PAYMENT FOR INELIGIBLE RECEIVABLES	77

30.	[RESERVED]	78

31.	OBLIGATIONS UNAFFECTED	78

32.	[RESERVED]	78

33.	ROLE OF THE COLLATERAL AGENT	78

34.	ROLE OF EACH FUNDING AGENT	83

35.	ROLE OF THE ADMINISTRATIVE AGENT	87

36.	PAYMENTS AND COMPUTATIONS, ETC.	92

37.	MISCELLANEOUS	93

SCHEDULE 1	COMMITMENTS	114

SCHEDULE 2	FORM OF BORROWING REQUEST	115

SCHEDULE 3	DEFINITIONS	117

SCHEDULE 4	FORM OF ADMINISTRATIVE QUESTIONNAIRE	156

SCHEDULE 5	FORM OF TRANSFER SUPPLEMENT	159

SCHEDULE 6	COLLECTION ACCOUNTS	164

SCHEDULE 7	LOCATION OF RECORDS OF THE COMPANY	165

SCHEDULE 8	RECEIVABLES SPECIFICATION AND EXCEPTION SCHEDULE	166

SCHEDULE 9	[RESERVED]	167

SCHEDULE 10	FORM OF ANNUAL OPINION OF COUNSEL	168

SCHEDULE 11	FORM OF DAILY REPORT	169

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SCHEDULE 12	FORM OF MONTHLY SETTLEMENT REPORT	170

SCHEDULE 13	FORM OF LETTER OF CREDIT REQUEST AGREEMENT	171

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THIS U.S. RECEIVABLES LOAN AGREEMENT (this “Agreement”), is entered into as of  October 16, 2009

BETWEEN:

(1)                                 HUNTSMAN RECEIVABLES FINANCE II LLC, a Delaware limited liability company, as the Company;

(2)                                 VANTICO GROUP S.Á.R.L as the Master Servicer;

(3)                                 THE SEVERAL ENTITIES PARTY HERETO as Lenders;

(4)                                 THE SEVERAL FINANCIAL INSTITUTIONS PARTY HERETO as Funding Agents;

(5)                                 THE SEVERAL COMMERCIAL PAPER CONDUITS PARTY HERETO as Conduit Lenders

(6)                                 THE SEVERAL FINANCIAL INSTITUTIONS PARTY HERETO as Committed Lenders;

(7)                                 PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent; and

(8)                                 PNC BANK, NATIONAL ASSOCIATION, as the Collateral Agent.

WHEREAS:

A.                                    Huntsman International LLC, as buyer, Tioxide Americas LLC., Huntsman Propylene Oxide LLC, Huntsman Ethyleneamines LLC, Huntsman Advanced Materials Americas LLC, Huntsman Petrochemical LLC and Huntsman International Fuels LLC, (each a “U.S. Originator” and together the “U.S. Originators”) entered into the U.S. Receivables Purchase Agreement dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time, the “U.S. Receivables Purchase Agreement”) relating to the sale of certain Receivables originated by the U.S. Originators.

B.                                    The Company and Huntsman International LLC, as contributor, entered into the Contribution Agreement dated the Closing Date (as amended, restated, supplemented or otherwise modified from time to time, the “Contribution Agreement” and together with the U.S. Receivables Purchase Agreement, the “Origination Agreements”) pursuant to which Huntsman International LLC (the “Contributor”) agreed to contribute, from time to time certain Receivables it has purchased or may purchase from the U.S. Originators as well as the Receivables originated by it.

C.                                    The Company, the Master Servicer, the Local Servicers party thereto, the Administrative Agent and the Collateral Agent entered into the Servicing Agreement dated as of the Closing Date (as amended, restated, supplemented or otherwise modified from time to time, the “Servicing Agreement”) pursuant to which, among other things, the Master Servicer appointed each of the U.S. Originators as a local servicer (in such capacity, a “Local Servicer”) for certain Receivables contributed to the Company.

D.                                    To fund its acquisitions of Receivables, the Company may from time to time request Loans from the Lenders on the terms and conditions of this Agreement.

IT IS AGREED:

PART 1 INTERPRETATION

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Definitions

(a)                                 Capitalized terms used herein shall unless otherwise defined or referenced herein, have the meanings assigned to such terms in Schedule 3.

(b)                                 All terms defined or incorporated by reference in this Agreement shall have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

1.2                               Interpretation

(a)                                 The definitions contained herein or incorporated by reference herein are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(b)                                 In this Agreement, unless indicated otherwise, references (in any manner, including generally, specifically, by name, by capacity, by role or otherwise) to a Person include any individual, firm, partnership, body corporate, unincorporated association, government, state or agency of a state, local or municipal authority or government body, trust, foundation, joint venture or association (in each case whether or not having separate legal personality).

1.3                               Components of documents

(a)                                 Any reference herein to a Schedule, Exhibit or Appendix to this Agreement shall be deemed to be a reference to such Schedule, Exhibit or Appendix as it may be amended, modified or from time to time to the extent that such Schedule, Exhibit or Appendix may be amended, modified or supplemented (or any term or provision of any Transaction Document may be amended that would have the effect of amending, modifying or supplementing information contained in such Schedule, Exhibit or Appendix) in compliance with the terms of the Transaction Documents.

(b)                                 Section, Part, Schedule, Exhibit and Appendix references contained in this Agreement are references to Sections, Parts, Schedules, Exhibits and Appendices in or to this Agreement unless otherwise specified.

1.4                               Document References Provision

References to this Agreement or to any other Transaction Document or any other document or agreement in this Agreement shall be deemed to be references to any such document or agreement as amended, restated, supplemented or otherwise modified from time to time.

1.5                               Statutory References Provision

In this Agreement, unless indicated otherwise a reference to provision of the Bankruptcy Code, Code, ERISA, 1940 Act or the UCC or any other statutory provision or legislative enactment is to that provision or enactment as amended or re-enacted and includes any amendments made to that provision that are in force at that date, any statutory provision of which it is a re-enactment or consolidation and any order, instrument or regulation made or issued under it.

1.6                               GAAP References Provision

As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein or incorporated by reference herein, and accounting terms partly defined herein or incorporated by reference herein to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein or incorporated by reference herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein or incorporated by reference herein shall control.

1.7                               Inclusion of specific examples does not limit generality; meaning of certain words

In this Agreement, unless indicated otherwise:

(a)                                 the words “include”, “includes” or “including” shall be interpreted as followed, in each case, by the phrase “without limitation”;

(b)                                 general words introduced by the word “other” are not to be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(c)                                  general words are not to be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(d)                                 the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and

(e)                                  any reference in this Agreement to any representation, warranty or covenant “deemed” to have been made is intended to encompass only representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Agreement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit or otherwise unexpressed representation, warranty or covenant.

1.8                               References to a day and time; computation of time period

(a)                                 In this Agreement, unless indicated otherwise, a reference to a “day” means a period of 24 hours running from midnight to midnight and a reference to a time of day is to New York time.

(b)                                 In this Agreement, unless otherwise stated, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

1.9                               Headings do not affect interpretation

In this Agreement headings are for convenience only and shall not affect the interpretation of this Agreement.

1.10                        Successors etc. of Persons

In this Agreement, unless indicated otherwise, a reference (in any manner, including generally, specifically, by name, by capacity, by role or otherwise) to a Person shall include references to:

(a)                                 such Person’s permitted successors, transferees and assigns and any Person deriving title under or through such Person, whether in security or otherwise; and

(b)                                 any Person into which such Person may be merged or consolidated, or any company resulting from any merger, conversion or consolidation or any other Person succeeding to substantially all of the business of that Person.

1.11                        Continuing

In this Agreement, unless indicated otherwise, references to the term “continuing”, in respect of any Facility Event shall be construed as a reference to the relevant event which has not been remedied or waived.

1.12                        Other provisions

In this Agreement, notwithstanding any of the other provisions of this Agreement or any of the Transaction Documents:

(a)                                 all references to the Company having an interest in Receivables or Collections shall be construed as references to the Company being the sole beneficial owner of such Receivables and Collections, subject only to the security interest granted by the Company under the terms of this Agreement and any other Security Document;

(b)                                 all references to the Collateral Agent or the Secured Parties having any entitlement to or interest in any Receivables or Collections shall be construed as references to their having a security interest as provided for in this Agreement and any other Security Document and all references to their having a right to receive Collections or to Collections being received or held for their benefit shall be construed as references to their having a right to receive amounts calculated by reference to Collections pursuant to this Agreement and the other Transaction Documents and to such amounts being received or held for their benefit;

(c)                                  all references to the Company purchasing any interest in Receivables or Collections from the Collateral Agent including any such references contained in Section 29 shall be construed as references to the Company discharging all or part (as appropriate) of its obligations in respect of the security granted by it in respect of such Receivables and Collections and thereby procuring a corresponding release, to the same extent, of any related security interest granted by it in respect of such Receivables and Collections;

(d)                                 any (i) requirement of the Company to deal or not to deal with Receivables or Collections in any particular way and any restrictions on the exercise by the Company of any of its continuing rights of beneficial ownership in respect of the Receivables and Collections and (ii) authority given by the Company to the Collateral Agent in relation to any Collection Account or the Company Concentration Account shall be taken as forming part of the security interest granted to the Collateral Agent hereunder for the benefit of the Secured Parties and shall subsist only for so long as the Secured Obligations remain outstanding and until the same is fully discharged; and

(e)                                  all references to Receivables “acquired by the Company” or “contributed to the Company” shall be deemed to include Receivables contributed, sold or otherwise transferred by Huntsman International to the Company and Receivables subrogated, sold or otherwise transferred directly from an Originator or other entity to the Company

1.13                        Calculations

Calculations relating to the Adjusted Dilution Ratio, the Default Horizon Ratio, the Defaulted Receivables Ratio, the Delinquency Ratio, the Dilution Horizon Ratio, the Dilution Ratio, the Dilution Reserve Ratio, the Loss Reserve Ratio, the Required Reserves Ratio, the Servicing Reserve Ratio, or the Yield Reserve Ratio (or any calculation derived from such ratios or from which such ratios are derived) shall be determined on the basis of Historical Receivables Information in relation to an Additional Originator or Acquired Line of Business for any periods prior to the date on which the relevant Originator became an Additional Originator or the date on which the relevant Acquired Line of Business became an Approved Acquired Line of Business (as applicable).

PART 2 THE FACILITY

2.                                      THE FACILITY

2.1                               Facility

Subject to the terms of this Agreement, each Committed Lender agrees to make available to the Company a committed revolving loan facility, in an amount not exceeding its Commitment, less its Pro Rata Share of the sum of (i) any Swingline Loans outstanding and (ii) any LC Exposure outstanding.  The Swingline Lender agrees to make available to the Company a committed swingline facility, in an amount not to exceed the Maximum Swingline Loan Amount.  Each Issuing Bank agrees, subject to the terms and conditions herein, to issue Letters of Credit in an amount not to exceed the LC Sub-Limit in the aggregate.

2.2                               The Loans

(a)                                 On the terms and subject to the conditions hereof, on the Closing Date and thereafter from time to time prior to the Facility Termination Date each Lender Group shall make Loans to the Company in an amount equal to such Lender Group’s Pro Rata Share of each Loan requested, and the Swingline Lender shall make Swingline Loans to the Company in the amount requested.

(b)                                 Subject to the foregoing and to the limitations set forth herein, the Company may borrow, repay and reborrow the Loans, including the Swingline Loans, hereunder.

(c)                                  There shall be a maximum of five (5) Loans outstanding at any time, unless otherwise consented to by the Administrative Agent and each Funding Agent.

2.3                               Amount and currency of Loans

(a)                                 Each borrowing of Loans hereunder (each a “Borrowing”) shall comprise of a maximum of three (3) Loans, and one request for a Swingline Loan, if applicable.

(b)                                 Each Borrowing shall be in a minimum principal amount equal to such amount as will ensure that:

(i)                                     the aggregate amount advanced by the Lenders in respect of such Borrowing would not be less than (in the case of the initial Borrowing) $10,000,000 and (thereafter) $1,000,000 (provided that such subsequent minimum amount will not apply to the extent that at the time of any Borrowing hereunder the aggregate amount available to be drawn from the Lenders as provided in this Agreement is less than such minimum amount at such time); and

(ii)                                  in respect of each Loan, the amount advanced by the Lenders would be an integral multiple of $1,000.

(c)                                  The amount of a Borrowing made on any Borrowing Date shall be less than or equal to the then-applicable Maximum Available Borrowing.

(d)                                 Each Loan made by the Lenders hereunder shall be denominated in U.S. Dollars.

2.4                               Letters of Credit

(a)                                 General.  Subject to the terms and conditions set forth herein, the Company may request the issuance of Letters of Credit for its account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing

Bank, at any time and from time to time during the Revolving Period other than the last thirty (30) days prior to the earliest Scheduled Commitment Termination Date.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Company to, or entered into by the Company with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Company, shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension), a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (c) of this Section 2.4), the amount of such Letter of Credit, the name and address of the beneficiary thereof, such information as is required under Section 3.1 in connection with a Loan, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  Together with each such request, the Company shall deliver to the Administrative Agent (i) an original or a copy of a written report (which may be a Daily Report) setting forth a calculation of the Percentage Factor as of the date of the requested issuance, amendment, renewal or extension, as applicable and (ii) an executed copy of a Letter of Credit Request Agreement substantially in the form of Schedule 13 to this Agreement.  If requested by the applicable Issuing Bank, the Company also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit, which application shall be for informational purposes only and shall not alter the Issuing Bank’s obligations hereunder.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed the LC Sub-Limit on such date and (ii) the total Percentage Factor shall not exceed 100%.  Each Letter of Credit shall be denominated in U.S. dollars and have an initial stated amount of at least $50,000.  The applicable Issuing Bank shall give the Company a copy of, and give the Administrative Agent reasonably prompt notice of the amount of, each Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), and the Administrative Agent, in turn, shall give reasonably prompt notice of the amount thereof to each other Issuing Bank and the Funding Agents.

(c)                                  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the earliest Scheduled Commitment Termination Date.

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of any Issuing Bank, the Funding Agents or the Committed Lenders, the applicable Issuing Bank hereby grants to each Committed Lender, and each Committed Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Committed Lender’s ratable share of the related Lender Group’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Committed Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Committed Lender’s ratable share of the related Lender Group’s Pro Rata Share of each LC Disbursement made by such Issuing Bank and not reimbursed by the Company on the date due as provided in clause (e) of this Section, or of any reimbursement payment required to be refunded to the Company for any reason.  Each Committed Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Termination Event or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  The Company agrees that if an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Company shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Company shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Company prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Company receives such notice; provided that the Company shall conclusively be deemed, subject to the conditions to borrowing set forth herein, to have requested that such payment be financed with a Loan in an equivalent amount and, to the extent so financed, the Company’s obligation to make such payment shall be discharged and replaced by the resulting Loan.  If the Company fails to make such payment when due, the Administrative Agent shall notify each Funding Agent of the applicable LC Disbursement, the payment then due from the Company in respect thereof and the Funding Agents’ related Committed Lenders’ applicable ratable share of the related Lender Group’s Pro Rata Share thereof.  The Funding Agents shall provide a copy of such notice to each related Committed Lender promptly upon receipt thereof.  Promptly following receipt of such notice, each Committed Lender shall pay to the Administrative Agent its ratable share of the related Lender Group’s Pro Rata Share of the payment then due from the Company, in the same manner as provided in Section 3 with respect to Loans made by such Lender (and Section 3 shall apply, mutatis mutandis, to the payment obligations of the Committed Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Committed Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Company pursuant to this clause (e), the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that each related Committed Lender has made payments pursuant to this clause (e) to reimburse such Issuing Bank, then to the applicable Funding Agents for the benefit of such Committed Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Committed Lender pursuant to this clause (e) to reimburse an Issuing Bank for any LC Disbursement (other than the funding of Loans as contemplated above) shall not constitute a Loan and shall not relieve the Company of its obligations to reimburse such LC Disbursement.

(f)                                   Obligations Absolute.  The Company’s obligations to reimburse LC Disbursements as provided in this clause (e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of, or provide a right of setoff against, the Company’s obligations hereunder.  None of the Secured Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the fullest extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)                                  Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The applicable Issuing Bank shall promptly notify the Administrative Agent, each Funding Agent and the Company by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not affect any rights or obligations or create any liabilities.

(h)                                 Interim Interest.  If the applicable Issuing Bank shall make any LC Disbursement, then, unless the Company shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Company reimburses such LC Disbursement, at the applicable Interest Rate otherwise applicable to Loans, payable when the reimbursement of such LC Disbursement is payable; provided that, if the Company fails to reimburse such LC Disbursement when due pursuant to clause (e) of this Section 2.4 (whether because of the failure to satisfy any condition set forth herein or otherwise), then the Default Rate of interest shall apply.  Interest accrued pursuant to this clause (h) shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Committed Lender pursuant to clause (e) of this Section 2.4 to reimburse such Issuing Bank shall be for the account of such Committed Lender to the extent of such payment.

(i)                                     Cash Collateralization.  The Company agrees that as and to the extent any Letter of Credit is required to be cash collateralized under this Agreement, the Company shall deposit in an account with the bank serving as the Issuing Bank with regard to such Letter of Credit, in the name of the Collateral Agent and with the Collateral Agent being such bank’s customer for the benefit of the Secured Parties, an amount in cash equal to 100% of the portion of outstanding LC Exposure relating to such Letters of Credit as collateral security for the payment of all the obligations relating to such Letters of Credit.  In addition, the Company in its sole discretion shall be permitted to cash collateralize any Letter of Credit by depositing in an account with the Issuing Bank an amount in cash equal to 100% of the portion of outstanding LC Exposure relating to such Letters of Credit as collateral security for the payment of all the obligations relating to such Letters of Credit.  The Administrative Agent, in the case of any required Letter of Credit, or the Issuing Bank, in the case of any discretionary Letter of Credit, shall have exclusive dominion and control, including the exclusive right of withdrawal, over any such account.  Promptly following the termination of any Letter of Credit, the Administrative Agent or Issuing Bank, as applicable, shall cause the funds constituting cash collateral in respect of such Letter of Credit to be released to the Company.

3.                                      BORROWING PROCEDURES

3.1                               Borrowing Request

(a)                                 The Company shall request a Borrowing hereunder by submitting to the Administrative Agent and each Funding Agent (on behalf of the Lenders) a written notice, substantially in the form of Schedule 2 (each, a “Borrowing Request”) no later than 8:00 a.m. (New York time) (or, if such Borrowing Request relates solely to a Swingline Loan, 12:00 noon New York time) (x) if the amount of the proposed Borrowing is $40,000,000 or less (exclusive of the Swingline Loan requested on such day, if any), on the Business Day of the proposed Borrowing, and (y) if the amount of the proposed Borrowing exceeds $40,000,000 (exclusive of the Swingline Loan requested on such day, if any), one (1) Business Day prior to the date of the proposed Borrowing (each such date, a “Borrowing Date”).  Promptly after its receipt thereof, each Funding Agent shall submit a copy of each Borrowing Request to the Lenders in its Lender Group.

(b)                                 Each Borrowing Request shall:

(i)                                     specify the desired amounts for the requested Loans, and specify whether a Swingline Loan is requested and the desired amount of such requested Swingline Loan;

(ii)                                  specify the desired Borrowing Date (which shall be a Business Day);

(iii)                               specify the Interest Period which shall be the same for each Loan making up such Borrowing and shall end on a Business Day occurring not later than sixty-two (62) days after such Borrowing Date; and

(iv)                              certify that, after giving effect to the proposed Borrowing, the Maximum Available Borrowing will not be exceeded on such Borrowing Date.

(c)                                  Only one Borrowing may be requested in each Borrowing Request.

(d)                                 Only one Borrowing Request shall be delivered in respect of each Borrowing Date.

(e)                                  Each Borrowing Request shall be irrevocable and binding on the Company.

(f)                                   Borrowings shall be made subject to the satisfaction of the requirements of Section 6.2.

3.2                               Lenders’ Commitment

(a)                                 Each Loan (other than a Swingline Loan) requested by, or on behalf of, the Company in a Borrowing Request shall be made by the Lender Groups in accordance with their Pro Rata Share of such Loan.  The Conduit Lender, if any, in each such Lender Group may fund, and if not, the Committed Lenders members of such Lender Group shall fund, such Lender Group’s Pro Rata Share of such Loan.

(b)                                 The obligations of any Committed Lender to make Loans hereunder are several from the obligations of any other Committed Lenders. The failure of any Committed Lender to make Loans hereunder shall not release the obligations of any other Committed Lender to make Loans hereunder, but no Committed Lender shall be responsible for the failure of any other Committed Lender to make any Loan hereunder.

(c)                                  Notwithstanding anything herein to the contrary, (i) a Conduit Lender shall not be obligated to fund any Loan under any circumstances and (ii) a Committed Lender shall not be obligated to fund any Loan:

(i)                                     at any time on or after the Facility Termination Date;

(ii)                                  at any time a Facility Event has occurred and is continuing or would arise as a consequence of making such Loan; or

(iii)                               if such Committed Lender’s Lender Group’s Pro Rata Share of such Loan would exceed such Committed Lender’s Available Commitment.

3.3                               Disbursement of Funds

On each Borrowing Date, (i) each Lender Group shall remit an amount equal to its Pro Rata Share of the Loans (other than the Swingline Loans, if any) to be made on such Borrowing Date, as determined above, to the Company Receipts Account (or as otherwise agreed by the Administrative Agent and each Funding Agent in writing) in immediately available funds and (ii) the Swingline Lender  shall remit an amount equal to the Swingline Loans to be made on such Borrowing Date, as determined herein, to the Company Receipts Account (or as otherwise agreed by the Administrative Agent and the Swingline Lender in writing) in immediately available funds.

3.4                               Swingline Loans

(a)                                 Upon notice from the Company to the Swingline Lender in a Borrowing Request as described in Section 3.1 above, and subject to the satisfaction of the condition to all Borrowings set forth in Section 6 hereof, the Swingline Lender hereby agrees to make loans (such Loans, the “Swingline Loans”) in an aggregate amount not to exceed at any time outstanding the Maximum Swingline Loan Amount.

(b)                                 The Committed Lenders hereby unconditionally and irrevocably agree to fund to the Administrative Agent for the benefit of Swingline Lender, in lawful money of the United States and in same day funds, not later than 1:00 p.m.

New York time on the Business Day immediately following the Business Day of such Committed Lender’s related Funding Agent’s receipt of such notice from the Administrative Agent (provided that if any Funding Agent will receive such notice at or prior to 9:00 a.m. New York time on a Business Day, such funding will be made by such Committed Lender on such Business Day), such Committed Lender’s Pro Rata Share of a Loan (which Loan will be deemed to be requested by the Company) in the principal amount of such portion of the Swingline Loan which is required to be paid to the Swingline Lender under this Section 3.4(b) (regardless of whether the conditions precedent thereto set forth in Section 6 are then satisfied and whether or not any Termination Event or Potential Termination Event exists or all or any of the Loans have been accelerated, but subject to the other provisions of this Section 3.4).  The proceeds of any such Loan will be immediately paid over to the Administrative Agent for the benefit of the Swingline Lender for application to the Swingline Loan.  Notwithstanding anything else herein to the contrary, the Conduit Lender member of a Lender Group may, but shall not be obligated to, fund the Loan described in this Section 3.4(b) in lieu of a Loan made by the related Committed Lender.  The Administrative Agent shall provide the Company of a copy of any notice delivered to the Committed Lenders pursuant to this Section 3.4(b), provided that any failure to deliver such notice shall not affect the obligations of the Committed Lenders to comply with the provisions of this Section 3.4(b).

(c)                                  In the event that a Termination Event occurs and either (1) such Termination Event is of the type described in Section 21.1(a) hereof or (2) no further Loans are being made under this Agreement, so long as any such Termination Event is continuing, then, each of the Committed Lenders (other than the Swingline Lender) will be deemed to have irrevocably, unconditionally and immediately purchased a participation in the Swingline Loan from the Swingline Lender in an amount equal to such Lender’s Pro Rata Share multiplied by the total amount of the Swingline Loan outstanding.  Each Committed Lender will effect such purchase by making available the amount of such Committed Lender’s participation in the Swingline Loan in U.S. Dollars in immediately available funds to such account as the Administrative Agent shall direct for the benefit of the Swingline Lender, and the amount funded in respect of such purchase shall be deemed to be a Loan requested by the Company.  In the event any Committed Lender fails to make available to the Swingline Lender when due the amount of such Committed Lender’s participation in the Swingline Loan, the Swingline Lender will be entitled to recover such amount on demand from such Committed Lender together with interest at the Federal Funds Effective Rate.  Each such purchase by a Committed Lender will be made without recourse to the Swingline Lender, without representation or warranty of any kind, and will be effected and evidenced pursuant to documents reasonably acceptable to the Swingline Lender.  The obligations of the Committed Lenders under this Section 3.4(c) will be absolute, irrevocable and unconditional, will be made under all circumstances and will not be affected, reduced or impaired for any reason whatsoever.  Notwithstanding anything else herein to the contrary, the Conduit Lender member of a Lender Group may, but shall not be obligated to, fund the participation described in this Section 3.4(c) in lieu of such participation being funded by the related Committed Lender.

(d)                                 The Swingline Loans may be repaid by the Company on a same-day basis as set forth in Section 4.2 below.

4.                                      REPAYMENT; CHANGES TO COMMITMENTS; PREPAYMENT

4.1                               Repayment of Loans

(a)                                 The Company shall repay the outstanding principal amount of each Loan and shall terminate or cash collateralize, in accordance with Section 2.4(i), each outstanding Letter of Credit on the Maturity Date.

(b)                                 If all or part of an existing Loan made to the Company is to be repaid from the proceeds of all or part of a new Loan (other than a Swingline Loan) to be made to the Company, the amount to be repaid by the Company shall be set off against the amount to be advanced by the Lenders in relation to the new Loan (other than a Swingline Loan) and the party or parties to whom the smaller amount is to be paid shall pay to the other party or parties a sum equal to the difference between the two amounts.

4.2                               Payment and Prepayment of Loans; Cash Collateral in Respect of the Letters of Credit

Prior to the repayment of the outstanding principal amount of the Loans pursuant to Section 4.1 above, the Company:

(a)                                 shall, immediately upon any acceleration of the Loans pursuant to Section 21.4, repay the amount of the Loans to the extent so accelerated;

(b)                                 shall, if on any date the Percentage Factor exceeds 100%, as determined by reference to the most recent Daily Report delivered under the Servicing Agreement, make a prepayment of the Loans or cash collateralize outstanding Letters of Credit pursuant to Section 2.4(i) on such date in an amount sufficient to cause the Percentage Factor to be less than or equal to 100%, as determined by reference to such Daily Report;

(c)                                  shall, if on any date the Aggregate Principal Balance exceeds the  Aggregate Commitment, make a prepayment of the Loans or cash collateralize outstanding Letters of Credit pursuant to Section 2.4(i) on such date in an amount sufficient to cause the Aggregate Principal Balance to be less than or equal to the Aggregate Commitment, such prepayment or cash collateralization to be made solely out of Collections available for such purpose pursuant to Section 17 or 18, as applicable; and

(d)                                 from and after the Facility Termination Date, shall repay the Loans out of Collections available for such purpose pursuant to Section 18.

The Company may, at its option, prepay on any Business Day all or any portion of the Loans upon prior written notice delivered to the Administrative Agent and each Funding Agent not later than 10:00 a.m. (New York time) one (1) Business Day prior to the date of such payment; provided, however, that any portion of the Swingline

Loan may be prepaid to the Swingline Lender on any Business Day upon written notice delivered not later than 10:00 a.m. (New York time) on such Business Day.  Each such notice shall be described in the Daily Report, in the form attached as Schedule 11 and shall (i) specify the aggregate amount of (x) the cash collateral to be provided in respect of the Letters of Credit or (y) prepayment to be made on the Loans or Swingline Loans and the Loans, Swingline Loans or Letters of Credit to which such prepayment or cash collateral is to be applied and (ii) specify the Business Day on which the Company will make such prepayment.  If a prepayment is made, the amount available in respect of each such prepayment (other than a prepayment in respect of a Swingline Loan) shall be allocated in the following order of priority:

(i)                                     first, if the Percentage Factor exceeds 100%, to the Lenders in each Lender Group, pro rata in accordance with the aggregate Principal Balance of the outstanding Loans made by each Lender Group, in the amount needed to reduce the Percentage Factor to 100%;

(ii)                                  second, if a Nonrenewing Lender Group has outstanding Loans, such prepayment shall be made to the Lenders in each Nonrenewing Lender Group until the aggregate Principal Balance of the Loans of such Nonrenewing Lender Group are reduced to zero; and

(iii)                               third, to the Lenders in each Lender Group, pro rata in accordance with the aggregate Principal Balance of the outstanding Loans made by each Lender Group.

Each prepayment of the Loans (whether optional or mandatory) must be accompanied by a payment of all accrued and unpaid Interest on the amount prepaid and any other amounts (including amounts payable under Section 10) due hereunder in respect of such prepayment.  In the event that derecognition under U.S. GAAP is sought, no optional prepayment shall be made by the Company hereunder except out of Collections.

4.3                               Reductions of the Commitments

(a)                                 With effect on any Business Day, the Company (or the Master Servicer on behalf of the Company) may, from time to time upon at least three (3) Business Days prior written notice via electronic mail followed by telephonic confirmation to the Administrative Agent and each Funding Agent, elect to reduce any unfunded amount of the Aggregate Commitment (in whole or in part) in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, provided that the Commitment of any Lender may not be reduced below $25,000,000 unless the Aggregate Commitment is reduced to $0; provided, further that after giving effect to any such reduction, the Aggregate Principal Balance (measured, if such reduction is to occur on a Settlement Date, after giving effect to any principal payments to be made on such Settlement Date) shall not exceed the Aggregate Commitment.

(b)                                 Any reduction of the Aggregate Commitment pursuant to Section 4.3(a) shall be applied to the reduction of each Lender’s Commitment in accordance with each Lender’s Pro Rata Share.

(c)                                  If a Lender Group becomes a Nonrenewing Lender Group pursuant to Section 4.4 below, the Commitment of each Committed Lender member of such Lender Group shall be zero and the Aggregate Commitment shall be reduced accordingly.

(d)                                 Once the Aggregate Commitment is reduced pursuant to this Section 4.3 it may not subsequently be reinstated without the prior written consent of each Lender.

4.4                               Extension of Scheduled Commitment Termination Date.

The Company may deliver an Extension Request in writing to the Administrative Agent not later than sixty (60) days and not sooner than ninety (90) days prior to a Scheduled Commitment Termination Date with respect to the Lenders in any Lender Group, which Extension Request shall be promptly forwarded by the Administrative Agent to each Funding Agent, and by each Funding Agent to the related Lenders.  Each Extension Request shall be subject to the following conditions: (i) no Lender shall have an obligation to extend the Scheduled Commitment Termination Date at any time, and (ii) any such extension with respect to any Lender shall be effective only upon the written agreement of the applicable Funding Agent, such Lender and the Company and an executed copy of such agreement shall be provided to the Administrative Agent at least one (1) Business Day prior to the effectiveness thereof.  If a Lender Group shall not consent to an Extension Request, such Lender Group shall become a Nonrenewing Lender Group hereunder.

5.                                      USE OF PROCEEDS

5.1                               Purpose of Loans

The Company shall use the proceeds of the Loans only in or towards:

(a)                                 paying distributions in respect of capital or dividends, as applicable to Huntsman International LLC, in each case, subject to Section 26.3(m), in an amount up to the outstanding Contribution Value of the Contributed Receivables and other Receivables Assets related thereto, as identified under the distributable assets ledger maintained by the Master Servicer under Section 2.02 of the Contribution Agreement; provided that notwithstanding anything herein or in any other Transaction Document to the contrary, the Company shall not use all or any portion of the proceeds of any Loan to pay a distribution in respect of capital or dividend, as applicable with respect to outstanding Contribution Value for any Receivable that was originated by any Originator with respect to which an Originator Termination Event has occurred and is continuing; and

(b)                                 refinancing maturing Loans;

provided that this Section 5.1 shall not restrict the Company from making, other than from proceeds of the Loans, Restricted Payments which are otherwise permitted hereunder under Section 26.3(m).

5.2                               Monitoring

No Lender nor the Administrative Agent nor any Funding Agent is bound to monitor or verify the application of any amount borrowed under this Agreement.

6.                                      CONDITIONS OF BORROWINGS

6.1                               Conditions Precedent to Initial Borrowing

The effectiveness of the Commitments and the initial Borrowing under this Agreement is subject to the conditions precedent that:

(a)                                 Transaction Documents. The Administrative Agent, the Collateral Agent and each Funding Agent shall have received:

(i)                                     an original copy for itself and for each Lender, each executed and delivered in form and substance satisfactory to the Administrative Agent and each Funding Agent, of:

(A)                               this Agreement executed by a duly authorized officer or authorized representative of each of the Company, the Master Servicer, the Collateral Agent, the Administrative Agent, each Funding Agent and the Lenders; and

(B)                               the other Transaction Documents to be executed and delivered in connection with the execution and delivery of this Agreement, including all documents and conditions precedent to the Origination Agreements;

(ii)                                  copies (which may be provided in CD-ROM or other electronic image media or format) for itself and for each Lender of all other Transaction Documents, in each case duly executed by the parties thereto and certified by a Responsible Officer of Huntsman International as true, correct and complete copies of each such document as amended through the date hereof.

(b)                                 Corporate Documents; Corporate Proceedings of the Company, each Originator and the Master Servicer. The Administrative Agent, the Collateral Agent and each Funding Agent shall have received, with a copy for each Lender, from the Company, the Master Servicer, Huntsman International and each Originator, complete copies of:

(i)                                     a copy of the Certificate of Formation or incorporation, or its equivalent, including all amendments thereto, of such Person, certified as of a recent date by the Secretary of State, if applicable, or other appropriate authority of the jurisdiction of incorporation, as the case may be, and a certificate of compliance, of status or of good standing (or other similar certificate, if any), as and to the extent applicable, of each such Person as of a recent date, (and in no event more than thirty (30) days prior to the Closing Date) from the Secretary of State or other appropriate authority of such jurisdiction;

(ii)                                  a certificate of a Responsible Officer of such Person dated the Initial Borrowing Date and certifying (A) that attached thereto is a true and complete copy of the constituent documents of such Person in effect as of the Initial Borrowing Date, (B) that attached thereto is a true and complete copy of duly adopted resolutions (or, if applicable, unanimous consents), of the Board of Directors or managing members or general partners of such Person or committees thereof authorizing the execution, delivery and performance of the transactions contemplated by the Transaction Documents, and that such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect on the Initial Borrowing Date, (C) that the certificate of incorporation or formation of such Person has not been amended since the last amendment thereto shown on the certificate of the Secretary of State or other appropriate authority of the jurisdiction of incorporation or formation of such Person furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each director, officer or manager executing any Transaction Document to which such Person is a party or any other document delivered in connection herewith or therewith on behalf of such Person; and

(iii)                               a certificate of another Responsible Officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (ii) above.

(c)                                  Good Standing Certificates. The Administrative Agent, the Collateral Agent and each Funding Agent shall have received copies of certificates of compliance, of status or of good standing (or similar certificate, if any), dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction (and in no event more than thirty (30) days prior to the Closing Date), with respect to the Company, Huntsman International, the Master Servicer and each Originator in each jurisdiction where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, operations, properties or condition (financial or otherwise) of such Person.

(d)                                 Consents, Licenses, Approvals, Etc. The Administrative Agent, the Collateral Agent, and each Funding Agent shall have received, with a photocopy (which may be provided in CD-ROM or other electronic image media or format) for each Lender, certificates dated the Initial Borrowing Date of a Responsible Officer of the Company, the Master Servicer, Huntsman International and each Originator either:

(i)                                     attaching copies of all material consents, licenses, approvals, registrations or filings required in connection with the execution, delivery and performance by such Person of this Agreement, the Origination Agreements and/or the Servicing Agreement, as the case may be, and the validity and enforceability of this Agreement, the Origination Agreements, and/or the Servicing Agreement against such Person and such consents, licenses and approvals shall be in full force and effect; or

(ii)                                  stating that no such consents, licenses, approvals registrations or filings are so required, except for those that may be required under state or federal securities or “blue sky” laws.

(e)                                  Lien Searches. The Administrative Agent, the Collateral Agent, and each Funding Agent shall have received the results of a recent search satisfactory to the Administrative Agent and each Funding Agent of any UCC filings (or equivalent filings) made with respect to the Company and the Originators (and with respect to such other Persons as either the Administrative Agent or any Funding Agent deems necessary) in the jurisdictions in which the Originators and the Company are required to file financing statements (or similar filings) pursuant to Section 6.1(t), together with copies of the financing statements (or similar documents) disclosed by such search, and accompanied by evidence satisfactory to the Administrative Agent and each Funding Agent that any Liens disclosed by such search would be Permitted Liens or have been released.

(f)                                   Legal Opinions. The Administrative Agent, the Collateral Agent, and each Funding Agent shall have received, with a copy for each Lender, legal opinions from counsel to Huntsman International, the Company and/or the applicable Originators, as the case may be, in each case in form and substance satisfactory to the Administrative Agent, each Funding Agent and the Collateral Agent.

(g)                                  Fees. The Administrative Agent, each Funding Agent, the Lenders and the Collateral Agent shall have received payment of all fees and other amounts due and payable to any of them on or before the Initial Borrowing Date.

(h)                                 Conditions Under the Origination Agreements. A Responsible Officer of each Originator and the Contributor shall have certified, in writing, that (i) all conditions to the obligations of the Contributor and the Company (as applicable) and the relevant Originator on the Initial Borrowing Date under each applicable Origination Agreement shall have been satisfied in all material respects; (ii) such Originator will be solvent after giving effect to the transactions occurring on the Initial Borrowing Date; and (iii) such Originator reaffirms its obligations under each Origination Agreement to which it is a party and such Origination Agreement remains in full force and effect.

(i)                                     Copies of Written Policies. The Administrative Agent, each Funding Agent and the Collateral Agent shall have received from the Master Servicer a copy of the Policies in form and substance acceptable to the Administrative Agent and each Funding Agent, certified by a Responsible Officer of the Master Servicer as true, correct and complete copy of such Policies.

(j)                                    The Company’s Members. The composition of the Company’s members (including at least one independent director or member) shall be reasonably acceptable to the Administrative Agent and each Funding Agent.

(k)                                 Financial Statements. The Administrative Agent and each Funding Agent shall have received audited consolidated financial statements of income, stockholder’s equity and cash flows of Huntsman International and its consolidated Subsidiaries for the calendar year ended 2008 and other financial information with respect to such entities in form and substance satisfactory to the Administrative Agent and each Funding Agent and accompanied by a copy of the opinion of Deloitte & Touche, Independent Public Accountants.

(l)                                     Solvency Certificate. The Administrative Agent, each Funding Agent and the Collateral Agent shall have received a certificate from the Company dated the

Initial Borrowing Date and signed by a Responsible Officer of the Company in form satisfactory to the Administrative Agent and each Funding Agent, to the effect that the Company will be solvent after giving effect to the transactions occurring on the Initial Borrowing Date.

(m)                             Representations and Warranties. On the Initial Borrowing Date, the representations and warranties of each of the Company, the Master Servicer, Huntsman International and the Originators in each Transaction Document shall be true and correct in all material respects.

(n)                                 Establishment of Bank Accounts. The Administrative Agent, each Funding Agent and the Collateral Agent shall be satisfied with the cash collections arrangements for the safe and timely collection of payments in respect of the Receivables.

(o)                                 Daily Report. The Administrative Agent, each Funding Agent and the Collateral Agent shall have received a Daily Report on the Initial Borrowing Date.

(p)                                 Monthly Settlement Report. The Administrative Agent, each Funding Agent and the Collateral Agent shall have received a Monthly Settlement Report with respect to September, 2009.

(q)                                 No Litigation. The Administrative Agent, the Collateral Agent and each Funding Agent shall have received confirmation from the Master Servicer, Huntsman International, the Company and each Originator that there is no pending action or proceeding or, to the knowledge of the Master Servicer, Huntsman International, the Company or any Originator after due inquiry, no action or proceeding threatened in writing affecting the Master Servicer, any Originator, Huntsman International or the Company or any of their respective Subsidiaries before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect other than disclosed in public filings.

(r)                                    Disaster Recovery and Systems Back-up. The Administrative Agent and each Funding Agent shall have received evidence that each Originator and the Master Servicer maintains disaster recovery systems and back up computer and other information management systems that, in the Administrative Agent, and each Funding Agent’s reasonable judgment, are sufficient to protect such Originator’s business against material interruption or loss or destruction of its primary computer and information management systems.

(s)                                   Systems. The Administrative Agent and each Funding Agent shall have received evidence that the Master Servicer shall have established operational systems satisfactory to the Administrative Agent and each Funding Agent that are capable of aggregating information regarding the Receivables and related Obligors from all Originators.

(t)                                    Filings, Registrations and Recordings

(i)                                     Each U.S. Originator and the Contributor shall have filed and recorded (in a form acceptable to the Collateral Agent, the Administrative Agent and each Funding Agent) on or prior to the Initial Borrowing Date, at its own expense, UCC financing statements (or other similar filings) with respect to the Receivables and the other Receivable Assets related thereto conveyed by it pursuant to the Origination Agreement in such manner and in such jurisdictions as are necessary to perfect the Company’s ownership interest therein under the relevant UCC (or similar laws) and delivered evidence of such filings to the Collateral Agent, the Administrative Agent and each Funding Agent on or prior to the Initial Borrowing Date, and all other action (including but not limited to notifying related Obligors of the assignment of a Receivable, except to the extent that the relevant UCC and other similar laws (to the extent applicable) permit such Originator to provide such notification after the Initial Borrowing Date without materially impairing the Company’s ownership of the Receivables and without incurring material expenses in connection with such notification) necessary to perfect under the relevant UCC and other similar laws (to the extent applicable) in jurisdictions outside the United States (to the extent applicable) the Company’s ownership of the Receivables originated by such Originator and the other Receivable Assets related thereto shall have been duly taken; and

(ii)                                  the Company (or the Master Servicer on its behalf) shall have filed and recorded (in a form acceptable to the Collateral Agent, the Administrative Agent and each Funding Agent) on or prior to the Initial Borrowing Date, at its own expense, with respect to the Receivables and Receivable Assets and other Collateral in such manner and in such jurisdictions as are necessary to perfect and maintain perfection of the security interest of the Collateral Agent, on behalf of the Secured Parties, in the Receivables and Receivable Assets and other Collateral and delivered evidence of such filings to the Collateral Agent, the Administrative Agent and each Funding Agent on or prior to the Initial Borrowing Date, and all other action (including but not limited to notifying related Obligors of the assignment of a Receivable, except to the extent that the relevant UCC and other similar laws (to the extent applicable) permit the Company (or its assignees) to provide such notification after the Initial Borrowing Date without materially impairing the Collateral Agent’s security interest in the Receivables and Receivable Assets and without incurring material expenses in connection with such notification) necessary to perfect under the relevant UCC and other similar laws (to the extent applicable) in jurisdictions outside the United States (to the extent applicable) the Collateral Agent’s security interest in the Receivables and Receivable Assets shall have been duly taken by the Company (or by the Master Servicer on its behalf).

(u)                                 [Reserved].

(v)                                 Intercreditor Agreement. The Administrative Agent and each Funding Agent shall have received a copy of the duly executed Intercreditor Agreement with the secured creditors of the Contributor and the other Originators, in form and substance satisfactory to the Administrative Agent and each Funding Agent.

(w)                               Commercial Paper Ratings. To the extent required by the program documents governing each Conduit Lender’s Commercial Paper program, each Rating Agency shall have confirmed that the execution and delivery of this

Agreement by such Conduit Lender will not result in the reduction or withdrawal of the then-current ratings of the Commercial Paper issued by or on behalf of such Conduit Lender pursuant to such program.

(x)                                 Other Requests. The Administrative Agent and each Funding Agent shall have received such other approvals, opinions or documents as it may reasonably request.

6.2                               Conditions Precedent to all Borrowings

Each Borrowing (including the initial Borrowing) hereunder shall be subject to the further conditions precedent that:

(a)                                 the Administrative Agent and each Funding Agent shall have received such documents, instruments, certificates and opinions as they may reasonably request and as are reasonably necessary to (i) establish the then-applicable Maximum Available Borrowing hereunder or (ii) to establish or confirm the legality of the Borrowing hereunder after giving effect to any material change in law, regulation or the interpretation thereof; provided that the company shall have received not less than ten (10) Business Days’ notice of such request; and

(b)                                 on the date of such Borrowing the following statements shall be true (and acceptance of the proceeds of any such Borrowing shall be deemed a representation and warranty by the Company that such statements are then true by reference to the facts and circumstances existing on the date of such Borrowing):

(i)                                     the Company (or the Master Servicer on behalf of the Company) has delivered a Borrowing Request complying with the requirements of Section 3.1;

(ii)                                  the Facility Termination Date has not occurred and no event exists, or would result from such Borrowing, that constitutes a Termination Event or Potential Termination Event;

(iii)                               after giving effect to such Borrowing, the Maximum Available Borrowing is not exceeded; and

(iv)                              all of the representations and warranties made by each of the Company, the Master Servicer and each Originator in each Transaction Document to which it is a party are true and correct in all material respects on and as of the date of such Borrowing as if made on and as of such date (except to the extent such representations and warranties are expressly made as of another date).

(c)                                  the Administrative Agent and each Funding Agent shall have received a copy of the duly executed Reaffirmation of Intercreditor Agreement with the secured creditors of the Contributor and the other Originators, in form and substance reasonably satisfactory to the Administrative Agent and each Funding Agent within 90 days following April 18, 2011, provided that any failure to provide such Reaffirmation of Intercreditor Agreement shall not be a condition precedent to Borrowing if such failure was caused by circumstances which, with the exercise of reasonable diligence on the Company’s part, were outside the Company’s control.

7.                                      INTEREST

7.1                               Calculation of Interest

(a)                                 On or before the date that is three (3) Business Days immediately before each Interest Payment Date (or such lesser number of days as may be indicated in a circumstance where the Interest Payment Date falls less than three (3) Business Days from a funding date for a Loan), each Funding Agent shall furnish the Administrative Agent and the Master Servicer with an invoice (addressed to the Company) setting forth the amount of the accrued and unpaid Interest on each Loan funded by the Lender in such Funding Agent’s Lender Group for the relevant Interest Period together with the aggregate amount due to it for each such Interest Period.

(b)                                 The amount of Interest payable by the Company to each Lender for each Interest Period in respect of each Loan and the LC Exposure shall be the sum of

(i)                                     the aggregate of the amounts due to such Lender in respect of the Loans and unreimbursed LC Disbursements calculated as follows:

IR x PB x DCC

Where:

“IR” =                                                            the applicable Interest Rate for each day in the Interest Period;

“PB” =                                                         is the sum of (A) the aggregate Principal Balance of such Loans advanced by that Lender and (B) the aggregate unreimbursed LC Disbursements maintained by that Lender; and

“DCC” =                                               1/360

plus

(ii)                                  the aggregate of the amounts due to such Lender in respect of the LC Exposure calculated as follows:

AM x LC x DCC

Where:

“AM” =                                                     the applicable Applicable Margin for each day in the Interest Period;

“LC” =                                                        is the difference of (A) the aggregate LC Exposure maintained by that Lender minus (B) the aggregate LC Disbursements maintained by that Lender; and

“DCC” =                                               1/360.

7.2                               Payment of Interest

The Company shall pay each Lender (or the Administrative Agent for the account of the Lenders) accrued (but unpaid) Interest on each Loan on the next Interest Payment Date that occurs after the Borrowing Date relating to such Loan.

7.3                               Default interest

(a)                                 If the Company fails to pay any amount payable by it under this Agreement on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at the relevant Default Interest Rate payable on demand by the Administrative Agent or the applicable Funding Agent.

(b)                                 Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period but will remain immediately due and payable.

(c)                                  From and after the occurrence of a Termination Event, all Loans shall accrue Interest at the Default Interest Rate for so long as such Termination Event shall be continuing.

7.4                               Interest Periods

(a)                                 An Interest Period for a Loan shall not extend beyond the Facility Termination Date.

(b)                                 Each Interest Period for a Loan shall start on the Borrowing Date applicable to such Loan.

(c)                                  Each Loan shall have one Interest Period only.

7.5                               Mandatory Costs

Each Funding Agent shall provide an initial notice of the inclusion of Mandatory Costs in the determination of the Interest Rate promptly after such Funding Agent becomes aware of the condition giving rise to such Mandatory Costs; provided that the failure to provide such notice shall not affect or limit the right to include Mandatory Costs in the determination of the Interest Rate; provided, further, that the Company will not be required to compensate a Lender for any Mandatory Costs incurred more than one hundred eighty (180) days prior to the date that such Funding Agent notifies the Company of the change giving rise to such Mandatory Costs and of such Funding Agent’s intention to include such Mandatory Costs in the determination of the Interest Rate; provided, further, that, if the relevant change giving rise to such Mandatory Costs is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.  In determining such Mandatory Costs, such Funding Agent shall act reasonably and in good faith and shall have made a determination to claim such costs under such other similarly affected facilities for which such claim is permitted under the applicable documentation.  Each determination of Interest Rate including (if applicable) any

Mandatory Costs by each Funding Agent shall be prima facie evidence that such calculation is correct.

8.                                      CHANGES TO THE CALCULATION OF INTEREST

Subject to Section 8.1, if USD LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the specified time on the Quotation Day, the applicable USD LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

8.1                               Market disruption

If the Administrative Agent determines, or, if any Committed Purchaser notifies its Funding Agent that it has determined, that funding its Loans at, in the case of the PNC Lender Group Committed Lender, USD LIBOR or, in the case of the Wells Fargo Lender Group, LMIR would violate any applicable law, rule, regulation, or directive of any governmental or regulatory authority, whether or not having the force of law, or that (i) deposits of a type and maturity appropriate to match fund its Loans at USD LIBOR or LMIR are not available or (ii) USD LIBOR or LMIR does not accurately reflect the cost of funding or maintaining a Loan at USD LIBOR or LMIR, then, the applicable Funding Agent shall suspend the availability of USD LIBOR or LMIR, as the case may be, and the lower of (x) the actual cost of funds applicable to such Lender or (y) the Alternate Base Rate, shall apply to any of the PNC Lender Group’s Loans or the Wells Fargo Lender Group’s Loans accruing Interest at USD LIBOR or LMIR, as applicable.

8.2                               Alternative basis of interest or funding

(a)                                 If a market disruption as described in Section 8.1 occurs, the applicable Funding Agent and the Company (or the Master Servicer on its behalf) shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing to a substitute basis for determining the rate of interest.

(b)                                 Any alternative basis agreed to pursuant to clause (a) above shall, with the prior consent of the applicable Funding Agent, the Master Servicer and the Company, be binding on all Lenders members of the related Lender Group.

9.                                      ILLEGALITY

Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any relevant Governmental Authority shall make it unlawful for any Lender to perform any of its obligations as contemplated by this Agreement or to fund its Pro Rata Share of any Loan:

(a)                                 the applicable Funding Agent shall promptly notify the Administrative Agent, the Company and the Master Servicer thereof;

(b)                                 the Commitment of that Lender will be immediately cancelled; and

(c)                                  the Company shall repay that Lender’s Pro Rata Share of the Loans made to the Company on the last day of the Interest Period for each Loan occurring after the applicable Funding Agent has delivered the notice under clause (a) above.

PART 6
ADDITIONAL PAYMENT OBLIGATIONS

10.                               BREAKAGE COSTS

10.1                        The Company shall concurrently with any prepayment of a Loan (other than a Swingline Loan) to be made pursuant to Section 4.2 and otherwise within three (3) Business Days after demand therefor, indemnify the Lenders, the Funding Agents and the Administrative Agent against any Broken Funding Costs or other costs and expenses incurred by the Lenders, the Funding Agents or the Administrative Agent directly as a result of (i) the prepayment of such Loan or (ii) the failure of any Borrowing or repayment to be made for any reason on the date specified by the Company pursuant to, and in accordance with, Section 2.4 or Section 4, as applicable, including any cost or expense incurred by any Funding Agent, any Lender or the Administrative Agent by reason of the liquidation or reemployment of funds acquired by the Lenders (including funds obtained by issuing Commercial Paper, obtaining deposits as loans from third parties and reemployment of funds) in relation thereto.

10.2                        A certificate as to any Broken Funding Costs, or other cost or expense payable pursuant to this Section 10 submitted by any Lender, through the Administrative Agent, to the Company and the Master Servicer shall set forth (x) any amount that such Lender is entitled to receive pursuant to this Section 10 and (y) a reasonably detailed explanation of the calculation of such amount by the affected Lender, and shall be prima facie evidence that such calculation is correct.

11.                               TAXES

11.1                        Definitions

(a)                                 In this Agreement:

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under this Agreement or any other Transaction Document; and

“Tax Payment” means either the increase in a payment made by the Company to a Facility Indemnified Party under Section 11.2 or a payment under Section 11.3.

(b)                                 Unless a contrary intention appears, in this Section 11 a reference to “determines” or “determined” means a determination made in the absolute discretion of the Person making the determination.

11.2                       Tax gross-up

(a)                                 The Company shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)                                 The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Administrative Agent accordingly. Similarly, a Lender (or its Funding Agent) shall notify the Company, the Master Servicer and Administrative Agent on becoming so aware in respect of a payment payable to that Lender.

(c)                                  If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves the recipient of such payment with an amount equal to the payment which would have been received by it if no Tax Deduction had been required.

(d)                                 Each Lender that is not incorporated under the laws of the United States or a State thereof or the District of Columbia shall:

(i)                                     deliver to the Master Servicer, the Company, the Administrative Agent, the Collateral Agent and the related Funding Agent two (2) duly completed copies of United States Internal Revenue Service Form W-8ECI, W-8BEN or W-8IMY, or successor applicable form and such other forms, certificates and documentation as may be necessary or appropriate to establish, in each case, that it is entitled to receive payments from the Company without a deduction for U.S. federal withholding tax or with a deduction at a reduced rate.  In the case of a Lender that provides an Internal Revenue Service Form W-8BEN, such Lender shall either (i) claim the benefit of a treaty that provides for a complete exemption from United States withholding tax for payments of interest or (ii) claim the benefit of the U.S. “portfolio interest exemption” by also providing a certification that is not a “bank” making a loan under this Agreement in the ordinary course of its business within the meaning of Section 881(c)(3)(A) of the Code or a Person related to the Company in a manner described in Sections 871(h)(3)(B), 881(c)(3)(B) or 881(c)(3)(C) of the Code;

(ii)                                  deliver to the Master Servicer, the Company, the Collateral Agent, the Administrative Agent and the related Funding Agent two further copies of any such form or certification (A) on or before the date that any such form or certification expires or becomes obsolete, (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company, the Collateral Agent, the Administrative Agent or the related Funding Agent and (C) at the reasonable request of the Master Servicer, the Company, the Collateral Agent or the related Funding Agent; and

(iii)                               obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company, the Collateral Agent, the Administrative Agent or the related Funding Agent;

unless any change in treaty, law or regulation has occurred prior to, and is in effect on, the date on which any such delivery would otherwise be required which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender (or its Funding Agent) so advises the Company and the related Funding Agent.  Each Lender shall certify to the Company, the Collateral Agent, the Administrative Agent and the related Funding Agent at the time it first becomes a Lender, and thereafter to the extent provided by law, (i) all such forms are true and complete, (ii) that it is entitled to receive payments under this Agreement and the other Transaction Documents without, or at a reduced rate of, withholding of any United States federal income taxes and (iii) that it is entitled to an exemption from United States backup withholding tax.  Each Person that shall become a Lender or a Participant pursuant to Section 37.17 shall, upon the effectiveness of the related transfer, be required to provide to the Company, the Collateral Agent, the Administrative Agent, the Master Servicer and the related Funding Agent all of the forms and statements required pursuant to this Section; provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased and such Lender shall provide such forms to the Company with a duly executed Form W-8IMY and withholding statement.  If the Company, the Administrative Agent or the Collateral Agent has not received the forms set forth in Section 11.2(d), the Company shall withhold taxes from such payment at the applicable statutory rate and shall not be obliged to make increased payments under Section 11.2 until such forms or other documents are delivered.

(e)                                  Each Lender that is a United States Person within the meaning of Section 7701(a)(30) of the Code shall deliver to the Master Servicer, the Company, the Administrative Agent, the Collateral Agent and the related Funding Agent two (2) duly completed copies of the United States Internal Revenue Service Form W-9 or any successor applicable form.

(f)                                   If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company, the Funding Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company, the Funding Agent or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company, the Funding Agent or the Administrative Agent as may be necessary for the Company, the Funding Agent and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (f), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(g)                                  The Company is not required to make any payment under Section 11.2(c) to the extent such payment would be due as the result of (i) the relevant Funding Agent, Lender or Participant not providing the forms required by Section 11.2(d)(i), 11.2(d)(ii), 11.2(e) or 11.2(f) unless the failure to provide such forms is a result of a change after the date it became a Lender or a Participant under this Agreement in (or in the interpretation, administration or application of) any Requirement of Law or any published practice or concession of any relevant Taxation Authority, (ii) a law in effect on the date on which such Lender changes its lending office, except in each case to the extent that, pursuant to Section 11.2(c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, or (iii) FATCA.

(h)                                 If the Company is required to make a Tax Deduction, the Company shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(i)                                     Within thirty (30) days after making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to each Funding Agent evidence reasonably satisfactory to the Lender entitled to that payment that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant Taxation Authority.

11.3                        Tax indemnity

(a)                                 The Company shall (within three (3) Business Days after demand by each Funding Agent) pay to a Facility Indemnified Party an amount equal to the loss, liability or cost which that Facility Indemnified Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Facility Indemnified Party in respect of this Agreement or any other Transaction Document.

(b)                                 Clause (a) shall not apply:

(i)                                     with respect to any Tax assessed on a Facility Indemnified Party:

(A)                               under the law of the jurisdiction (or any political subdivision thereof) in which that Facility Indemnified Party is organized or, if different, the jurisdiction (or jurisdictions) in which that Facility Indemnified Party is treated as resident for tax purposes; or

(B)                               under the law of the jurisdiction (or any political subdivision thereof) in which that Facility Indemnified Party’s Lending Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income of, or is a franchise Tax or a branch profits Tax imposed on, that Facility Indemnified Party; or

(ii)                                  to the extent a loss, liability or cost:

(A)                               is compensated for by an increased payment under Section 11.2; or

(B)                               would have been compensated for by an increased payment under Section 11.2 but was not so compensated solely because the exclusion in Section 11.2(g) applied.

(c)                                  A Facility Indemnified Party making, or intending to make a claim under clause (a) above shall promptly notify the Company, the Master Servicer, the Administrative Agent and the related Funding Agent of the event which will give, or has given, rise to the claim.

(d)                                 A Facility Indemnified Party shall, on receiving a payment from the Company under this Section 11.3, notify the Administrative Agent and the related Funding Agent.

11.4                        Tax Credit

If the Company makes a Tax Payment and the relevant Facility Indemnified Party determines that:

(a)                                 a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part, or to that Tax Payment; and

(b)                                 that Facility Indemnified Party has obtained, utilized or retained that Tax Credit,

the Facility Indemnified Party shall pay an amount to the Company which that Facility Indemnified Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Company.

11.5                        Stamp taxes

The Company shall pay and, within three (3) Business Days after demand, indemnify each Facility Indemnified Party against any cost, loss or liability that Facility Indemnified Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Agreement except for any such Taxes payable in respect of an assignment, transfer, or novation of any rights or liabilities under this Agreement or any other Transaction Document.

11.6                        Tax affairs

Nothing in this Section 11 shall require any Facility Indemnified Party to disclose any information to any Person regarding its affairs (Tax or otherwise) or Tax computations or interfere with the right of any Facility Indemnified Party to arrange its affairs (Tax or otherwise) according to its sole discretion.

12.                               CHANGE IN CIRCUMSTANCES

12.1                        Increased costs

Subject to Sections 12.2 and 12.3, the Company shall, within three (3) Business Days after a demand by a Funding Agent or the Administrative Agent, pay (or procure payment) for the account of a Facility Indemnified Party any amount incurred if after the date hereof, any Facility Indemnified Party or any of its Affiliates shall be charged any fee, expense or increased cost on account of the adoption of any applicable law, rule or regulation (including any applicable law, rule or regulation regarding capital adequacy), any accounting principles or any change in any of the foregoing, or any change in the interpretation or administration thereof by the Financial Accounting Standards Board (“FASB”), any governmental authority, any central bank or any comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority or agency: (i) that subjects Facility Indemnified Party to any charge or withholding on or with respect to this Agreement or such Facility Indemnified Party’s obligations hereunder or any Program Support Provider to any charge or withholding on or with respect to any Program Support Agreement or a Program Support Provider’s obligations under a Program Support Agreement, or on or with respect to the Receivables, or changes the basis of taxation of payments to any Facility Indemnified Party of any amounts payable hereunder or any Program Support Provider of any amounts payable under any Program Support Agreement (except, in each case, for changes in the rate of tax on the overall net income of an Facility Indemnified Party or taxes excluded by Section 11) or (ii) that imposes, modifies or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of a Facility Indemnified Party, or credit extended by a Facility Indemnified Party pursuant to this Agreement or a Program Support Provider pursuant to Program Support Agreement or (iii) that imposes any other condition the result of which is to increase the cost to a Facility Indemnified Party of performing its obligations hereunder or to a Program Support Provider of performing its obligations under a Program Support Agreement, or to reduce the rate of return on a Facility Indemnified Party’s capital as a consequence of its obligations hereunder or a Program Support Provider’s capital as a consequence of its obligations under a Program Support Agreement, or to reduce the amount of any sum received or receivable by a Facility Indemnified Party under this Agreement or a Program Support Provider under a Program Support Agreement or to require any payment calculated by reference to the amount of interests or loans held or interest received by it, then, upon demand by such Facility Indemnified Party, as applicable, the Company shall pay to such Facility Indemnified Party, such amounts charged to such Facility Indemnified Party or such amounts to otherwise compensate such Facility Indemnified Party for such increased cost or such reduction.

12.2                        Increased cost claims

(a)                                 Each Facility Indemnified Party intending to make a claim pursuant to Section 12.1 shall, as soon as reasonably practical after becoming aware of it, notify the Company, the Master Servicer and the Administrative Agent of the event giving rise to the claim.

(b)                                 Each Facility Indemnified Party shall, as soon as practicable after a demand by the Company (or the Master Servicer), provide to the Company, the Master Servicer and the Administrative Agent a certificate confirming the amount of its (or, if applicable, its Affiliates) Increased Costs and setting out in reasonable detail those Increased Costs and an explanation of the calculation of such Increased Costs.  Such certificate shall be conclusive absent manifest error.

(c)                                  Any failure or delay on the part of any Facility Indemnified Party to demand compensation pursuant to this Section 12 shall not constitute a waiver of such Facility Indemnified Party’s right to demand such compensation; provided that the Company will not be required to compensate a Facility Indemnified Party pursuant to this Section 12 for periods occurring prior to one hundred eighty (180) days prior to the date that such Facility Indemnified Party notifies the Company of the change in any Requirement of Law giving rise to such Increased Costs and of such Facility Indemnified Party’s intention to claim compensation therefor; provided, further, that, if the change in any Requirement of Law giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof.  In determining such Increased Costs, such Facility Indemnified Party shall act reasonably and in good faith.  No claim shall be made by a Facility Indemnified Party unless such Facility Indemnified Party shall have made a determination to claim indemnification in respect of such increased costs or reduction, as applicable, under such other similarly affected facilities for which such claim is permitted under the applicable documentation.

12.3                        Exceptions

Section 12.1 does not apply to the extent any Increased Cost is:

(a)                                 attributable to a Tax Deduction required by law to be made by the Company;

(b)                                 compensated for by Section 11.3; or

(c)                                  compensated for by the payment of Mandatory Costs.

12.4                        Mitigation

(a)                                 Each Facility Indemnified Party shall, in consultation with the Master Servicer (acting on behalf of the Company), take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Section 9, Section 11.2, Section 11.3, Section 11.5, Section 12.1 including (but not limited to) transferring its rights and obligations under the Transaction Documents to another Affiliate or Facility Office.

(b)                                 Clause (a) above does not in any way limit the obligations of the Company under the Transaction Documents.

12.5                        Limitation of liability

(a)                                 The Company shall indemnify each Facility Indemnified Party for all costs and expenses reasonably incurred by that Facility Indemnified Party as a result of steps taken by it under Section 12.4.

(b)                                 A Facility Indemnified Party is not obliged to take any steps under Section 12.4 if, in the opinion of that Facility Indemnified Party (acting reasonably), to do so might be prejudicial to it.

12.6                        Survival

The provisions of this Section 12 shall survive the termination of this Agreement and the payment of all Secured Obligations.

13.                               FEES

13.1                        Commitment fee

(a)                                 The Company shall pay to each of the Lenders a fee (the “Commitment Fee”) in the amount set forth in the applicable Fee Letter.

(b)                                 The Commitment Fee is payable on each Settlement Date and on the Scheduled Commitment Termination Date and, if some portion of the Commitments are cancelled, on the cancelled amount of the relevant Lender’s Commitment at the time such cancellation is effective.

(c)                                  The amount of Commitment Fee payable on each Settlement Date shall be included in the invoice referred to in Section 7.1.

13.2                        Arrangement and Agency Fees

The Company shall pay to each of the Collateral Agent and the Administrative Agent the fees in the amounts and on the dates set forth in the applicable Fee Letters.

14.                               INDEMNIFICATION BY HUNTSMAN INTERNATIONAL AND THE COMPANY

(a)                                 Without limiting any other rights that any Facility Indemnified Party may have under this Agreement, the other Transaction Documents or under applicable law, each of Huntsman International and the Company hereby agrees to indemnify each Facility Indemnified Party from and against any and all damages, losses, claims, liabilities, costs, penalties, judgments and expenses, including reasonable attorneys’ fees and reasonable disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in connection with the entering into and performance of this Agreement or any of the other Transaction Documents by any of the Facility Indemnified Parties, excluding, however, any amounts that are finally judicially determined to have resulted from gross negligence or willful misconduct on the part of any Facility Indemnified Party and any Taxes (and related amounts) other than any Taxes that represent damages, losses, claims or liabilities arising from any non-Tax claim; provided that in no event shall Huntsman International be required to make any indemnity payments resulting from the lack of performance or collectibility of the Receivables owned by the Company unless such loss results from:

(i)                                     a breach of representation or undertaking by Huntsman International or one of its Affiliates with respect to any such Receivable;

(ii)                                  the failure by Huntsman International or one of its Affiliates to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

(iii)                               any failure by Huntsman International or one of its Affiliates to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

(iv)                              any products liability, environmental liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

(v)                                 any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)                              the commingling of collections of Receivables at any time with other funds;

(vii)                           any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of a Loan, the ownership of the Receivables, making of the Loans or any other investigation, litigation or proceeding relating to Huntsman International or one of its Affiliates in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

(viii)                        any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

(ix)                              any Termination Event described in Section 21.1(a);

(x)                                 any failure of the Contributor to acquire and maintain legal and equitable title to, and ownership of any Receivable and other Collateral from any Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of the Contributor to give reasonably equivalent value to the applicable Originator under the applicable U.S. Receivables Purchase Agreement in consideration of the transfer by such Originator of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

(xi)                              any failure to vest and maintain vested in the Collateral Agent for the benefit of the Secured Parties, or to transfer to the Collateral Agent for the benefit of the Secured Parties, legal and equitable title to, and ownership of, a first priority perfected undivided percentage ownership interest (to the extent contemplated hereunder) or security interest in the Receivables and other Collateral, free and clear of any Adverse Claim (except as created by the Transaction Documents);

(xii)                           the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable and other Collateral, and the proceeds of any thereof, whether at the Closing Date or at any subsequent time;

(xiii)                        any action or omission by Huntsman International or one of its Affiliates which reduces or impairs the rights of the Collateral Agent or the Lenders with respect to any Receivable or the value of any such Receivable;

(xiv)                       any attempt by any Person to void any Borrowing hereunder under statutory provisions or common law or equitable action;

(xv)                          any breach of any confidentiality provision in any Contract resulting from execution and delivery of this Agreement or any other Transaction Document, any of the transactions consummated pursuant to this Agreement or any other Transaction Document, delivery of any information or report pursuant hereto or thereto, or any performance of obligations hereunder or thereunder; and

(xvi)                       the failure of any Receivable included in the calculation of the Aggregate Receivables Amount as an Eligible Receivable to be an Eligible Receivable at the time so included.

(b)                                 In case any proceeding by any Person shall be instituted involving any Facility Indemnified Party in respect of which indemnity may be sought pursuant to Section 14(a), such Indemnified Party shall promptly notify Huntsman International and the Company and the Company and Huntsman International, upon request of such Facility Indemnified Party, shall retain counsel satisfactory to such Indemnified Party to represent such Facility Indemnified Party and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Facility Indemnified Party shall have the right to retain its own counsel, at the expense of Huntsman International and the Company. Except as set forth herein, it is understood that neither the Company nor Huntsman International shall, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Facility Indemnified Parties and all other parties indemnified by the Company under this Agreement or any other Transaction Document.

(c)                                  Any payments to be made by Huntsman International and the Company pursuant to this Section 14 shall be, without restriction, due and payable from Huntsman International and the Company, jointly and severally, and shall with respect to amounts owing from the Company be payable by the Company only to the extent that funds are available (including funds available to the Company pursuant to the exercise of its right to indemnity and other payments pursuant to Sections 2.06 and 8.02 (or equivalent sections) of the Origination Agreements) to the Company to make such payments under Sections 17 and 18, as applicable.

15.                               SECURITY INTEREST

As security for the performance by the Company of all the terms, covenants and agreements on the part of the Company  to be performed under this Agreement or any other Transaction Document, including the punctual payment when due of all Secured Obligations, the Company hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of the Company’s right, title and interest in and to the following (collectively, the “Collateral”):

(a)                                 all Receivables, whether now owned and existing or hereafter acquired or arising, together with all Receivable Assets and Collections with respect thereto;

(b)                                 each of the Origination Agreements, the Collection Account Agreements and the Servicing Agreement, including, in respect of each agreement, (A) all rights of the Company to receive monies due and to become due under or pursuant to such agreement, whether payable as fees, expenses, costs or otherwise, (B) all rights of the Company to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to such agreement, (C) claims of the Company for damages arising out of or for breach of or default under such agreement, (D) the right of the Company to amend, waive or terminate such agreement, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder and (E) all other rights, remedies, powers, privileges and claims of the Company under or in connection with such agreement (whether arising pursuant to such agreement or otherwise available to the Company at law or in equity), including the rights of the Company to enforce such agreement and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or in connection therewith (all of the foregoing set forth in this clause (A) through (E), inclusive, the “Transferred Agreements”);

(c)                                  the Collection Accounts, including (A) all funds and other evidences of payment held therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Accounts or any funds and other evidences of payment held therein, (B) all investments of such funds held in the Collection Accounts and all certificates and instruments from time to time representing or evidencing such investments, (C) all notes, certificates of deposit and other instruments from time to time hereafter delivered or transferred to, or otherwise possessed by, the Collateral Agent for and on behalf of the Company in substitution for the then-existing Collection Accounts and (D) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for the then-existing Collection Accounts; and

(d)                                 the Company Concentration Account and the Payments Reserve Accounts, if any, including (A) all funds and other evidences of payment held therein and all certificates and instruments, if any, from time to time representing or evidencing such accounts or any funds and other evidences of payment held therein, (B) all investments of such funds held in such accounts and all certificates and instruments from time to time representing or evidencing such investments, (C) all notes, certificates of deposit and other instruments from time to time hereafter delivered or transferred to, or otherwise possessed by, the Collateral Agent for and on behalf of the Company in substitution for any such accounts, and (D) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any such accounts;

(e)                                  all other assets of the Company, whether now owned and existing or hereafter acquired or arising, including, without limitation, all accounts, chattel paper, goods, equipment, inventory, instruments, investment property, deposit accounts and general intangibles (as those terms are defined in the UCC as in effect on the date hereof in the State of New York) in which the Company  has any interest; and

(f)                                   to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

In addition to the rights and remedies herein set forth, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral available to a secured party at law or in equity, including, without limitation, the rights of a secured party under the UCC, as if such rights and remedies were fully set forth herein.

This Agreement shall constitute a security agreement for purposes of the UCC and other applicable law.

PART 7
APPLICATION OF FUNDS AND MASTER SERVICER

16.                               SERVICES OF MASTER SERVICER

The servicing, administration and collection of the Pool Receivables shall be conducted by the Master Servicer under the Servicing Agreement.

Any information, notice or report to be delivered by, or any instructions, requests, demands, elections or directions to be given by, the Master Servicer under this Agreement are, unless otherwise indicated, being delivered or given by the Master Servicer on behalf of the Company in accordance with the provisions of this Agreement and the Servicing Agreement.

17.                               APPLICATION OF FUNDS PRIOR TO FACILITY TERMINATION DATE

17.1                        Daily Collections.

(a)                                 Prior to the occurrence of either a Cash Dominion Trigger Date or Facility Termination Date, on each Business Day on which Collections are deposited in a Collection Account, promptly following the receipt of Collections in the form of available funds in such Collection Account, the Company shall set aside and hold on behalf of the Lenders such portion of the Collections required, in the reasonable discretion of the Master Servicer, for application in accordance with Section 4.1, Section 4.2, Section 17.2 or the other provisions of this Agreement, as applicable (and shall, upon the request of the Administrative Agent, maintain such amounts in a segregated account or sub-account); and any remaining Collections shall be transferred by the Company to the Company Receipts Account for application, first, to payments of distributions in accordance with Section 5.1(a) payable on such date, and second, for any other purpose permitted under this Agreement; provided that (i) the transfer to the Company Receipts Account shall be made only if no Termination Event or Potential Termination Event has occurred and is continuing or would occur as a result of such distribution and (ii) no portion of such funds shall be applied by the Company to make any payment which is prohibited by the terms of this Agreement.

(b)                                 From and after the occurrence of a Cash Dominion Trigger Date but prior to the Facility Termination Date, on each Business Day on which Collections are deposited in a Collection Account, promptly following the receipt of Collections in the form of available funds in such Collection Account, the Company shall transfer all Collections on deposit in any Collection Account directly to the Company Concentration Account, such transfer to be completed by 9:45 a.m. New York time on the next succeeding Business Day following the day on which such Collections are received in the Collection Account, with each such individual transfer amount to be reported by the Master Servicer to the Administrative Agent by 10:00 a.m. New York time on the date of such transfer; provided, however, that if, at the time of a Cash Dominion Trigger Date or on any date thereafter, the Company Concentration Account has not been established, the Company shall (x) retain in the Collection Account all amounts that are required to be reserved under clauses (i) and (iii) below, (y) pay from the Collection Account to the Administrative Agent all amounts required to be paid under clause (ii) below, and (z) subject to the proviso following clause (iv) of this Section, transfer to the Company Receipts Account any amounts permitted to be transferred thereto under the clause (iv); provided, further, that any amounts retained in the Collection Account pursuant to the foregoing proviso shall be transferred to the Company Concentration Account by 9:45 am New York time on the next succeeding Business Day following the date on which the Company Concentration Account has been established, and the Administrative Agent shall transfer such amounts to the Interest Payments Reserve Account and the Principal Payments Reserve Account, as applicable, promptly upon receipt thereof.  The Administrative Agent will endeavour to process funds received after 9:45 a.m. (New York time) on a same day basis, but shall not be required to do so.

Except as set forth in the preceding paragraph, promptly following the transfer of Collections to the Company Concentration Account, but in no event later than the Business Day the Collections are received in such Company Concentration Account, the Master Servicer shall calculate (such calculations to be contained in the Daily Report delivered to the Company and the Administrative Agent), and direct the Administrative Agent to initiate and the Administrative Agent shall initiate the following transfers, allocations and distributions by no later than 2:00 p.m. (New York time) based on the Aggregate Daily Collections as set forth in such Daily Report:

(i)                                     first, on each Business Day, an amount equal to the lesser of (i) the aggregate Collections on such day and (ii) the Accrued Expense Amount for such day (or in the reasonable discretion of the Master Servicer, the Accrued Expense Amount plus such additional amount as may be required in connection with a payment required or permitted to be made hereunder on a subsequent Business Day) shall be transferred from the Company Concentration Account to the Interest Payments Reserve Account; provided that:

(A)                               on the tenth (10th) Business Day of each Settlement Period (and each Business Day thereafter, if necessary, until the full amount of any positive Accrued Expense Adjustment is transferred),

(B)                               on any Borrowing Date (and each Business Day thereafter, if necessary, until the full amount of any positive Accrued Expense Adjustment is transferred),

(C)                               on the day of any prepayment pursuant to Section 4.2, and

(D)                               on the last Business Day of each Settlement Period,

an amount equal to the Accrued Expense Adjustment shall, if such adjustment is a positive amount, be transferred from the relevant Company Concentration Account to the Interest Payments Reserve Account, or if such adjustment is a negative amount, be transferred from the Interest Payments Reserve Account to the Company Concentration Account (or deducted from the transfer in respect of the Accrued Expense Amount for such Business Day);

(ii)                                  second, on each Business Day other than a Settlement Date, the aggregate Collections on deposit in the Company Concentration Account shall be transferred and applied to amounts payable with respect to prepayments of the Loans in accordance with Section 4.2, to the extent required thereunder;

(iii)                               third, on each Business Day other than a Settlement Date, in the reasonable discretion of the Master Servicer in connection with a payment to be made pursuant to Section 4.1 or Section 4.2 on a subsequent Business Day, Collections on deposit in the Company Concentration Account shall be transferred to the Principal Payments Reserve Account; and

(iv)                              fourth, on each Business Day other than a Settlement Date, following the transfers pursuant to sub-clauses (i), (ii) and (iii) above, any remaining balances in the Company Concentration Account shall be transferred to the Company Receipts Account for application, first, to payments of distributions in accordance with Section 5.1(a) payable on such date in accordance with the directions contained in the Daily Report, and second, for any purpose permitted under this Agreement;

provided that (x) that the distributions under sub-clause (iv) above shall be made only if no Termination Event or Potential Termination Event has occurred and is continuing or would occur as a result of such distribution and (y) no portion of such funds shall be applied by the Company to make any payment which is prohibited by the terms of this Agreement.

17.2                        Priority of payments on Interest Payment Dates and Settlement Dates prior to the Facility Termination Date

On each Interest Payment Date and each Settlement Date prior to the Facility Termination Date, the Master Servicer on behalf of the Company shall apply all funds set aside and held on behalf of the Lenders in the Collection Account pursuant to Section 17.1(a), and all funds standing to the credit of the Company Concentration Account and the Payments Reserve Accounts, if any, pursuant to Section 17.1(b) (including, Collections and other amounts payable in respect of Pool Receivables and the proceeds of Loans; provided, however that funds which constitute the proceeds of Loans shall only be applied in respect of clauses (f) and (h) below) in the following order of priority:

(a)                                 first, on each Settlement Date, (x) to repay any outstanding Servicer Advances and (y) to pay the Master Servicer the Master Servicer Fee then due and payable;

(b)                                 second, on each Settlement Date, to pay to the Collateral Agent the aggregate amount of (i) the fees then due and payable to the Collateral Agent in accordance with the relevant Fee Letter, (ii) the amount equal to any unreimbursed Secured Obligations due and payable and owing to the Collateral Agent as a consequence of the exercise of any of the Collateral Agent’s rights under, or the enforcement of, any of the Transaction Documents or the collection of any amounts due thereunder, and (iii) any amount equal to all amounts due and payable to the Collateral Agent pursuant to Sections 33 or 37.12 of this Agreement;

(c)                                  third, on each Settlement Date, pro rata and pari passu to pay amounts then due and payable to (i) the Administrative Agent in respect of accrued and unpaid fees payable to it in accordance with the relevant Fee Letter and (ii) the Company Account Bank to the extent applicable;

(d)                                 fourth, on each Interest Payment Date, pro rata and pari passu, to pay to the Lenders an amount equal to the aggregate accrued and unpaid Interest (including Additional Interest) owed to such Lenders on such Interest Payment Date;

(e)                                  fifth, on each Settlement Date, pro rata and pari passu, to pay to the Lenders any accrued but unpaid Commitment Fee;

(f)                                   sixth, on each Settlement Date, subject to the provisions of Section 4.1(b), to pay to the Lenders an amount equal to the portion of the Aggregate Principal Balance payable pursuant to Sections 4.1 and 4.2, such amount to be allocated among the Lenders in the following order of priority:

(i)                                     first, if the Percentage Factor exceeds 100%, to the Lenders in each Lender Group, pro rata in accordance with the aggregate Principal Balance of the outstanding Loans made by each Lender Group, in the amount needed to reduce the Percentage Factor to 100%;

(ii)                                  second, if a Nonrenewing Lender Group has outstanding Loans, such prepayment shall be made to the Lenders in each Nonrenewing Lender Group until the aggregate Principal Balance of the Loans of such Nonrenewing Lender Group are reduced to zero; and

(iii)                               third, to the Lenders in each Lender Group, pro rata in accordance with the aggregate Principal Balance of the outstanding Loans made by each Lender Group;

(g)                                  seventh, on each Settlement Date, pro rata and pari passu, to pay to any Secured Party any Secured Obligations (other than any amount described in clauses (a) through (f) above) then due and payable;

(h)                                 eighth, on each Settlement Date, remaining balances in the Collection Account or the Company Concentration Account, as applicable (excluding the Payments Reserve Accounts) shall be transferred to the Company Receipts Account for application to payments in accordance with Section 5.1(a) payable on such date in accordance with the directions contained in the Daily Report for such Settlement Date, provided that payment under this clause (h) may be made only if (x) no Termination Event or Potential Termination Event has occurred and is continuing or would occur as a result of such payment and (y) no portion of such funds is to be applied by the Company to make any payment which is restricted pursuant to Section 5.1(a);

(i)                                     ninth, to the payment of costs and expenses incurred in respect of a Service Transfer pursuant to Section 6.01(b) of the Servicing Agreement; and

(j)                                    tenth, any remaining amounts not distributed pursuant to clause (i) above, shall be (A) prior to the Cash Dominion Trigger Date, returned to the Company for its own account or (B) from and after the Cash Dominion Trigger Date, retained in the Company Concentration Account, in each case for application on the following Business Day in accordance with Section 17 or Section 18, as applicable.

18.                               APPLICATION OF FUNDS AFTER FACILITY TERMINATION DATE

18.1                        Application of Collections

On the Facility Termination Date and on each Business Day thereafter until the Final Payout Date, the Company (or the Collateral Agent on behalf of the Company) shall cause all Collections and other amounts in respect of Receivables deposited into any Collection Account to be retained in or deposited to a Controlled Account, in each case, no later than the Business Day immediately following the day on which such amounts were deposited into such Collection Accounts.

18.2                        Priority of payments after Facility Termination Date

On each Interest Payment Date and each Settlement Date occurring on or after the Facility Termination Date, the Collateral Agent (acting on the instructions of the Administrative Agent) shall on behalf of the Company apply all funds standing to the credit of the Collection Accounts, the Company Concentration Account and the Payments Reserve Accounts in the following order of priority:

(a)                                 first, on each Settlement Date, (x) to repay any outstanding Servicer Advances and (y) to pay the Master Servicer the Master Servicer Fee then due and payable;

(b)                                 second, on each Settlement Date, in or towards satisfaction of the remuneration then payable to any receiver or liquidation agent appointed by the Collateral Agent and any costs, charges, liabilities and expenses then incurred by such receiver or liquidation agent;

(c)                                  third, on each Settlement Date, in and towards payment to the Collateral Agent of an aggregate amount equal to (i) unpaid fees due and payable to the Collateral Agent in accordance with the relevant Fee Letter; (ii) any unreimbursed Secured Obligations owing to the Collateral Agent in respect of costs and expenses incurred in connection with the enforcement of any of the Transaction Documents or the collection of any amounts due thereunder and (iii) any amount equal to all amounts payable to it pursuant to Sections 33 or 37.12 of this Agreement;

(d)                                 fourth¸ on each Settlement Date, pro rata and pari passu in and towards payment of amounts due (i) to the Administrative Agent in respect of accrued but unpaid fees payable to it  and (ii) to the Company Account Bank to the extent applicable;

(e)                                  fifth, on each Interest Payment Date, pro rata and pari passu, in and towards payment to the Lenders of (i) the aggregate of accrued and unpaid Interest (including Additional Interest); and (ii) any accrued but unpaid Commitment Fee;

(f)                                   sixth, on each Settlement Date, in and towards payment to the Lenders of an amount equal to the Aggregate Principal Balance (such amount to be allocated among the Lenders in the following order of priority: (i) first, if Swingline

Loans are outstanding, to the Swingline Lender until the outstanding principal balance of Swingline Loans is reduced to zero; (ii) second, if any unreimbursed LC Disbursements are outstanding, to the Issuing Banks or Lenders, as applicable, until such unreimbursed LC Disbursements are reduced to zero; (iii) third, pro rata to each Lender, in accordance with the aggregate outstanding Principal Balance of the Loans held by each such Lender); and (iv) fourth, to cash collateralize any outstanding Letters of Credit pro rata;

(g)                                  seventh, on each Settlement Date, pro rata and pari passu, in and towards payment to any Secured Party of any Secured Obligations (other than any amount described in clauses (a) through (f) above) then due and payable;

(h)                                 eighth, to the payment of costs and expenses incurred in respect of a Service Transfer pursuant to Section 6.01(b) of the Servicing Agreement; and

(i)                                     ninth, the remaining balance, if any, to the Company.

19.                               MASTER SERVICING FEES

A monthly servicing fee (the “Monthly Servicing Fee”) shall be payable to the Master Servicer on each Settlement Date for the preceding Settlement Period, in an amount equal to the product of (i) the Servicing Fee Percentage multiplied by (ii) the average aggregate Principal Amount of all Pool Receivables owned by the Company during the preceding Settlement Period multiplied by (iii) the number of days in the Settlement Period divided by 360.  Notwithstanding any other provision of this Agreement or any other Transaction Document, from and after the appointment of a Back-Up Servicer, the Monthly Servicing Fee shall be adjusted to effect the fees payable to the Back-Up Servicer pursuant to the Back-Up Servicing Agreement.

20.                               REPORTS AND NOTICES

20.1                        Daily Reports

On each Business Day, the Company shall cause the Master Servicer to provide, and the Master Servicer shall provide the Administrative Agent, each Funding Agent, the Collateral Agent and, from and after the appointment of a Back-Up Servicer, the Back-Up Servicer, with a Daily Report in accordance with Section 4.01 of the Servicing Agreement and substantially in the form of Schedule 11 to this Agreement, together with a copy of the Purchase Documents relating to each transfer occurring pursuant to the Origination Agreements on such Business Day. Each Funding Agent shall make copies of the Daily Report available to its related Lenders, upon reasonable request, at such Funding Agent’s office at its address as specified from time to time in accordance with Section 37.16.

20.2                        Monthly Settlement Reports. On each Settlement Report Date, the Company shall cause the Master Servicer to cause the Master Servicer to deliver to the Collateral Agent, the Administrative Agent, each Funding Agent and, from and after the appointment of a Back-Up Servicer, the Back-Up Servicer, a Monthly Settlement Report in the Form of Schedule 12 to this Agreement setting forth, among other things, the Loss Reserve Ratio, the Dilution Reserve Ratio, the Required Reserve Ratio, the Periodic Interest, the Additional Interest, the Yield Reserve Ratio, the Servicing Reserve Ratio, the Monthly

Servicing Fee, the Servicer Advances made by the Master Servicer during the related Settlement Period, and the Aggregate Principal Balance as of the end of the related Settlement Period, each as recalculated taking into account the immediately preceding Settlement Period and to be applied for the period commencing on (and including) such Settlement Report Date and ending on (and not including) the next succeeding Settlement Report Date.  Each Funding Agent shall forward a copy of each Monthly Settlement Report to any of its related Lenders upon request by any such Lender.

20.3                        Annual Tax Statement. On or before January 31 of each calendar year (or such earlier date as required by applicable law), the Master Servicer on behalf of the Company shall furnish, or cause to be furnished, to each Person who at any time during the preceding calendar year was a Lender, a statement prepared by the Master Servicer containing the aggregate amount distributed to such Person for such preceding calendar year or the applicable portion thereof during which such Person was a Lender, together with such other information as is required to be provided by an issuer of indebtedness under the Code and such other customary information as the Master Servicer deems necessary to enable the Lenders to prepare their tax returns. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall have been provided by the Administrative Agent, the related Funding Agent or the Master Servicer pursuant to any requirements of the Code as from time to time in effect.

20.4                        Facility Event/Distribution of Principal Notices. Upon the Company or the Master Servicer obtaining actual knowledge of the occurrence of a Facility Event, the Master Servicer shall give prompt written notice thereof to the Collateral Agent, the Administrative Agent, each Funding Agent and, from and after the appointment of a Back-Up Servicer, the Back-Up Servicer. As promptly as reasonably practicable after its receipt of notice of the occurrence of a Facility Event, each Funding Agent shall give notice to each related Lender. In addition, on the Business Day preceding each day on which a distribution of principal is to be made during the Amortization Period, the Master Servicer shall provide written notice to each Funding Agent (with a copy to the Administrative Agent) setting forth the amount of principal to be distributed on the related date to each Lender with respect to the outstanding Loans.  As promptly as reasonably practicable after its receipt of such notice, each Funding Agent shall forward such notice to each related Lender.

21.                               TERMINATION EVENTS

21.1                        Termination Events

If any one of the following events (each, a “Termination Event”), shall occur, in each case after giving effect to the lapse of any grace period, the giving of any notice or making of any determination applicable thereto:

(a)                                 an Insolvency Event shall have occurred with respect to the Company, any U.S. Originator or Huntsman International;

(b)                                 the Company shall become an “investment company” or “controlled” by an “investment company” within the meaning of the 1940 Act;

(c)                                  no Successor Master Servicer shall have been appointed and accepted such appointment pursuant to and within the grace period set forth in the Servicing Agreement following a Master Servicer Default; or

(d)                                 a Program Termination Event shall have occurred and be continuing under any Origination Agreement; or

(e)                                  (i)            failure on the part of the Master Servicer to direct any payment or deposit to be made, or failure of any payment or deposit to be made, in respect of amounts owing (A) in respect of any Interest (or amounts derived from it including Accrued Expense Adjustment or Accrued Expense Amount), (B) in respect of any Daily Interest Expense (or amounts derived from it including Accrued Expense Adjustment or Accrued Expense Amount), or (C) the Commitment Fee, in each case within one (1) Business Day (or, if such failure is caused by a Force Majeure Event, six (6) Business Days) after the date such Interest or Commitment Fee is due;

(ii)           failure on the part of the Master Servicer to direct any payment or deposit to be made in respect of any other amount owing on the Loans or LC Disbursements within one (1) Business Day (or, if such failure is caused by a Force Majeure Event, six (6) Business Days) after the date such amount is due or such deposit is required to be made; or

(iii)          other than as covered by items (i) or (ii) above, failure on the part of the Master Servicer to direct any payment or deposit to be made, or of the Company to make any payment or deposit in respect of any other amounts owing by the Company, under any Transaction Document to or for the benefit of any of the Secured Parties within two (2) Business Days (or, if such failure is caused by a Force Majeure Event, seven (7) Business Days) after the date such amount is due or such deposit is required to be made;

(f)                                   failure on the part of the Company duly to observe or perform in any material respect any covenant or agreement of the Company set forth in any Transaction Document that continues unremedied thirty (30) calendar days after the earlier of (i) the date on which a Responsible Officer of the Company or a Responsible Officer of the Master Servicer has knowledge of such failure and (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Administrative Agent at the direction of the Majority Lenders;

(g)                                  any representation or warranty made or deemed made by the Company in any Transaction Document shall prove to have been incorrect in any material respect when made or when deemed made that continues to be incorrect thirty (30) calendar days after the earlier of (i) the date on which a Responsible Officer of the Company or a Responsible Officer of the Master Servicer has knowledge of such failure and (ii) the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Administrative Agent at the direction of the Majority Lenders and as a result of such incorrectness, the interests, rights or remedies of the Collateral Agent or the Lenders have been materially and adversely affected;

(h)                                 a Master Servicer Default shall have occurred and be continuing;

(i)                                     a Program Termination Event shall have occurred and be continuing with respect to any Originator; provided, however, that the Administrative Agent acting at the direction of all Lenders may waive any such event, as determined in the sole discretion of the Lenders;

(j)                                    any of the Servicing Agreement, this Agreement or the Origination Agreements shall cease, for any reason, to be in full force and effect, or the Company, the Master Servicer, an Originator or any Affiliate of any of the foregoing, shall so assert in writing;

(k)                                 the Collateral Agent shall for any reason cease to have a continuing first priority perfected security interest in any or all of the Collateral (subject to no other Liens other than any Permitted Liens) or any of the Master Servicer, the Company, an Originator or any Affiliate of any of the foregoing, shall so assert;

(l)                                     a Federal tax notice of a Lien shall have been filed against the Company unless there shall have been delivered to the Administrative Agent proof of release of such Lien;

(m)                             a notice of a Lien shall have been filed by the PBGC against the Company under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Administrative Agent proof of the release of such Lien;

(n)                                 the Percentage Factor exceeds 100% unless the Company reduces the Aggregate Principal Balance of the Loans or increases the balance of the Eligible Receivables within five (5) Business Days after the date upon which the Percentage Factor exceeds 100% so as to reduce the Percentage Factor to less than or equal to 100%;

(o)                                 the average Dilution Ratio for the three (3) preceding Settlement Periods exceeds 4.00%;

(p)                                 the average Defaulted Receivables Ratio for the three (3) preceding Settlement Periods exceeds 2.0%;

(q)                                 the average Delinquency Ratio for the three (3) preceding Settlement Periods exceeds 4.0%;

(r)                                    the Servicer Guarantor or any of its Subsidiaries (other than Unrestricted Subsidiaries designated from time to time pursuant to (and as defined in) the Bank Credit Agreement as defined in the Intercreditor Agreement) shall default in the observance or performance of any agreement or condition relating to any of its outstanding Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity; provided, however, that no Termination Event shall be deemed to occur under this paragraph unless the aggregate amount of Indebtedness in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $50,000,000;

(s)                                   any action, suit, investigation or proceeding at law or in equity (including injunctions, writs or restraining orders) shall be brought or commenced or filed by or before any arbitrator, court or Governmental Authority against the Company or the Master Servicer or any properties, revenues or rights of any thereof which could reasonably be expected to have a Material Adverse Effect;

(t)                                    one or more judgments or decrees shall be entered against Huntsman International or the Company involving in the aggregate a liability (not paid or fully covered by insurance) of (i) with respect to Huntsman International, $50,000,000 or (ii) with respect to the Company, $25,000 or more and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days after the entry thereof;

(u)                                 a Change of Control shall occur; or

(v)                                 notwithstanding Sections 26.3(s) and 37.3 of this Agreement, a merger or transaction involving Huntsman International, the Company or an Originator (the “relevant entity”), whereby it is not the surviving entity; provided, however, that no Termination Event shall be deemed to occur under this paragraph if (A) such merger or transaction does not, in the reasonable opinion of the Administrative Agent and the Funding Agents, have a Material Adverse Effect with respect to the relevant entity and (B) legal opinions in form and substance satisfactory to the Administrative Agent and each Funding Agent are delivered to the Collateral Agent, the Administrative Agent and each Funding Agent;

then, in the case of (x) any event described in Section 21.1(a) through (d), automatically without any notice or action on the part of the Administrative Agent or the Lenders, an Early Amortization Period shall immediately commence or (y) any other event described above, after the applicable grace period (if any) set forth in the applicable Section, the Administrative Agent may, and at the written direction of any Funding Agent, shall, by written notice then given to the Company and the Master Servicer, declare that an Early Amortization Period has commenced as of the date of such notice (any such period under Section (x) or (y) above, an “Early Amortization Period”).

The Master Servicer shall notify the Administrative Agent, each Funding Agent and the Collateral Agent in writing of the occurrence of such Early Amortization Period, specifying the date of the occurrence of such event.

Upon the commencement against the Company, any Originator or Huntsman International of a case, proceeding or other action described in Section (ii) of the definition of “Insolvency Event”, the Company shall cease to accept contributions of Receivables from Huntsman International until such time, if any, as such case, proceeding or other action is vacated, discharged, or stayed or bonded pending appeal. If an Insolvency Event with respect to the Company occurs, the Company shall immediately cease to accept contributions of Receivables from Huntsman International. The entity with respect to which such Insolvency Event has occurred, shall promptly give written notice to the Administrative Agent, each Funding Agent and the Collateral Agent of such occurrence. Notwithstanding the foregoing,

Receivables and other Collateral in which a security interest was granted in favor of the Collateral Agent prior to the occurrence of such Insolvency Event and Collections in respect of such Receivables and interest, whenever created, accrued in respect of such Receivables, shall continue to be a part of the Collateral.

21.2                        Rights upon the Occurrence of Certain Events

(a)                                 If after the occurrence of an Insolvency Event with respect to the Company, or any Originator, any Secured Obligations have not been paid to the Secured Parties, the Company as beneficial owner of the Receivables acknowledges that the Collateral Agent may, at the direction of the Majority Lenders, sell, dispose of, or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids and the Collateral Agent shall consummate the sale, liquidation or disposition of the Receivables as provided above with the highest bidder for the Receivables; provided, however that, in the event that derecognition under U.S. GAAP is sought, neither Huntsman International nor any of its Affiliates shall participate in any bidding for the Receivables. The Company hereby expressly waives any rights of redemption or rights to receive notice of any such sale except as may be required by law (including without limitation, under the UCC of each applicable jurisdiction).

(b)                                 The proceeds from the sale, disposition or liquidation of the Receivables pursuant to clause (a) above shall be treated as Collections on the Receivables and such proceeds shall be released to the Collateral Agent in an amount equal to the amount of any expenses incurred by the Collateral Agent acting in such under this Section 21.2 that have not otherwise been reimbursed and the remainder, if any, will be distributed to the Secured Parties after immediately being deposited in a Controlled Account.

(c)                                  Upon the occurrence of a Cash Dominion Trigger Event, Termination Event or a Potential Termination Event, the Administrative Agent may, or shall at the written direction of the Majority Lenders take any of the following actions:  (i) direct each Obligor to make all payments with respect to Receivables directly to a Controlled Account, to the extent not already so directed or (ii) direct the Company to identify a Back-Up Servicer.  Upon identification by the Company of a Person to act as a Back-Up Servicer, each of the Company and the Administrative Agent  shall use its good faith efforts to promptly negotiate and deliver a Back-Up Servicing Agreement reasonably acceptable in form and substance to each of the Company, the Administrative Agent and the Back-Up Servicer.

21.3                        Effect of the Facility Termination Date

If the Facility Termination Date shall have occurred pursuant to Section 21.1, the Lenders, the Administrative Agent and the Collateral Agent shall have, in addition to the rights and remedies which they may have under this Agreement and the other Transaction Documents, all other rights and remedies provided at law or equity, all of which rights and remedies shall be cumulative.

21.4                        Acceleration of Maturity

(a)                                 If the Facility Termination Date pursuant to Section 21.1 shall have occurred, then and in every such case the Administrative Agent may, and if so directed by the Majority Lenders shall, declare all of the Loans to be immediately due and payable by a notice in writing to the Company and the Master Servicer, and upon any such declaration the unpaid principal amount of the Loans, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable in accordance with Section 18.2.

22.                               COLLATERAL AGENT’S RIGHTS AFTER A CASH DOMINION TRIGGER EVENT OR THE FACILITY TERMINATION DATE

(a)                                 The Collateral Agent may (and if so directed by the Administrative Agent (acting on the instructions of the Majority Lenders), shall) at any time following the occurrence of the Facility Termination Date pursuant to Section 21.1, have the Company Concentration Account transferred into the name of the Collateral Agent for the benefit of the Secured Parties and, in each case, may take such actions to effect such transfer or assumption as it may determine to be necessary or appropriate (including delivering the notices attached to the applicable Security Documents).

(b)                                 At any time following the occurrence of the Facility Termination Date pursuant to Section 21.1:

(i)                                     At the Collateral Agent’s request (acting either on its own initiative or at the request of the Administrative Agent (acting on the instructions of the Majority Lenders)) and at the Company’s expense, the Company shall, or shall cause the Master Servicer to, on behalf of the Company, (and if the Master Servicer shall fail to do so within five (5) Business Days, the Collateral Agent may but shall not be obliged to):

(A)                               notify each Obligor of Pool Receivables of the transfer, sale and assignment of the Pool Receivables and the other Receivable Assets with respect thereto pursuant to the Transaction Document and of the Lender’s ownership of, and the Collateral Agent’s security interest in, the Pool Receivables and the other Receivable Assets with respect thereto;

(B)                               direct such Obligors that payments under any Pool Receivable and the other Receivable Assets with respect thereto be made directly to the Collateral Agent or its designee; and/or

(C)                               execute any power of attorney or other similar instrument and/or take any other action necessary or desirable to give effect to such notice and directions, including any action required to be taken so that the obligations or other indebtedness of such Obligors in respect of any Pool Receivables and any other Receivable Assets with respect thereto may no longer be legally satisfied by payment to the applicable Originator or any of its Affiliates.

(ii)                                  At the Collateral Agent’s request (acting either on its own initiative or at the request of the Administrative Agent (acting on the instructions of the

Majority Lenders)) and at the Company’s expense, the Company shall, or shall cause the Master Servicer to, on behalf of the Company:

(A)                               assemble all of the Contracts, documents, instruments and other records (including computer tapes and disks) that evidence or relate to the Collateral, or that are otherwise necessary or desirable to collect the Collateral, and shall make the same available to the Collateral Agent at a place selected by the Collateral Agent or its designee; and

(B)                               segregate all cash, checks and other instruments received by it from time to time constituting Collections of Collateral in a manner acceptable to the Collateral Agent and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Collateral Agent or its designee.

(c)                                  The Company authorizes the Collateral Agent, following the occurrence of the Facility Termination Date pursuant to Section 21.1, to take any and all steps in the Company’s name and on behalf of the Company that are necessary or desirable, in the determination of the Collateral Agent, to collect amounts due under the Collateral, including:

(i)                                     to the extent permitted under applicable law, endorsing the Company’s name and the name of any other Transaction Party entitled thereto on checks and other instruments representing Collections; and

(ii)                                  enforcing the Receivables and the other Receivable Assets and the Security Documents and other Transaction Documents, including the appointment of a collection agent, to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in connection therewith and to file any claims or take any action or institute any proceedings that the Collateral Agent (or such designee) may deem to be necessary or desirable for the collection thereof or to enforce compliance with the terms and conditions of, or to perform any obligations or enforce any rights of the Company or any other Transaction Party in respect of, the Receivables and the other Receivable Assets and the other Transaction Documents.

(d)                                 At any time following the occurrence of a Cash Dominion Trigger Event, the Company shall, at the Collateral Agent’s request, promptly (and in any event within three (3) Business Days) establish, in the Company’s name and subject to the sole dominion and control of the Collateral Agent (i) the Interest Payments Reserve Account, (ii) the Principal Payments Reserve Account and (iii) the Company Concentration Account, in each case if not previously established, to facilitate the application of Collections described in Section 17.1(b).

PART 8
REPRESENTATIONS AND WARRANTIES AND UNDERTAKINGS

23.                               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Master Servicer, the Lenders, each Funding Agent, the Collateral Agent and the Administrative Agent, as of the date hereof, each Borrowing Date, each Settlement Date and each Interest Payment Date, that:

(a)                                 Organization: Powers. It (i) is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect with respect to it and (iv) has the limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, each of the other Transaction Documents to which it is a party and each other agreement or instrument contemplated hereby or thereby to which it is or will be a party.

(b)                                 Authorization. The execution, delivery and performance by it of each of the Transaction Documents to which it is a party and the performance of the Transactions (i) have been duly authorized by all requisite company and, if applicable and required, Shareholder action and (ii) will not (A) violate (1) any Requirements of Law applicable to it or (2) any provision of any Transaction Document or any other material Contractual Obligation to which it is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any Transaction Document or any other material Contractual Obligation to which it is a party or by which it or any of its property is or may be bound, or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by it (other than Permitted Liens).

(c)                                  Enforceability. This Agreement has been duly executed and delivered by it and constitutes, and each other Transaction Document to which it is a party when executed and delivered by it will constitute, a legal, valid and binding obligation of it enforceable against it in accordance with its respective terms, subject (a) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors rights generally, from time to time in effect and (b) to general principles of equity (whether enforcement is sought by a proceeding in equity or at law).

(d)                                 Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transaction Documents, except for (i) the filing of UCC financing statements (or similar filings) in any applicable jurisdictions necessary to perfect the Collateral Agent’s security interest in the Collateral and (ii) such as have been made or obtained and are in full force and effect.

(e)                                  Litigation: Compliance with Laws

(i)                                     there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against it or affecting it or any of its properties, revenues or rights (i) in connection with the execution and delivery of the Transaction Documents and the consummation of the Transactions contemplated thereunder, (ii) which could reasonably be expected to materially affect adversely the income tax or franchise tax attributes of the Company under the United States federal or any state or franchise tax systems or (iii) for which there exists a reasonable likelihood of an outcome that would result in a Material Adverse Effect with respect to it;

(ii)                                  it is not in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, which would reasonably be expected to have a Material Adverse Effect with respect to it; and

(iii)                               it has complied with all applicable provisions of its organizational or governing documents and any other Requirements of Law with respect to it, its business and properties and the Collateral.

(f)                                   Agreements

(i)                                     it has no Contractual Obligations other than (A) the Transaction Documents to which it is a party and the other contractual arrangements permitted thereby or contemplated thereunder and (B) any other agreements or instruments that it is not prohibited from entering into by Section 26.3(f) and that, in the aggregate, neither contain payment obligations or other liabilities on the part of it in excess of $100,000 nor would upon default result in a Material Adverse Effect. Other than the restrictions created by the Transaction Documents, it is not subject to any limited liability company restriction that could reasonably be expected to have a Material Adverse Effect with respect to it; and

(ii)                                  it is not in default in any material respect under any provision of any Transaction Document or any other material Contractual Obligation to which it is a party or by which it or any of its properties or assets are or may be bound.

(g)                                  Federal Reserve Regulations

(i)                                     it is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock; and

(ii)                                  no part of the proceeds from the issuance of any Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, Regulation U or Regulation X.

(h)                                 Investment Company Act. It is not an “investment company” as defined in, or subject to regulation under, the 1940 Act nor is it “controlled” by a company defined as an “investment company” or subject to regulation under the 1940 Act.

(i)                                     No Termination Event. No Termination Event or Potential Termination Event has occurred and is continuing.

(j)                                    Tax Classification. Neither the Company nor any member of the Company has elected or taken any action that would cause the Company to be classified as a partnership or corporation for U.S. tax purposes.

(k)                                 Tax Returns. It has filed or caused to be filed all material tax returns and has paid or caused to be paid or made adequate provision for all taxes due and payable by it and all assessments received by it except to the extent that any failure to file or nonpayment (i) is being contested in good faith or (ii) could not reasonably be expected to result in a Material Adverse Effect with respect to it.

(l)                                     Location of Records. The offices at which the Company keeps its records concerning the Receivables either (x) are located at the address set forth on Schedule 7 hereto and at the addresses set forth for the relevant Originator on Schedule 7 of the related Origination Agreement or (y) the Company has notified the Collateral Agent of the location thereof in accordance with the provisions of Section 26.3(i).

(m)                             Solvency. No Insolvency Event with respect to it has occurred and the granting of security interests in the Collateral by it to the Collateral Agent has not been made in contemplation of the occurrence thereof. Both prior to and after giving effect to the transactions occurring on each Initial Borrowing Date, (i) the fair value of its assets at a fair valuation will exceed its debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair salable value of its property will be greater than the amount that will be required to pay its probable liability on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (iii) it will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) it will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted. For all purposes of clauses (i) through (iv) above, the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. It does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable in respect of its Indebtedness.

(n)                                 Subsidiaries. It has no Subsidiaries and all of its Shares are owned by Huntsman International.

(o)                                 Names. Its legal name is as set forth in this Agreement. It has no trade names, fictitious names, assumed names or “doing business as” names.

(p)                                 Liabilities. Other than (i) the liabilities, commitments or obligations (whether absolute, accrued, contingent or otherwise) arising under or in respect of the Transaction Documents, (ii) immaterial amounts due and payable in the ordinary course of business of a special-purpose company, it does not have any liabilities, commitments or obligations (whether absolute, accrued, contingent or otherwise), whether due or to become due, and (iii) all amounts described in clauses (i) and (ii) above shall be payable solely from funds available to it which are not otherwise required to be applied to the payment of any amounts owed by it pursuant to the Servicing Agreement.

(q)                                 Collection Procedures. It has not acted in contravention of any Policies with respect to the Receivables.

(r)                                    Collection Accounts. Except to the extent otherwise permitted under the terms of this Agreement, the Collection Accounts are free and clear of any Lien (except for Permitted Liens).  Each Obligor has been instructed by the Company (or the Master Servicer, on its behalf) to remit all payments with respect to Receivables directly to a Collection Account.

(s)                                   No Material Adverse Effect. Since the date of its formation, no event has occurred which has had a Material Adverse Effect with respect to it.

(t)                                    Bulk Sales. The execution, delivery and performance of this Agreement do not require compliance with any “bulk sales” law by the Company in the United States.

(u)                                 Enforceability of Contracts. Each Contract with respect to each Eligible Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Principal Amount of the Eligible Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

(v)                                 Accounting. The Company will not, and will not permit its Affiliates to, account for the transactions contemplated by this Agreement and the Origination Agreements in a manner inconsistent with the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions.

(w)                               Financial Information. All balance sheets, all statements of income and of cash flow and all other financial information of the Company and each of Huntsman International and its Subsidiaries (other than projections) furnished to the Company, the Administrative Agent, any Funding Agent or any Lender have been and will be prepared in accordance with GAAP consistently applied, and do or will present fairly the consolidated financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended; provided that unaudited financial statements of the Company and each of Huntsman International and its Subsidiaries have been prepared without footnotes, without reliance on any physical inventory and are subject to year-end adjustments. Any projections furnished by the Company or by any Responsible Officer of Huntsman International or a U.S. Originator to the Company, the Administrative Agent, any Funding Agent or any of the Lenders for purposes of or in connection with this Agreement shall be, at the time so furnished, based upon estimates and assumptions stated therein, all of which the Company, Huntsman International and the U.S. Originators believe to be reasonable and fair in light of conditions and facts known to such Persons at such time and reflect the good faith, reasonable and fair estimates by such Persons of the future performance of such Person and the other information projected therein for the periods set forth therein.

(x)                                 Accuracy of Information.  All information (other than projections) heretofore furnished by the Company, the Master Servicer, or by any Originator or any Responsible Officer of any of them to the Administrative Agent, any Funding Agent or any Lender for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Person or any such Responsible Officer to the Administrative Agent, any Funding Agent or any Lender will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

(y)                                 Separateness.  No event shall have occurred which would reasonably be expected to have a Material Adverse Effect on the corporate separateness of the Company from the Contributor and its Affiliates.

Upon discovery by a Responsible Officer of the Company or the Master Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties and to the Administrative Agent, each Funding Agent, the Lenders and the Collateral Agent.

24.                               REPRESENTATIONS AND WARRANTIES OF THE COMPANY RELATING TO THE RECEIVABLES

The Company hereby represents and warrants to the Master Servicer, the Lenders, the Funding Agents, the Administrative Agent and the Collateral Agent, with respect to each Receivable, that:

(a)                                 Receivables Description. As of the related Receivables Contribution Date, the Daily Report delivered or transmitted pursuant to Section 20.1 sets forth in all material respects a complete listing of all Receivables (and any items of Related Property), acquired by the Company on the related Receivables Contribution Date and in which a security interest is granted to the Collateral Agent and the information contained in the Daily Report with respect to each such Receivable is true and correct (except for any errors or omissions that do not result in material impairment of the interests, rights or remedies of the

Collateral Agent or the Lenders with respect to any Receivable) as of the related Receivables Contribution Date.

(b)                                 No Liens. Each Eligible Receivable existing on the Initial Borrowing Date or, in the case of Eligible Receivables acquired by the Company after the Initial Borrowing Date, on the related Receivables Contribution Date was, on such date, free and clear of any Lien, except for Permitted Liens.

(c)                                  Eligible Receivable. Each Receivable acquired by the Company that is included in the calculation of the Aggregate Receivables Amount is an Eligible Receivable and, in the case of Receivables acquired by the Company after the Initial Borrowing Date, on the related Receivables Contribution Date, each such Receivable that is included in the calculation of the Aggregate Receivables Amount on such Receivables Contribution Date is an Eligible Receivable.

(d)                                 Filings. All filings and other acts required to permit the Company (or its permitted assignees or pledgees) to provide any notification subsequent to the applicable Receivables Contribution Date (without materially impairing the Collateral Agent’s security interest in the Collateral and without incurring material expenses in connection with such notification) necessary under the applicable UCC or under other applicable laws of jurisdictions outside the United States (to the extent applicable) shall have been made or performed in order to grant the Collateral Agent on the applicable Receivables Contribution Date a continuing first priority perfected security interest in respect of all Receivables and Related Property.

(e)                                  Policies. Since the Initial Borrowing Date, to its knowledge, there have been no material changes in the Policies, other than as permitted hereunder.

The representations and warranties as of the date made set forth in this Section 24 shall survive the grant of the security interest in the Collateral to the Collateral Agent. Upon discovery by a Responsible Officer of the Company or the Master Servicer of a breach of any of the representations and warranties (or of any Receivable encompassed by the representation and warranty in Section 24(c) not being an Eligible Receivable as of the relevant Receivables Contribution Date), the party discovering such breach shall give prompt written notice to the other parties and to the Administrative Agent, each Funding Agent, the Lenders and the Collateral Agent.

25.                               REPRESENTATIONS AND WARRANTIES OF THE COMPANY, THE MASTER SERVICER AND THE CONTRIBUTOR

(a)                                 Servicing Agreement. The Company and the Master Servicer each hereby represents and warrants to the Collateral Agent, the Administrative Agent, each Funding Agent and the Lenders that each and every of their respective representations and warranties contained in the Servicing Agreement and each other Transaction Document to which it is a party is true and correct as of the date hereof, each Borrowing Date, each Interest Payment Date and each Settlement Date.

(b)                                 Collection Policies and Procedures. The Company hereby represents and warrants to the Administrative Agent, each Funding Agent, the Lenders and the Collateral Agent on each Receivables Contribution Date that since the Closing Date,  the Company has not made or consented to any change in collection policies or procedures that has resulted or could reasonably be expected to result in a material adverse change in the overall rate of collection of the Receivables.

(c)                                  Material Agreements. The Master Servicer and Contributor hereby represent and warrant to the Collateral Agent, the Administrative Agent, each Funding Agent and the Lenders that: (i) Schedule 2 to the legal opinions of New York counsel to the Contributor delivered as a condition precedent to the effectiveness of this Agreement sets forth all documents material to the business of the Contributor and its subsidiaries on a consolidated basis and included in the public filings of the Contributor relating to Indebtedness or Liens of the Contributor, its subsidiaries or the Company; and (ii) with respect to the UCC-1 Financing Statements on record with the Secretary of State of Delaware identified on the UCC search reports naming JPMorgan Chase Bank, N.A. as a secured party, there is no secured Indebtedness of the Contributor and its subsidiaries or the Company with JPMorgan Chase Bank, N.A. other than under the documents described on such Schedule 2.

(d)                                 Accounts. The Company, the Master Servicer and the Contributor hereby represents and warrants to the Administrative Agent, each Funding Agent, the Lenders and the Collateral Agent that Schedule 6 hereto identifies each Collection Account, Company Concentration Account or Payments Reserve Accounts, by setting forth the account number of each such account, the location of such account, the account designation of each such account and the name of the institution with which each such account has been established; provided that (i) the Master Servicer, on behalf of the Company, may remove any of the accounts set forth in Part A of Schedule 6 by (x) providing (a) written notice to the Collateral Agent ten (10) Business Days prior to the date on which such removal shall become effective and (b) evidence reasonably satisfactory to the Administrative Agent that not more than five percent (5%) of the Collections have been received in or otherwise paid into such Collection Accounts for the three most recent Settlement Periods prior to the relevant date of termination; or (y) obtaining the prior consent from the Administrative Agent and (ii) upon such removal becoming effective, all liens pursuant to this Agreement with respect to such removed accounts shall be released.

26.                               COVENANTS

26.1                        Affirmative Covenants of the Company

The Company hereby covenants that it shall (or with respect to clauses (a), (d)(ii), (l), (n), (p), and (q), it shall direct the Master Servicer on its behalf to):

(a)                                 Annual Opinion. Deliver (or request the Master Servicer to deliver) to the Collateral Agent, each Funding Agent and the Administrative Agent an Opinion of Counsel substantially in the form of Schedule 10 (with such modifications as are reasonably acceptable to the Collateral Agent, each Funding Agent and the Administrative Agent), on the anniversary of the date hereof.

(b)                                 Payment of Obligations; Compliance with Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including all taxes, assessments, levies and other governmental charges imposed on it), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company. The Company shall defend the security interest of the Collateral Agent in, to and under the Receivables and the other Collateral, whether now existing or hereafter created, against all claims of third parties. The Company will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivables and the Collateral and will do nothing to impair the rights of the Collateral Agent in the Receivables and the Collateral.

(c)                                  Books and Records. Keep proper books of records and account in which entries in conformity in all material respects with GAAP shall be made of all dealings and transactions in relation to its business and activities.

(d)                                 Compliance with Law and Policies

(i)                                     Comply with all Requirements of Law, the provisions of the Transaction Documents and all other material Contractual Obligations applicable to the Company except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect; and

(ii)                                  Perform its obligations in accordance with the Policies, as amended from time to time in accordance with the Transaction Documents, in regard to the Receivables and the Receivables Assets.

(e)                                  Acquisition of Receivables. Acquire Receivables solely in accordance with the Contribution Agreement.

(f)                                   Delivery of Collections. The Company (or the Master Servicer, on its behalf) has instructed each Obligor to remit all payments with respect to Receivables directly to a Collection Account.  In the event that, notwithstanding such instructions, the Company receives Collections directly from Obligors, in accordance with the security interests granted by the Company hereunder, the Company will (or the Master Servicer on behalf of the Company will), deliver and endorse, if applicable, such Collections to the Collateral Agent for deposit into the Collection Account or deposit an amount equal to such Collections directly into the Company Concentration Account, if any, within one (1) Business Day after its receipt thereof; and, at all times prior to such remittance, the Company will (or the Master Servicer on behalf of the Company will) itself hold or, if applicable, will cause such payments to be held on behalf of and for the exclusive benefit of the Collateral Agent for the benefit of the Secured Parties.

(g)                                  Notices. Promptly give written notice to the Collateral Agent, each Funding Agent and the Administrative Agent of the occurrence of any Liens on Receivables (other than Permitted Liens), any Facility Event, the statement of a Responsible Officer of the Company setting forth the details of such Facility Event and the action taken, or which the Company proposes to take, with respect thereto.

(h)                                 Collection Accounts and Company Concentration Account. Take all reasonable actions necessary to ensure that (i) the Collection Accounts, the Company Concentration Account and the Payments Reserve Accounts, if any, shall be free and clear of, and defend the Collection Accounts, the Company Concentration Account and the Payments Reserve Accounts, if any, against, Liens (other than Permitted Liens), any writ, order, stay, judgment, warrant of attachment or execution or similar process and (ii) cause each Collection Account, the Company Concentration Account and each Payments Reserve Account, if any, to be subject at all times to a Collection Account Agreement that is in full force and effect unless the Collateral Agent has terminated such agreement.  The Company will maintain exclusive ownership (subject to the terms of this Agreement) of each Collection Account, the Company Concentration Account and the Payments Reserve Accounts, if any, and shall not grant the right to take dominion and control of any such account at a future time or upon the occurrence of a future event to any Person, except to the Collateral Agent as contemplated by this Agreement.

(i)                                     Separate Company Existence

(i)                                     maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions and ensure that the funds of the Company will not be diverted to any other Person or for other than uses of the Company, and will not commingle such funds with the funds of any Originator or any Subsidiary or Affiliate of any Originator; provided, however, that (A) the Company shall not be in breach of the foregoing restriction if, as a result of an error and not on a regular basis, Collections are commingled with an Originator’s funds or with an Originator’s funds in the Collection Accounts or the Company Concentration Account for a period of time not to exceed one (1) Local Business Day and (B) the foregoing restriction shall not preclude the Company from making, in accordance with the Transaction Documents, a distribution to the Contributor in respect of its membership interests in accordance with the provisions of Section 26.3(m);

(ii)                                  to the extent that it shares the same officers or other employees as any of its Shareholders or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees;

(iii)                               to the extent that it jointly contracts with any of its Shareholders or Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Company contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods or services are provided, and each such entity shall bear its fair share of such costs. All material transactions between the Company and any of its Affiliates, whether currently existing or hereafter entered into, shall be only on an arm’s length basis;

(iv)                              maintain office space separate from the office space of any Originator and its Affiliates (but which may be located at the same address as any Originator or one of any Originator’s Affiliates). To the extent that the Company and any of its Shareholders or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses;

(v)                                 issue separate financial statements prepared not less frequently than annually and prepared in accordance with GAAP;

(vi)                              conduct its affairs strictly in accordance with its organizational documents and observe all necessary, appropriate and customary company formalities, including, holding regular and special Shareholders’ and directors, meetings appropriate to authorize all company action, keeping separate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts;

(vii)                           except to the extent expressly provided for any of the Transaction Documents, not assume or guarantee any of the liabilities of an Originator, the Master Servicer or any Affiliate thereof;

(viii)                        take, or refrain from taking, as the case may be, all other actions that are necessary to be taken or not to be taken in order to (x) ensure that the assumptions and factual recitations set forth in the Specified Bankruptcy Opinion Provisions remain true and correct and (y) comply with those procedures described in such provisions; and

(ix)                              maintain its constitutive documents in conformity with this Agreement, such that (A) it does not amend, restate, supplement or otherwise modify its Certificate of Formation or operating agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including Sections 26.1(i) and 26.2(h)(vii); and (B) its operating agreement, at all times that this Agreement is in effect, provides for (1) not less than thirty (30) days’ prior written notice to the Administrative Agent of the replacement or appointment of any director that is to serve as an Independent Director and (2) the condition precedent to giving effect to such replacement or appointment that the Company certify that the designated Person satisfies the criteria set forth in the definition of “Independent Director” and the Administrative Agent’s written acknowledgement that in its reasonable judgment the designated Person satisfies the criteria set forth in the definition of “Independent Director”.

(j)                                    Preservation of Company Existence. (i) Preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and (ii) qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where such qualification is required other than any jurisdiction where the failure so to qualify would not have a Material Adverse Effect.

(k)                                 Assessments. Promptly pay and discharge all taxes, assessments, levies and other governmental charges imposed on it except such taxes, assessments, levies and other governmental charges that (i) are being contested in good faith by appropriate proceedings and for which the Company shall have set aside on its books adequate reserves or (ii) the failure to pay, satisfy or discharge would not reasonably be expected to result in a Material Adverse Effect.

(l)                                     Obligations. Defend the security of the Collateral Agent in, to and under the Receivables and the other Collateral, whether now existing or hereafter created, against all claims of third parties claiming through the Company. The Company will duly fulfill in accordance with the Servicing Agreement all obligations on its part to be fulfilled under or in connection with each Receivable and will do nothing to materially impair the rights of the Company in such Receivable.

(m)                             Enforcement of Transaction Documents. The Company shall use its best efforts to vigorously enforce all rights held by it under each Transaction Document to which it is a party; and to cause Contributor to use its best efforts to vigorously enforce all rights held by it under each U.S. Receivables Purchase Agreement; provided, however, that with respect to the enforcement of rights it holds against Persons who are not Affiliates, the Company shall use commercially reasonable efforts to enforce all such rights, and shall cause the Contributor to use commercially reasonable efforts to enforce all rights held by it against Persons who are not Affiliates under each U.S. Receivables Purchase Agreement.

(n)                                 Maintenance of Property. Keep all property and assets useful and necessary to permit the monitoring and collection of Receivables.

(o)                                 Bankruptcy. Cooperate with the Administrative Agent, the Funding Agents and the Collateral Agent in making any amendments to the Transaction Documents and take, or refrain from taking, as the case may be, all other actions deemed reasonably necessary by the Administrative Agent, any Funding Agent and/or the Collateral Agent in order to comply with the structured finance statutory exemption set forth in legislative amendments to the U.S. Bankruptcy Code at or any time after such amendments are enacted into law; provided, however, that it shall not be required to make any amendment or to take, or omit from taking, as the case may be, any action which it reasonably believes would have the effect of materially changing the economic substance of the transaction contemplated by the Transaction Documents as in effect on the Closing Date.

(p)                                 Compliance with Policies. Timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all material respects with the Policies in regard to each Receivable and the related Contract.

(q)                                 Ownership.  Will (or will cause the Master Servicer, Contributor and each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables and the other Collateral obtained under the U.S. Receivables Purchase Agreements on the one hand, and the Contribution Agreement, on the other hand irrevocably in the Contributor, or the Company, as applicable, free and clear of any Adverse Claims other than Adverse Claims arising hereunder (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Company’s interest in such Receivables and other Collateral and such other action to perfect, protect or more fully evidence the interest of the Company therein as the Collateral Agent may reasonably request), and (ii) establish and maintain, in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid and perfected first priority undivided percentage ownership interest (and/or a valid and perfected first priority security interest) in all Receivables and other Collateral to the full extent contemplated herein, free and clear of any Adverse Claims other than Adverse Claims in favor of the Collateral Agent for the benefit of the Secured Parties (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Collateral Agent’s (for the benefit of the Secured Parties) interest in such Receivables and other Collateral and such other action to perfect, protect or more fully evidence the interest of the Collateral Agent for the benefit of the Secured Parties as the Collateral Agent or any Funding Agent may reasonably request).

26.2                        Affirmative Covenants of the Company, the Master Servicer and Huntsman International

Each of the Company (solely with respect to Sections (a), (c), (d), (e), (f), (i), and (k) below), the Master Servicer and Huntsman International, hereby agrees, in addition to its obligations under the Servicing Agreement, that:

(a)                                 it shall not terminate or amend the Servicing Agreement unless in compliance with the terms of this Agreement;

(b)                                 it shall observe in all material respects each and every of its respective covenants (both affirmative and negative) contained in this Agreement, the Servicing Agreement and all other Transaction Documents to which it is a party;

(c)                                  it shall afford the Administrative Agent, each Funding Agent or any of their respective representatives access to all records relating to the Receivables at any reasonable time during regular business hours, upon reasonable prior notice (and without prior notice if a Termination Event has occurred), for purposes of inspection and to make copies of and abstracts from its records, books of account and documents (including computer tapes and disks) relating to the Receivables, and shall permit the Administrative Agent, each Funding Agent or the Collateral Agent or any of their respective representatives to visit any of its offices or properties during regular business hours and as often as may reasonably be requested, subject to its normal security and confidentiality requirements and to discuss its business, operations, properties, financial and other conditions with its officers and employees and with its Independent Public Accountants;

(d)                                 neither it nor the Contributor shall waive the provisions of Section 2.06 or Section 8.02 of any Origination Agreement or take any action, nor shall it permit any Originator to take any action, requiring the consent of the Funding Agents pursuant to any Transaction Documents, without the prior written consent of the Majority Lenders;

(e)                                  neither it nor the Contributor shall permit any Originator to amend or make any change or modification to its constitutive documents if such amendment, change or modification is reasonably expected to have a Material Adverse Effect without the consent of the Administrative Agent and each Funding Agent; provided that such Originator may make amendments, changes or modifications pursuant to changes in law of the jurisdiction of its organization or amendments to such Originator’s name (subject to compliance with Section 6.04 (or corresponding Section) of the applicable Origination Agreement)), registered agent or address of registered office;

(f)                                   it shall cooperate in good faith to allow the Collateral Agent to use its available facilities and expertise upon a Master Servicer termination or default;

(g)                                  Huntsman International shall furnish to the Collateral Agent, each Funding Agent and the Administrative Agent:

(i)                                     within one hundred fifty (150) days after the end of each fiscal year the balance sheet and related statements of income, equityholders’ equity and cash flows showing the financial condition of Huntsman International as of the close of such fiscal year and the results of its operations during such year, all audited by Huntsman International’s Independent Public Accountants and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present in all material respects the financial condition and results of operations of Huntsman International in accordance with GAAP consistently applied;

(ii)                                  within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year Huntsman International’s unaudited balance sheet and related statements of income, equityholders’ equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by a Responsible Officer of Huntsman International;

(iii)                               together with the financial statements required pursuant to clauses (i) and (ii) above, a compliance certificate signed by a Responsible Officer of Huntsman International stating that (x) within the actual knowledge of such Person, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof, and (y)  with regard to the financial statements required pursuant to clause (ii) above only, that the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of Huntsman International; and

(iv)                              promptly upon the furnishing thereof to the equityholders of Huntsman International, copies of all financial statements, financial reports and proxy statements so furnished;

(v)                                 promptly all information, documents, records, reports, certificates, opinions and notices received by Huntsman International from an Originator under any Origination Agreement, as the Collateral Agent, any Funding Agent or the Administrative Agent may reasonably request;

(vi)                              promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Huntsman International, or compliance with the terms of any Transaction Document, in each case as the Administrative Agent, any Funding Agent or the Collateral Agent may reasonably request; and

(vii)                           a notice of the decision to appoint a new director of the Company as an “Independent Director”, such notice to be issued not less than thirty (30) days prior to the effective date of such appointment, together with a certification by Huntsman International, or, if Huntsman International is no longer the sole equity holder of the Company, by the Company’s equityholders, that the designated Person satisfies the criteria set forth in the definition of “Independent Director”;

(h)                                 after the date hereof, neither it nor the Contributor shall, nor shall they permit any of the other Approved Originators to, grant, any Lien over their assets or properties, securing, or extend the benefit of existing security to beneficiaries of, a Threshold Amount of Indebtedness, in each case unless the holders and beneficiaries of such security have entered into an intercreditor agreement on terms substantially equivalent to the Intercreditor Agreement with such appropriate modifications as are necessary to reflect the differences between the obligations secured and the collateral provided in relation thereto, as reasonably determined by the Administrative Agent acting at the request of all the Funding Agents or constitute modifications that are otherwise reasonably acceptable to the Administrative Agent acting at the request of all the Funding Agents (where “Threshold Amount of Indebtedness” means Indebtedness, excluding any insurance premium financings, capital leases, Indebtedness assumed or incurred in conjunction with any acquisition where the Liens are related to the assets acquired, or Indebtedness relating to purchase money security interests, which is incurred after the date hereof and which cumulatively exceeds (i) in the case of the Contributor or the Master Servicer, $50,000,000 or the foreign currency equivalent thereof or (ii) in the case of each other Approved Originator, $20,000,000 or the foreign currency equivalent thereof);

(i)                                     none of the Company, the Master Servicer or the Contributor will permit the sale of “Unsold Receivables” under any of the Origination Agreements on or after any day upon which any of the “Bank and Note Agents” has taken any action to foreclose upon or otherwise enforce against any “Unsold Receivables” (as the terms in this Section set forth in quotation marks are defined in the Intercreditor Agreement);

(j)                                    will take all actions reasonably requested by the Collateral Agent (including but not limited to all filings and other acts necessary or advisable under the applicable UCC or other applicable laws or similar statute of each relevant jurisdiction) in order to continue the Collateral Agent’s first priority perfected security interest in all Receivables now owned or acquired by the Company;

(k)                                 will, at its own expense, on each Receivables Purchase Date, (A) direct (or cause the Master Servicer to direct) each Originator to identify on its extraction records relating to Receivables from its master database of receivables, that the Receivables have been conveyed to Huntsman International or the Company (as applicable) pursuant to one of the Origination Agreements, (B) to direct the Master Servicer to maintain a record-keeping system that will clearly and unambiguously indicate, in the Master Servicer’s files maintained on behalf of the Company that such Receivables have been acquired by the Company and a security interest has been granted by the Company to the Collateral Agent for the benefit of the Secured Parties, and (C) to deliver or transmit or cause the Master Servicer on behalf of the Company to deliver or transmit to the Collateral Agent a Daily Report containing at least the information specified in Schedule 11 as to all Receivables, as of each related Receivables Contribution Date, in each case in accordance with the Transaction Documents; and

(l)                                     the Company shall furnish to the Collateral Agent, each Funding Agent and the Administrative Agent:

(i)                                     within one hundred fifty (150) days after the end of each fiscal year the unaudited balance sheet and unaudited related statements of income, equityholders’ equity and cash flows showing the financial condition of the Company as of the close of such fiscal year, prepared in accordance with GAAP;

(ii)                                  promptly all information, documents, records, reports, certificates, opinions and notices received by the Company from an Originator under any Origination Agreement, as the Collateral Agent, any Funding Agent or the Administrative Agent may reasonably request; and

(iii)                               promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company, or compliance with the terms of any Transaction Document, in each case as the Administrative Agent, any Funding Agent or the Collateral Agent may reasonably request; and

(iv)                              a notice of the decision to appoint a new director of the Company as an “Independent Director”, such notice to be issued not less than thirty (30) days prior to the effective date of such appointment.

26.3                       Negative Covenants of the Company

The Company hereby covenants that, until the Facility Termination Date occurs, it shall not directly or indirectly:

(a)                                 Limitation on Liabilities. Create, incur, assume or suffer to exist any Indebtedness, except (i) liabilities (including accrued and contingent liabilities) or obligations arising under or in respect of the Transaction Documents, including liabilities and obligations representing fees, expenses and indemnities payable pursuant to and in accordance with the Transaction Documents and (ii) immaterial amounts due and payable in the ordinary course of business of a special purpose company, provided that any Indebtedness permitted hereunder and described in clause (i) above shall be payable by the Company solely from funds available to the Company which are not otherwise required to be applied to the payment of any amounts by the Company pursuant to any Servicing Agreement.

(b)                                 Limitation on Transfers of Receivables, etc. Except as otherwise permitted by the Transaction Documents, at any time sell, transfer, grant a security interest in or otherwise dispose of any of the Receivables, Related Property, any other Collateral or the proceeds thereof.

(c)                                  Limitation on Guarantee Obligations. Become or remain liable, directly or contingently, in connection with any Indebtedness or other liability of any other Person, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds or otherwise other than under or as contemplated by any Transaction Documents.

(d)                                 Limitation on Fundamental Changes. Except to the extent permitted under the Transaction Documents, enter into any merger, consolidation or amalgamation, or liquidate, to the fullest extent permitted by law, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in its present method of conducting business, or convey, sell, lease, assign, transfer, grant a security interest in or otherwise dispose of, all or substantially all of its property, business or assets other than the security interests contemplated hereby.

(e)                                  Business. Engage at any time in any business or business activity other than the acquisition of Receivables pursuant to any Origination Agreement to which it is a party, the security interests hereunder, the other transactions contemplated by the Transaction Documents, and any activity incidental to the foregoing and necessary or convenient to accomplish the foregoing, or otherwise contemplated by any of the Transaction Documents or enter into or be a party to any agreement or instrument other than in connection with the foregoing.

(f)                                   Agreements. (i) Become a party to any indenture, mortgage, instrument, contract, agreement, lease or other undertaking, except the Transaction Documents, the Pledge Agreement, sub-leases of office space, equipment or other facilities for use by the Company in its ordinary course of business, service agreements, agreements relating to shared employees and the other Transaction Documents and agreements necessary to perform its obligations under the Transaction Documents, (ii) issue any power of attorney (except to the Collateral Agent or the Master Servicer or except for the purpose of permitting any Person to perform any ministerial functions on behalf of the Company that are not prohibited by or inconsistent with the terms of the Transaction Documents), or (iii) other than pursuant to the terms of any Origination Agreement to which it is a party, amend, agree, modify or waive any of the provisions of the Origination Agreement or request, consent or agree to or suffer to exist or permit any such amendment, agreement, modification or waiver or exercise any consent rights granted to it thereunder unless such amendment, agreement, modification or waiver or such exercise of consent rights would not have a Material Adverse Effect with respect to the Company, the Contributor, the Master Servicer or any Originator, the Administrative Agent and each Funding Agent shall have consented to any such amendments, agreements, modifications or waivers.

(g)                                  Policies; Change in Payment Instructions. (i) Permit any change or modification in any material respect to the Policies, except (x) if such changes or modifications are necessary under any Requirement of Law or (y) the Administrative Agent and the Funding Agents shall have consented with respect thereto; or, (ii) except as may be required by the Administrative Agent in accordance with this Agreement, add or terminate any bank as a Collection Account Bank, or make any change in the instructions to Obligors regarding payments to be made to any Collection Account, unless the Collateral Agent and each Funding Agent shall have received, at least ten (10) days before the proposed effective date therefor, (x) written notice of such addition, termination or change and (y) with respect to the addition of a Collection Account Bank or a Collection Account, an executed Collection Account Agreement with respect to the new Collection Account; provided, however, that the Master Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

(h)                                 Instruments. Unless delivered to the Collateral Agent, the Company shall not take any action to cause any U.S. Receivable not evidenced by an “instrument” (as defined in the applicable UCC or other similar applicable statute or legislation) upon origination to become evidenced by an instrument, except in connection with its enforcement or collection of a Defaulted Receivable.

(i)                                     Offices. Move the location of where the Company keeps its records to a new location without providing thirty (30) days’ prior written notice to the Collateral Agent, the Administrative Agent and each Funding Agent.

(j)                                    Change in Name. Change the Company’s name, corporate structure, jurisdiction of organization, place of business or chief executive office in any manner that would or is likely to (i) make any financing statement or continuation statement (or other similar instrument) relating to this Agreement seriously misleading within the meaning of Section 9-506(b) of the applicable UCC (or analogous provision of any other similar applicable statute or legislation) or (ii) impair the perfection of the Collateral Agent’s security interest in any Receivable under any other similar law, without thirty (30) days’ prior written notice to the Collateral Agent, the Administrative and each Funding Agent.

(k)                                 Charter. Amend or make any change or modification to its constitutive documents without obtaining the consent of the Administrative Agent and each Funding Agent (provided that, notwithstanding anything to the contrary in this Section 26.3(k), the Company may make amendments, changes or modifications pursuant to changes in law of the jurisdiction of its formation or amendments to change the Company’s name (subject to compliance with Section 26.3(j))).

(l)                                     Tax Classification. Elect or take any action that would cause it to be classified as a partnership or corporation for U.S. tax purposes or permit any member of the Company to so elect or take any such action.

(m)                             Limitation on Restricted Payments. Declare or pay any dividend or distribution in respect of capital on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of equity interests of the Company, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company (such declarations, payments, setting apart, purchases, redemptions, defeasance, retirements, acquisitions and distributions being herein called “Restricted Payments”), unless: (i) at the date such Restricted Payment is made, the Company shall have made all payments in respect of its obligations pursuant to the Transaction Documents; (ii) the Restricted Payment Test is satisfied on such date; (iii) at the date such Restricted Payment is made, the Company is in compliance with all terms of the Transaction Documents; (iv) such Restricted Payment is in accordance with all corporate and legal formalities applicable to the Company; and (v) no Termination Event or Potential Termination Event has occurred and is continuing (or would occur as a result of making such Restricted Payment).

(n)                                 Accounting for Purchases. Except in accordance with any Requirement of Law, prepare any financial statements which shall account for the transactions contemplated under any Origination Agreement or the transactions contemplated hereunder in any manner other than, as a contribution of the Receivables from the Contributor to the Company and as a grant of a security interest in the Receivables by the Company to the Collateral Agent, respectively, or in any other respect account for or treat the transactions contemplated under any Origination Agreement or the transactions contemplated hereunder (including for financial accounting purposes, except as required by law) in any manner other than as a contribution of the Receivables from the Contributor to the Company and as a grant of a security interest in the Collateral from the Company to the Collateral Agent, respectively; provided, however, that this Section 26.3(n) shall not apply for any tax or tax accounting purposes.

(o)                                 Extension or Amendment of Receivables. Extend, make any Dilution Adjustment to, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, amend or otherwise modify, the terms of any Receivables other than as permitted under Section 4.05(a) of the Servicing Agreement.

(p)                                 Amendment of Transaction Documents or Other Material Documents. Other than as set forth in the Transaction Documents, amend any Transaction Document or other material document related to any transactions contemplated hereby or thereby.

(q)                                 Origination Agreements. Take any action under any Origination Agreement to which it is a party that could reasonably be expected to have a Material Adverse Effect.

(r)                                    Limitation on Investments and Loans. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except for the Receivables or as otherwise contemplated under the Transaction Documents.

(s)                                   Limitation on Mergers, Acquisitions and Asset Sales. Enter into any agreement to merge with or acquire another company or sell all or substantially all of the Company’s assets.

26.4                        Additional Covenants of the Company and the Master Servicer

(a)                                 The Master Servicer hereby agrees that it shall observe each and all of its covenants (both affirmative and negative) contained in each Servicing Agreement in all material respects and that it shall:

(i)                                     provide to the Administrative Agent and each Funding Agent (A) no later than the Initial Borrowing Date (as provided by Section 6.1(s)) and (B) in the case of an addition of an Originator, prior to the date such Originator is added, evidence that each such Originator maintains disaster recovery systems and back up computer and other information management systems which shall be reasonably satisfactory to the Administrative Agent and each Funding Agent;

(ii)                                  provide to the Administrative Agent and each Funding Agent, simultaneously with delivery to the Collateral Agent, all reports, notices, certificates, statements and other documents required to be delivered to the Collateral Agent pursuant to the Servicing Agreement and the other Transaction Documents and furnish to the Administrative Agent and each Funding Agent promptly after receipt thereof a copy of each material notice, material demand or other material communication (excluding routine communications) received by or on behalf of the Company or the Master Servicer with respect to the Transaction Documents; and

(iii)                               provide notice to the Administrative Agent and each Funding Agent of the appointment of a Successor Master Servicer pursuant to Section 6.02 of the Servicing Agreement.

(b)                                 The Company shall not pledge, grant a security interest in, assign or otherwise encumber the Collateral; nor permit a Change of Control to occur; provided that the Contributor may at any time pledge the membership interest in the Company and the rights attendant thereto.

27.                               ADDITION OF APPROVED ORIGINATOR; APPROVED ACQUIRED LINE OF BUSINESS RECEIVABLES

At the written request of the Master Servicer delivered to the Collateral Agent, each Funding Agent and the Administrative Agent, (1) the addition of an originator as an Approved Originator or (2) the inclusion of Acquired Line of Business Receivables as Eligible Receivables, in each case after the Initial Borrowing Date, shall be permitted upon satisfaction of the relevant conditions set forth in this Section 27 and the relevant Origination Agreement.

(a)                                 Approved Originator.

(i)                                     such proposed Approved Originator is an Affiliate of Huntsman International;

(ii)                                  the Master Servicer, the Company, the Administrative Agent and each Funding Agent shall have received a copy of the Policies of such Originator, which Policies shall be in form and substance satisfactory to the Master Servicer, the Servicer Guarantor, the Company, each Funding Agent and the Administrative Agent;

(iii)                               the governing law of the Contracts relating to the Receivables originated by such proposed Approved Originator is the law of the United States or any one of the States thereof or the District of Columbia;

(iv)                              the Company, the Collateral Agent, each Funding Agent and the Administrative Agent shall have received written confirmation that there is no pending or threatened action or proceeding affecting such proposed Approved Originator before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect with respect to it (other than such action or proceeding as disclosed in public filings);

(v)                                 the Collateral Agent, each Funding Agent and the Administrative Agent shall have received an Opinion of Counsel in form and substance satisfactory to each of them from a nationally recognized law firm qualified to practice in the jurisdiction in which such Originator is located to the effect that the sale of Receivables by such Originator to the Contributor or the Company (or such other entity as shall have been agreed) constitute true sales of such Receivables to the Contributor or the Company or such entity;

(vi)                              the Collateral Agent, each Funding Agent and the Administrative Agent shall have received an Opinion of Counsel from a nationally recognized law firm in form and substance satisfactory to each of them with respect to the Originators from one or more nationally recognized law firms authorized to practice law in the jurisdiction in which such proposed Approved Originator is located, the jurisdictions governing the contracts originated by such Originator and in New York;

(vii)                           the Master Servicer and the Servicer Guarantor shall have agreed in writing to service the Receivables originated and proposed to be sold by such Originator in accordance with the terms and conditions of the Servicing Agreement and the Servicer Guarantor shall have agreed to guarantee the Master Servicer’s obligations in connection therewith;

(viii)                        the Company, the Collateral Agent, each Funding Agent and the Administrative Agent shall have received a certificate prepared by a Responsible Officer of the Master Servicer certifying that after giving effect to the addition of such proposed Approved Originator, the Target Receivables Amount shall be equal to or less than the Aggregate Receivables Amount on the date such proposed Approved Originator is added pursuant to the applicable Receivables Purchase Agreement;

(ix)                              such Originator shall have executed an Additional Originator Joinder Agreement in the form of the applicable schedule attached to the applicable Receivables Purchase Agreement, shall have otherwise acceded to an existing Receivables Purchase Agreement or shall have entered into a Receivables Purchase Agreement substantially similar to the existing Receivables Purchase Agreement with such modifications as necessary or appropriate to address jurisdiction-specific issues;

(x)                                 if applicable, such Originator shall have executed, filed and recorded, at its own expense, appropriate UCC financing statements with respect to the Receivables (and Related Property) originated and proposed to be sold by it in such manner and such jurisdictions as are necessary to perfect the Company’s ownership interest in such Receivables;

(xi)                              the Company, each Funding Agent and the Administrative Agent shall be satisfied that there are no Liens on the Receivables to be sold by such Originator, except Permitted Liens;

(xii)                           the Collection Accounts with respect to the Receivables to be sold or contributed by such proposed Approved Originator shall have been established in the name of the Company and the Company shall have caused the Collateral Agent to have a first priority perfected security interest in such accounts or shall have been established in the name of the Collateral Agent (whereby the Collateral Agent may grant to the Company a revocable authorization to operate such accounts), or, if the Collateral Agent shall not have such first priority perfected security interest or ownership interest in such accounts, the Company shall have established, or shall have caused Huntsman International to establish, appropriate reserves, as determined by the Funding Agents and the Administrative Agent, to cover any failure of timely remittance in full of Collections from such accounts, or shall have made such other arrangements as appropriate or necessary, as determined by the Funding Agents and the Administrative Agent, to address jurisdiction-specific issues; and

(xiii)                        if the aggregate Principal Amount of Receivables to be added to the pool of Receivables by Additional Originators added as Approved Originators and with respect to Acquired Lines of Business pursuant to the provisions of this Section 27 in the immediately preceding twelve (12) calendar months (including the aggregate Principal Amount of all Receivables of such proposed Originator proposed to be sold by such proposed Originator) is greater than ten percent (10%) of the Aggregate Receivables Amount on such date before giving effect to the addition of such proposed Approved Originator, such calculation to be made immediately prior to the proposed addition of such Approved Originator, then (i) each Funding Agent and the Administrative Agent shall have consented to the addition of such Originator and (ii) the historical aging and liquidation schedule information of the

Receivables originated by such proposed Approved Originator and other data relating to the Receivables is satisfactory to each Funding Agent and the Administrative Agent.

(b)                                 Approved Acquired Line of Business Receivables

(i)                                     the Master Servicer, the Company, the Collateral Agent, each Funding Agent and the Administrative Agent shall have received a copy of the Policies with respect to the relevant Acquired Line of Business, which Policies shall be in form and substance satisfactory to the Master Servicer, the Servicer Guarantor, the Company, the Administrative Agent and each Funding Agent;

(ii)                                  the Company, the Collateral Agent, each Funding Agent and the Administrative Agent shall have received written confirmation that there is no pending or threatened action or proceeding affecting the Originator or Originators with respect to such Acquired Line of Business before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect with respect to it (other than such action or proceeding as disclosed in public filings);

(iii)                               the Company, the Collateral Agent, each Funding Agent and the Administrative Agent shall have received a certificate prepared by a Responsible Officer of the Master Servicer certifying that after giving effect to the addition of such Acquired Line of Business Receivables, the Target Receivables Amount shall be equal to or less than the Aggregate Receivables Amount on the date designated by the relevant Originator or Originators pursuant to clause (iv) below;

(iv)                              the relevant Originator or Originators with respect to such Acquired Line of Business shall have delivered a notice to the Master Servicer, the Company, the Collateral Agent, each Funding Agent and the Administrative Agent, designating the date upon which the Acquired Line of Business Receivables would commence being considered as possible Eligible Receivables;

(v)                                 if applicable, the relevant Originator or Originators with respect to such Acquired Line of Business shall have executed, filed and recorded, at its own expense, appropriate UCC financing statements with respect to the Receivables (and Related Property) originated and proposed to be sold by it in such manner and such jurisdictions as are necessary to perfect the Company’s ownership interest in such Receivables;

(vi)                              the Company, each Funding Agent and the Administrative Agent shall be satisfied that there are no Liens on the Acquired Line of Business Receivables to be sold by such Originator, except as Permitted Liens;

(vii)                           the Collection Accounts with respect to the Acquired Line of Business Receivables to be sold or contributed by such Originator shall have been established in the name of the Company (or existing Collection Accounts will be used with respect to such Receivables) and the Company shall have caused the Collateral Agent to have a first priority perfected security interest in such accounts or shall have been established in the name of the Collateral Agent (whereby the Collateral Agent may grant to the Company a revocable authorization to operate such accounts), or, if the Collateral Agent shall not have such first priority perfected security interest or ownership interest in such accounts, the Company shall have established, or shall have caused Huntsman International to establish, appropriate reserves, as determined by the Funding Agents and the Administrative Agent, to cover any failure of timely remittance in full of Collections from such accounts, or shall have made such other arrangements as appropriate or necessary, as determined by the Funding Agents and the Administrative Agent, to address jurisdiction-specific issues; and

(viii)                        if the aggregate Principal Amount of Receivables added to the pool of Receivables by Additional Originators added as Approved Originators and with respect to Acquired Lines of Business pursuant to the provisions of this Section 27 in the immediately preceding twelve (12) calendar months (including the aggregate Principal Amount of all Receivables of such proposed Acquired Line of Business) is greater than ten percent (10%) of the Aggregate Receivables Amount on such date before giving effect to the addition of such proposed Acquired Lines of Business Receivables, such calculation to be made immediately prior to the proposed addition of such Acquired Lines of Business Receivables, then (i) each Funding Agent and the Administrative Agent shall have consented to the addition of such Acquired Lines of Business Receivables and (ii) the historical aging and liquidation schedule information of the Receivables originated with respect to such Acquired Lines of Business Receivables and other data relating to the Receivables is satisfactory to each Funding Agent and the Administrative Agent.

28.                               REMOVAL AND WITHDRAWAL OF ORIGINATORS AND APPROVED ORIGINATORS

(a)                                 Subject to Sections 28(c) and 28(d), at the written request of the Company or the Master Servicer, an Approved Originator may be removed or terminated as an Originator and an Approved Originator may withdraw as an Originator; provided that, in each case,

(i)                                     such removal or withdrawal is in accordance with the applicable Origination Agreement,

(ii)                                  the Administrative Agent and each Funding Agent shall have given its prior written consent to such removal, termination or withdrawal, such consent not to be unreasonably withheld,

(iii)                               no Program Termination Event or Potential Termination Event has occurred and is continuing or would occur as a result thereof, and

(iv)                              the Company, the Collateral Agent, the Administrative Agent and each Funding Agent shall have received prior written notice from the Master Servicer of such removal, termination or withdrawal of the Originator (accompanied by a certificate of a Responsible Officer of the Master Servicer attaching a pro forma Daily Report and certifying that the Target Receivables Amount will be equal to or less than the Aggregate  Receivables Amount after giving effect to such removal, termination or withdrawal);

provided that, clause (ii) above shall not apply if the aggregate Principal Amount of Receivables of an Originator that is removed, withdrawn or terminated pursuant to the provisions of this Section 28 in the immediately preceding twelve (12) calendar months is less than ten per cent (10%) of the Aggregate Receivables Amount as of the date immediately prior to the proposed removal, withdrawal or termination of the relevant Approved Originator; provided, further, that clause (ii) shall not apply to an Originator with respect to which an Originator Termination Event has occurred under the applicable Origination Agreement.

(b)                                 At the written request of the Master Servicer, an Approved Originator may cease selling Receivables originated with respect to a Designated Line of Business by designating such Designated Line of Business as an Excluded Designated Line of Business; provided that, in each case,

(i)                                     such cessation is in accordance with the applicable Origination Agreement,

(ii)                                  the Administrative Agent and each Funding Agent shall have given its prior written consent to such cessation, such consent not to be unreasonably withheld,

(iii)                               no Program Termination Event or Potential Termination Event has occurred and is continuing or would occur as a result thereof,

(iv)                              the Collateral Agent, each Funding Agent and the Administrative Agent shall have received prior written notice from the Master Servicer of such cessation (accompanied by a certificate of a Responsible Officer of the Master Servicer attaching a pro forma Daily Report and certifying that the Target Receivables Amount will be equal to or less than the Aggregate Receivables Amount after giving effect to such disposition and/or cessation); and

(v)                                 all Obligors with respect to Receivables originated with respect to the Excluded Designated Line of Business shall be instructed to make all payments with respect to receivables which are not Receivables owned by the Company to accounts other than the Collection Accounts and the Master Servicer shall take all steps reasonably intended to cause such Obligors comply with such instructions;

provided that, clause (a)(ii) above shall not apply if the aggregate Principal Amount of Receivables removed from the pool of Receivables pursuant to the provisions of this Section 28 in the immediately preceding twelve (12) calendar months (including the aggregate Principal Amount of Receivables related to such proposed Excluded Designated Line of Business) is less than ten per cent (10%) of the Aggregate Receivables Amount as of the date immediately prior to the proposed removal, withdrawal or termination of the relevant Approved Originator or proposed cessation of the Excluded Designated Line of Business.

(c)                                  Upon and after notice being given pursuant to Section 28(a)(iv) or Section 28(b)(iv) (as applicable), any Receivables with respect to an Originator removed, withdrawn or terminated or an Excluded Designated Line of Business (as applicable) shall: (i) cease to be sold, transferred or contributed to the Contributor and/or the Company; and (ii) assuming satisfaction of all other applicable requirements with respect to an Eligible Receivable, continue to be an Eligible Receivable only if (A) such Receivables were sold, transferred or contributed to the Company prior to the date such notice was given and (B) (if applicable) the Excluded Designated Line of Business has not yet been sold or otherwise disposed.

(d)                                 An Originator that is removed, terminated or withdrawn, or that is the Originator with respect to an Excluded Designated Line of Business, shall have a continuing obligation with respect to Receivables previously sold or contributed by it pursuant to the relevant Origination Agreement (including making Originator/Contributor Dilution Adjustment Payments, Originator/Contributor Adjustment Payments and payments in respect of indemnification) unless Huntsman International or an Affiliate of such Originator has assumed all such obligations; provided, however, that an Affiliate of such Originator (other than Huntsman International) may assume such Originator’s obligations only with the prior written consent of the Administrative Agent and each Funding Agent.

29.                               ADJUSTMENT PAYMENT FOR INELIGIBLE RECEIVABLES

(a)                                 Adjustment Payments. If (i) any representation or warranty under Sections 24(a), 24(b) or 24(e) is not true and correct as of the date specified therein with respect to any Receivable, or any Receivable encompassed by the representation and warranty in Sections 24(c) or 24(d) is determined not to have been an Eligible Receivable as of the relevant Receivables Contribution Date, (ii) there is a breach of any covenant under Section 26.3(b) with respect to any Receivable or (iii) the Collateral Agent’s security interest in any Receivable is not a continuing first priority perfected security interest at any time as a result of any action taken by, or the failure to take action by, the Company (any Receivable as to which the conditions specified in any of clauses (i), (ii) or (iii) of this Section 29(a) exists is referred to herein as an “Ineligible Receivable”) then, after the earlier (the date on which such earlier event occurs, the “Ineligibility Determination Date”) to occur of the discovery by the Master Servicer of any such event that continues unremedied or receipt by the Company of written notice (which may be in the Daily Report) given by the Master Servicer of any such event that continues unremedied, the Company shall pay to the Company Concentration Account, or, if no Company Concentration Account shall have been established hereunder, a Collection Account, the Adjustment Payment in the amount and manner set forth in Section 29(b).

(b)                                 Adjustment Payment Amount. Subject to the last sentence of this Section 29(b), the Company shall make an Adjustment Payment with respect to each Ineligible Receivable as required pursuant to Section 29(a) by depositing in the Company Concentration Account, or, if no Company Concentration Account shall have been established hereunder, a Collection Account, on the Business Day following the related Ineligibility Determination Date an amount equal to the lesser of (x) the amount by which the Target Receivables Amount exceeds the Aggregate Receivables Amount (after giving effect to the reduction thereof by the Principal Amount of such Ineligible Receivable) and (y) the aggregate outstanding Principal Amount of all such Ineligible Receivables less the Collections (if any) in respect of such

Ineligible Receivable previously applied by or on behalf of the Master Servicer.

Upon transfer or deposit of the Adjustment Payment amount specified in this Section 29(b), the Company shall be entitled to retain without recourse, representation or warranty, all subsequent Collections (or amounts in respect thereof) received by it in respect of each such Ineligible Receivable and such Collections shall not form part of the Collateral. The obligation of the Company to pay such Adjustment Payment amount specified in this Section 29(b), as the case may be, with respect to any Ineligible Receivables shall constitute the sole remedy respecting the event giving rise to such obligation available to the Secured Parties unless such obligation is not satisfied in full in accordance with the terms of this Agreement.  For the avoidance of doubt, upon such satisfaction of such obligation in full in accordance with the terms of this Agreement, no Termination Event arising under Section 21 as a sole result of such obligation shall be treated as having occurred and as being continuing.

30.                               [RESERVED]

31.                               OBLIGATIONS UNAFFECTED

The obligations of the Company and the Master Servicer to the Collateral Agent, the Administrative Agent, the Funding Agents and the Lenders under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any of the Receivables or any sale of any of the Receivables.

32.                               [RESERVED]

PART 10
THE PARTIES

33.                               ROLE OF THE COLLATERAL AGENT

33.1                        Authorization and Action

(a)                                 Each Secured Party hereby irrevocably appoints and authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Collateral Agent by the terms hereof and the other Transaction Documents, together with such powers as are reasonably incidental thereto.

(b)                                 Without limiting the foregoing, the Collateral Agent is empowered and authorized, on behalf of the Secured Parties, to create, hold and administer the Collateral for the benefit of the Secured Parties under the Security Agreements. For avoidance of doubt, each of the Secured Parties hereby authorizes the Collateral Agent to execute and deliver the Security Documents and any other agreements or documents which are required to create Collateral or other security for and on behalf of the Secured Parties.

(c)                                  The Collateral Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Collateral Agent.

(d)                                 The Collateral Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust (save as provided in the Transaction Documents) or agency with, any Transaction Party, the Lenders, the Funding Agents, the Administrative Agent or any other Secured Party.

(e)                                  Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Collateral Agent ever be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable Requirements of Law. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

33.2                        Performance of Obligations

(a)                                 If the Master Servicer or the Company fails to perform any of its obligations under this Agreement or any other Transaction Document, the Collateral Agent may (but shall not be required to) itself perform, or cause performance of, such obligation; and the Collateral Agent’s costs and expenses reasonably incurred in connection therewith shall be payable by the Company.

(b)                                 The exercise by the Collateral Agent on behalf of the Secured Parties of their rights under this Agreement shall not release the Master Servicer or the Company from any of their duties or obligations with respect to any Contracts or Transaction Documents.  None of the Collateral Agent, the Funding Agents, the Lenders or the Administrative Agent shall have any obligation or liability with respect to any Transaction Documents or Contracts, nor shall any of them be obligated to perform the obligations of any Transaction Party thereunder.

33.3                        Liability of Collateral Agent

Neither the Collateral Agent nor any of its directors, officers, agents or employees:

(a)                                 shall be liable for any action taken or omitted to be taken by it or them as Collateral Agent under or in connection with this Agreement (including the Collateral Agent’s servicing, administering or collecting Receivables as Master Servicer) in the absence of its or their own gross negligence, fraud or willful misconduct. Without limiting the generality of the foregoing, the Collateral Agent may consult with legal counsel (including counsel for the Company, the Contributor or the Master Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(b)                                 makes any warranty or representation to the Administrative Agent, the Funding Agents, the Lenders or other Secured Party (whether written or oral) and shall not be responsible to the Administrative Agent, the Funding Agents, the Lenders or other Secured Party for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document;

(c)                                  shall have any duty to ascertain or to inquire as to whether or not a Termination Event has occurred and is continuing nor to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement (including in particular whether any instructions of the Administrative Agent have been authorized by the Majority Lenders) or any other Transaction Document on the part of any Transaction Party or to inspect the property (including the books and records) of any Transaction Party;

(d)                                 shall be responsible to the Administrative Agent, the Funding Agents, the Lenders or other Secured Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Transaction Document; and

(e)                                  shall incur any liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

33.4                        Indemnification of Collateral Agent

(a)                                 Whether or not the transactions contemplated hereby are consummated, each Committed Lender severally agrees to indemnify the Collateral Agent (to the extent not reimbursed by the Transaction Parties), ratably based on the Commitment of such Committed Lender (or, if the Commitments have terminated, ratably according to the respective Commitment of such Committed Lender immediately prior to such termination), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent, as the case may be, in any way relating to or arising out of this Agreement or any other Transaction Document or any action reasonably taken or omitted by the Collateral Agent under this Agreement or any other Transaction Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence, fraud or willful misconduct; provided, however, that no action taken in accordance with the express direction of the Administrative Agent (acting on the instructions of the Majority Lenders) shall be deemed to constitute negligence, fraud or willful misconduct for purposes of this Section.

(b)                                 Without limiting the foregoing, each Lender shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney’s fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not promptly reimbursed for such expenses by or on behalf of the Company.

(c)                                  The undertaking in this Section 33.4 shall survive payment on the Final Payout Date and the resignation or replacement of the Collateral Agent.

33.5                        Delegation of Duties

The Collateral Agent may execute any of its duties through agents (including collection agents), employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

33.6                        Action or Inaction by Collateral Agent

The Collateral Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive explicit instructions of the Administrative Agent and assurance of its indemnification by the Lenders, as it deems appropriate. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Administrative Agent (acting on the instructions of the Majority Lenders or all the Funding Agents), and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon the Funding Agents, all Lenders, the Administrative Agent and all other Secured Parties. The Lenders, the Funding Agents, the Administrative Agent, and the Collateral Agent agree that unless any action to be taken by the Collateral Agent under a Transaction Document:

(a)                                 specifically requires the explicit instructions of the Administrative Agent; or

(b)                                 specifically provides that it be taken by the Collateral Agent alone or without any explicit instructions of the Administrative Agent,

then the Collateral Agent may (and shall, to the extent required hereunder) take action based upon the advice or concurrence of the Majority Lenders or all the Funding Agents.

33.7                        Notice of Facility Events; Action by Collateral Agent

(a)                                 The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Facility Event or any other default or termination event under the Transaction Documents, as the case may be, unless the Collateral Agent has received written notice from the Administrative Agent, a Funding Agent, a Lender, the Master Servicer or the Company stating that such event has occurred and describing such termination event or default. If the Collateral Agent receives such a notice, it shall promptly give notice thereof to the Administrative Agent.

(b)                                 The Collateral Agent shall take such action concerning a Facility Event or any other matter hereunder as may be directed by the Administrative Agent (acting on the instructions of the Majority Lenders or all the Funding Agents), (subject to the other provisions of this Section 33, but until the Collateral Agent receives such directions, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Collateral Agent deems advisable and in the best interests of the Lenders.

33.8                        Non-Reliance on Collateral Agent and Other Parties

(a)                                 The Administrative Agent, the Funding Agents and Lenders expressly acknowledge that neither the Collateral Agent nor any of its directors, officers, agents or employees has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including any review of the affairs of the Transaction Parties, shall be deemed to constitute any representation or warranty by the Collateral Agent.

(b)                                 Each Lender and Funding Agent represents and warrants to the Collateral Agent that, independently and without reliance upon the Collateral Agent, the Administrative Agent, any other Funding Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of each Transaction Party and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Collateral Agent to a Funding Agent, the Administrative Agent or Lender, the Collateral Agent shall not have any duty or responsibility to provide any Funding Agent, the Administrative Agent or any Lender with any information concerning the Transaction Parties or any of their Affiliates that comes into the possession of the Collateral Agent or any of its directors, officers, agents, employees, attorneys-in-fact or Affiliates.

33.9                        Successor Collateral Agent

(a)                                 The Collateral Agent may, upon at least thirty (30) days’ notice to the Company, the Master Servicer and the Administrative Agent, resign as Collateral Agent.

(b)                                 Except as provided below, such resignation shall not become effective until a successor Collateral Agent is appointed by the Administrative Agent (acting on the instructions of the Majority Lenders) and has accepted such appointment.

(c)                                  If no successor Collateral Agent shall have been so appointed by the Administrative Agent (acting on the instructions of the Majority Lenders), within thirty (30) days after the departing Collateral Agent’s giving of notice of resignation, the departing Collateral Agent may, on behalf of the Majority Lenders, appoint a successor Collateral Agent, which successor Collateral Agent shall be either a commercial bank having short-term debt ratings of at least A-1 from S&P and P-1 from Moody’s or a Subsidiary of such an institution and (so long as no Facility Event has occurred and is continuing hereunder) shall be acceptable to the Company.

(d)                                 If no successor Collateral Agent shall have been so appointed by the Administrative Agent (acting on the instructions of the Majority Lenders) within sixty (60) days after the departing Collateral Agent’s giving of notice of resignation, the departing Collateral Agent may, on behalf of the Majority Lenders, appoint a successor Collateral Agent, which successor Collateral Agent shall be a commercial bank having short-term debt ratings of at least A-1 from S&P and P-1 from Moody’s or a Subsidiary of such an institution.

(e)                                  Upon such acceptance of its appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from any further duties and obligations under the Transaction Documents.

(f)                                   After any retiring Collateral Agent’s resignation hereunder, the provisions of Section 2.02 of the Servicing Agreement and Section 12, Section 37.12 and this Section 33 of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Collateral Agent.

33.10                 Collateral Agent as joint and several creditor

(a)                                 Each party agrees that the Collateral Agent:

(i)                                     will be the joint and several creditor (together with the Lenders) of each and every obligation of the Company towards the Lenders under this Agreement; and

(ii)                                  will have its own independent right to demand performance by the Company of those obligations.

(b)                                 Discharge by the Company of any obligation owed by it to the Collateral Agent or to the Lenders shall, to the same extent, discharge the corresponding obligation owing to the Lenders or to the Collateral Agent, as applicable.

(c)                                  Without limiting or affecting the Collateral Agent’s rights against the Company (whether under this paragraph or under any other provision of the Transaction Documents), the Collateral Agent agrees with the Lenders (on a several and divided basis) that, subject to Section 33.10(d), it will not exercise its rights as a joint and several creditor except with the consent of the Administrative Agent (acting on the instructions of the Majority Lenders).

(d)                                 Nothing in Section 33.10(c) shall in any way limit the Collateral Agent’s right to act in the protection and preservation of rights under or to enforce any Security Document as contemplated by this Agreement and/or the relevant Security Document (or to do any act reasonably incidental to any of the above).

34.                               ROLE OF EACH FUNDING AGENT

34.1                        Authorization and Action

(a)                                 Each of the Lenders hereby appoints and authorizes its Funding Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to each Funding Agent by the terms hereof and the other Transaction Documents, together with such powers as are reasonably incidental thereto.

(b)                                 No Funding Agent shall have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against any Funding Agent.

(c)                                  No Funding Agent shall assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with any Transaction Party or Lender except as otherwise expressly agreed by such Funding Agent.

(d)                                 Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall any Funding Agent ever be required to take any action which exposes such Funding Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable Requirements of Law.

34.2                        Funding Agent’s Reliance, etc.

Neither a Funding Agent nor its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Funding Agent under or in connection with this Agreement or the other Transaction Documents in the absence of its or their own gross negligence, fraud or willful misconduct. Without limiting the generality of the foregoing, each Funding Agent:

(a)                                 may consult with legal counsel (including counsel for the Collateral Agent, the Company, the Master Servicer or the Contributor), independent certified public accountants and other experts selected by them and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(b)                                 makes no warranty or representation to any Lender (whether written or oral) and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document;

(c)                                  shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of any Transaction Party or any other Person, or to inspect the property (including the books and records) of any Transaction Party;

(d)                                 shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and

(e)                                  shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by them to be genuine and signed or sent by the proper party or parties.

34.3                        Funding Agent and Affiliates

(a)                                 In the event that a Funding Agent is a Lender, with respect to any Loan or interests therein owned by it, such Funding Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it was not a Funding Agent.

(b)                                 Each Funding Agent and any of its Affiliates may generally engage in any kind of business with any Transaction Party or the Company, any of their respective Affiliates and any Person who may do business with or own securities of any Transaction Party or the Company or any of their respective Affiliates, all as if such Funding Agent were not a Funding Agent and without any duty to account therefor to any Lenders.

34.4                        Indemnification of Funding Agent

Each related Committed Lender agrees to indemnify its Funding Agent (to the extent not reimbursed by the Transaction Parties), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Funding Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by each Funding Agent under this Agreement or any other Transaction Document; provided that no related Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from its Funding Agent’s gross negligence, fraud or willful misconduct.

34.5                        Delegation of Duties

Each Funding Agent may execute any of its duties through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Funding Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

34.6                        Action or Inaction by Funding Agent

(a)                                 Each Funding Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Lender in its lender Group and assurance of its indemnification by the Lender in its Lender Group, as it deems appropriate.

(b)                                 Each Funding Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Lender in its Lender Group and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon such Lender.

34.7                        Notice of Facility Events

(a)                                 No Funding Agent shall be deemed to have knowledge or notice of the occurrence of any Facility Event or any other default or termination event under the Transaction Documents unless such Funding Agent has received notice from the Collateral Agent, any other Funding Agent, the Administrative Agent, any Lender, the Master Servicer or the Company stating that such event has occurred hereunder or thereunder and describing such termination event or default.

(b)                                 If a Funding Agent receives such a notice, it shall promptly give notice thereof to the Lender in its Lender Group and to the Administrative Agent and the Collateral Agent (but only if such notice received by such Funding Agent was not sent to Administrative Agent and the  Collateral Agent).

(c)                                  Each Funding Agent may take such action concerning a Facility Event as may be directed by the Lender in its Lender Group (subject to the other provisions of this Section 34, but until such Funding Agent receives such directions, such Funding Agent may (but shall not be obligated to) take such action, or refrain from taking such action, such Funding Agent deem advisable.

34.8                        Non-Reliance on Funding Agent by Other Parties

(a)                                 Except to the extent otherwise agreed to in writing between a Lender and its Funding Agent, each Lender expressly acknowledges that neither a Funding Agent nor any of such Funding Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by such Funding Agent hereafter taken, including any review of the affairs of the Transaction Parties, shall be deemed to constitute any representation or warranty by such Funding Agent.

(b)                                 Each Lender represents and warrants to its Funding Agent that, independently and without reliance upon such Funding Agent, the Collateral Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transaction Parties and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document.  Except for items expressly required to be delivered under any Transaction Document by a Funding Agent to the Lender in its Lender Group, the Collateral Agent, the Administrative Agent, any other Lender or any other Funding Agent, no Funding Agent shall have any duty or responsibility to provide its Lender, the Collateral Agent, the Administrative Agent, any other Lender or any other Funding Agent, with any information concerning the Transaction Parties or any of their Affiliates that comes into the possession of such Funding Agent or any of its directors, officers, agents, employees, attorneys in- fact or Affiliates.

34.9                        Successor Funding Agent

(a)                                 Each Funding Agent may, upon at least thirty (30) days notice to the Collateral Agent, the Company, the Master Servicer, the Administrative Agent and its Lender resign as a Funding Agent.

(b)                                 Such resignation shall not become effective until a successor Funding Agent is appointed in the manner prescribed by the relevant Program Support Agreements or, in the absence of any provisions in such Program Support Agreements providing for the appointment of a successor Funding Agent, until a successor Funding Agent is appointed by the Lender in its Lender Group and such successor Funding Agent has accepted such appointment.

(c)                                  If no successor Funding Agent shall have been so appointed within thirty (30) days after the departing Funding Agent’s giving of notice of resignation, then the departing Funding Agent may, on behalf of its Lender, appoint a successor Funding Agent, which successor Funding Agent shall be either a commercial bank having short-term debt ratings of at least A-1 from S&P and P-1 from Moody’s or an Affiliate of such an institution.

(d)                                 Upon such acceptance of its appointment as Funding Agent hereunder by a successor Funding Agent, such successor Funding Agent shall succeed to and become vested with all the rights and duties of the retiring Funding Agent (including the provisions of Section 34.9(b)), and the retiring Funding Agent shall be discharged from any further duties and obligations under the Transaction Documents.

(e)                                  After each Funding Agent’s resignation hereunder, the provisions of Section 12, Section 37.12 and this Section 34.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Funding Agent.

34.10                 Reliance on Funding Agent

Unless otherwise advised in writing by each Funding Agent or by any Lender, each party to this Agreement may assume that:

(a)                                 each Funding Agent is acting for the benefit and on behalf of the Lender in its Lender Group as well as for the benefit of each assignee or other transferee from any such Person; and

(b)                                 each action taken by each Funding Agent has been duly authorized and approved by all necessary action on the part of the Lender in its Lender Group.

35.                               ROLE OF THE ADMINISTRATIVE AGENT

35.1                        Authorization and Action

(a)                                 Each of the Lenders and the Funding Agents hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent by the terms hereof and the other Transaction Documents, together with such powers as are reasonably incidental thereto.

(b)                                 The Administrative Agent shall not have any duties other than those expressly set forth in the Transaction Documents, and no implied obligations or liabilities shall be read into any Transaction Document, or otherwise exist, against the Administrative Agent.

(c)                                  The Administrative Agent does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust or agency with any Transaction Party, Funding Agent or Lender except as otherwise expressly agreed by the Administrative Agent.

(d)                                 Notwithstanding any provision of this Agreement or any other Transaction Document, in no event shall the Administrative Agent ever be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to any provision of any Transaction Document or applicable Requirements of Law.

35.2                        Administrative Agent’s Reliance, Etc.

Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as the Administrative Agent under or in connection with this Agreement or the other Transaction Documents in the absence of its or their own negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent:

(a)                                 may consult with legal counsel (including counsel for the Collateral Agent, the Company, the Master Servicer or the Contributor), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

(b)                                 makes no warranty or representation to any Lender, the Collateral Agent or any Funding Agent (whether written or oral) and shall not be responsible to any Lender, the Collateral Agent or any Funding Agent for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Transaction Document;

(c)                                  shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of any Transaction Party or any other Person, or to inspect the property (including the books and records) of any Transaction Party;

(d)                                 shall not be responsible to any Lender, the Collateral Agent or any Funding Agent for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Documents or any other instrument or document furnished pursuant hereto; and

(e)                                  shall incur no liability under or in respect of this Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties.

35.3                        Administrative Agent and Affiliates

With respect to any Loan or interests therein owned by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent. The Administrative Agent and any of its Affiliates may generally engage in any kind of business with any Transaction Party or the Company, any of their respective Affiliates and any Person who may do business with or own securities of any Transaction Party or the Company or any of their respective Affiliates, all as if the Administrative Agent were not the Administrative Agent and without any duty to account therefor to any Lenders.

35.4                        Indemnification of Administrative Agent

Each Committed Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Transaction Parties), ratably according to its Lender Group’s Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any other Transaction Document; provided that no Committed Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence, fraud or willful misconduct.

35.5                        Delegation of Duties

The Administrative Agent may execute any of its duties through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

35.6                        Action or Inaction by Administrative Agent

(a)                                 The Administrative Agent shall in all cases be fully justified in failing or refusing to take action under any Transaction Document unless it shall first receive such advice or concurrence of the Lenders and assurance of its indemnification by the Lenders, as it deems appropriate.

(b)                                 The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or at the direction of the Majority Lenders or all the Funding Agents and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all Lenders and the Funding Agents.

35.7                        Notice of Facility Events

(a)                                 The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Facility Event or any other default or termination event under the Transaction Documents unless the Administrative Agent has received notice from the Collateral Agent, any Funding Agent, any Lender, the Master Servicer or the Company stating that such event has occurred and describing such termination event or default.

(b)                                 If the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Funding Agents, the Lenders and to the Collateral Agent (but only if such notice received by the Administrative Agent was not sent to such Persons).

(c)                                  The Administrative Agent may take such action concerning a Facility Event or any other matter hereunder as may be directed by the Majority Lenders or all the Funding Agents (subject to the other provisions of this Section 35 but until the Administrative Agent receives such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrative Agent deems advisable.

35.8                        Non-Reliance on Administrative Agent by Other Parties

(a)                                 Each Lender and Funding Agent expressly acknowledges that neither the Administrative Agent nor any of the Administrative Agent’s directors, officers, agents or employees has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Transaction Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent.

(b)                                 Each Lender and Funding Agent represents and warrants to the Administrative Agent that, independently and without reliance upon the Administrative Agent, the Collateral Agent, any other Funding Agent or any other Lender and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transaction Parties and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items expressly required to be delivered under any Transaction Document by the Administrative Agent to any Lender, any Funding Agent, or the Collateral Agent, the Administrative Agent shall not have any duty or responsibility to provide any Funding Agent, any Lender or the Collateral Agent with any information concerning the Transaction Parties or any of their Affiliates that comes into the possession of the Administrative Agent or any of its directors, officers, agents, employees, attorneys in- fact or Affiliates.

35.9                        Successor Administrative Agent

(a)                                 The Administrative Agent may, upon at least thirty (30) days notice to the Collateral Agent, the Company, the Master Servicer, the Funding Agents and the Lenders resign as Administrative Agent.

(b)                                 Such resignation shall not become effective until a successor Administrative Agent is appointed by the Lenders and has accepted such appointment.

(c)                                  If no successor Administrative Agent shall have been so appointed within thirty (30) days after the departing Administrative Agent ‘s giving of notice of resignation, then the departing Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be either a commercial bank having short-term debt ratings of at least A-1 from S&P and P-1 from Moody’s or an Affiliate of such an institution.

(d)                                 Upon such acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from any further duties and obligations under the Transaction Documents.

(e)                                  After the Administrative Agent’s resignation hereunder, the provisions of Section 12, Section 37.12  and this Section 35.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

35.10                 Reliance on Administrative Agent

Unless otherwise advised in writing by the Administrative Agent, each party to this Agreement may assume that:

(a)                                 the Administrative Agent is acting for the benefit and on behalf of each of the Lenders and Funding Agents, as well as for the benefit of each assignee or other transferee from any such Person; and

(b)                                 each action taken by the Administrative Agent has been duly authorized and approved by all necessary action on the part of the Lenders or the Funding Agents (as applicable).

35.11                 Reports

The Administrative Agent shall provide to the Collateral Agent any Monthly Settlement Reports and Daily Reports received pursuant to this Agreement reasonably promptly following a request by the Collateral Agent for any such any such Monthly Settlement Reports or Daily Reports.

35.12                 Consent to Scope of Audit

Each Lender, by becoming a party to this Agreement, authorizes the Administrative Agent:

(a)                                 to execute on its behalf a letter agreement with respect to the limited engagement of, and consenting to the Scope of Audit to be performed by, a firm of nationally recognized independent public accountants acceptable to the Administrative Agent, in consultation with the Lenders, in connection with the transactions contemplated by the Transaction Documents; and

(b)                                 to approve additional audit procedures.

PART 11
ADMINISTRATION

36.                               PAYMENTS AND COMPUTATIONS, ETC.

36.1                        Payments

(a)                                 All amounts to be paid by or on behalf of the Company to the Collateral Agent, the Administrative Agent, any Lender or any Facility Indemnified Party hereunder shall be paid no later than 9:45 a.m. (New York time) (or such earlier time as may be specified herein) on the day when due in immediately available funds (without counterclaim, set-off, deduction, defense, abatement, suspension or deferment) to the account of the Administrative Agent. All amounts to be deposited by or on behalf of the Company into a Collection Account, the Company Concentration Account or into any other account hereunder shall be deposited in immediately available funds no later than 9:45 a.m. (New York time) on the date when due.  The Administrative Agent will endeavour to process funds received after 9:45 a.m. (New York time) on a same day basis, but shall not be required to do so.

(b)                                 The Company shall, to the extent permitted by Requirements of Law, pay interest on any amount not paid or deposited by it or on its behalf when due hereunder (after as well as before judgment), at an interest rate per annum equal to the Default Interest Rate, payable on demand.

(c)                                  All computations of Interest, Fees, and other amounts hereunder shall be made on the basis of a year of 360 days, for the actual number of days (including the first but excluding the date of payment) elapsed.

(d)                                 Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

(e)                                  Any computations by the Administrative Agent or a Funding Agent of amounts payable by the Company hereunder shall be binding upon the Company absent manifest error.

(f)                                   All payments of principal and Interest in respect of any Loan shall be made in U.S. Dollars.  All payments to be made by or on behalf of the Company hereunder shall be made in accordance with the provision of this Agreement.

(g)                                  The Administrative Agent shall remit in like funds to each Lender (or its Funding Agent) its applicable pro rata share (based on the amount each such Lender’s Principal Balance of Loans represents of the Principal Balance of all Loans) of each such payment received by the Administrative Agent for the account of the Lenders.

37.                               MISCELLANEOUS

37.1                        Liability of the Company

(a)                                 Except as set forth below in Section 37.2, the Company shall be liable for all obligations, covenants, representations and warranties of the Company arising under or related to this Agreement or any other Transaction Document. Except as provided in the preceding sentence and otherwise herein, the Company shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as Company hereunder.  Notwithstanding any other provision hereof or of any Agreement, the sole remedy of the Collateral Agent (in its individual capacity or as Collateral Agent), the Lenders, the other Secured Parties or any other Person in respect of any obligation, covenant, representation, warranty or agreement of the Company under or related to this Agreement or any other Transaction Document shall be against the assets of the Company, subject to the payment priorities contained herein. Neither the Collateral Agent, the Lenders, the other Secured Parties nor any other Person shall have any claim against the Company to the extent that the Company’s assets are insufficient to meet such obligations, covenant, representation, warranty or agreement (the difference being referred to herein as a “Shortfall”) and all claims in respect of such Shortfall shall be extinguished.

(b)                                 The provisions of this Section 37.1 shall survive termination of this Agreement.

37.2                        Limitation on Liability of the Company

(a)                                 Subject to Sections 37.1 and 37.11, none of the members, independent managers, managing members, directors, officers, employees or agents of the Company shall be under any liability to the Collateral Agent, the Lenders, the other Secured Parties or any other Person for any action taken or for refraining from the taking of any action pursuant to this Agreement or any other Transaction Document whether or not such action or inaction arises from express or implied duties under any Transaction Document; provided, however, that this provision shall not protect such Persons against any liability which would otherwise be imposed by reason of willful misconduct, bad faith fraud or gross negligence in the performance of any duties or by reason of reckless disregard of any obligations and duties hereunder

(b)                                 The provisions of this Section 37.2 shall survive termination of this Agreement.

37.3                        Merger or Consolidation of, or Assumption of the Obligations of, Huntsman International

(a)                                 Huntsman International shall not consolidate with or merge into any other corporation or convey, transfer or dispose of its properties and assets (including in the case of Huntsman International its consolidated Subsidiaries as property and assets) substantially as an entirety to any Person, or engage in any corporate restructuring or reorganization, or liquidate or dissolve unless:

(i)                                     the business entity formed by such consolidation or into which Huntsman International is merged or the Person which acquires by conveyance, transfer or disposition of the properties and assets of Huntsman International substantially as an entirety, if Huntsman International is not the surviving entity shall expressly assume, by an agreement hereto, executed and delivered to the Collateral Agent, the Funding Agents and the Administrative Agent, in form and substance reasonably satisfactory to the Collateral Agent, the Funding Agents and the Administrative Agent, the performance of every covenant and obligation of Huntsman International under the Transaction Documents;

(ii)                                  Huntsman International has delivered to the Collateral Agent, Funding Agents and the Administrative Agent a Certificate of a Responsible Officer and an Opinion of Counsel (which, as to factual matters, may be based on a certificate by Huntsman International) each stating that such consolidation, merger, restructuring, reorganization, conveyance, transfer or disposition or engagement in any corporate restructuring or reorganization and such supplemental agreement comply with this Section 37.3, that such agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by Applicable Insolvency Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with; and

(iii)                               the Company shall have delivered to the Collateral Agent, the Funding Agents and the Administrative Agent a Tax Opinion, dated the date of such consolidation, merger, restructuring, reorganization, conveyance or transfer, with respect thereto.

(b)                                 The obligations of the Company hereunder shall not be assigned nor shall any Person succeed to the obligations of the Company hereunder.

37.4                        Protection of Right, Title and Interest to Collateral

The Company (or the Master Servicer on behalf of the Company) shall cause this Agreement, the Servicing Agreement and any other relevant Transaction Document, all amendments thereto and/or all financing statements and continuation statements and any other necessary documents covering the Collateral Agent’s right, title and interest to the Collateral to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Collateral Agent hereunder to all property comprising the Collateral. The Company (or the Master Servicer on behalf of the Company) shall deliver to the Collateral Agent copies of, or filing receipts and acknowledgment copies for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.  In the event that the Master Servicer fails to file such financing or continuation statements and the Collateral Agent reasonably believes that such filing is necessary to fully preserve and to protect the Collateral Agent’s right, title and interest in any Collateral, then the Collateral Agent shall have the right to file the same on behalf of the Master Servicer, the Company, but shall be under no obligation to do so and shall incur no liability for failing to do so, and the Collateral Agent shall be reimbursed and indemnified by the Company for making such filing. The Company shall cooperate fully with the Master Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this Section 37.4.

37.5                        Effectiveness

This Agreement shall be binding on the parties hereto with effect as at the Closing Date.

37.6                        Further Assurances

Each of the Company and the Master Servicer agrees, from time to time, to do and perform any and all acts and to execute any and all further instruments required or reasonably requested by the Administrative Agent or the Funding Agents more fully to give effect to the purposes of this Agreement and the other Transaction Documents, the grant of security interest in the Collateral and the making of the loans hereunder, including, the authorization or execution of any financing or registration statements or similar documents or notices or continuation statements relating to the Collateral for filing or registration under the provisions of the relevant UCC or similar legislation of any applicable jurisdiction.

37.7                        Power of Attorney

The Company authorizes the Collateral Agent, and hereby irrevocably appoints the Collateral Agent, as its agent and attorney in fact coupled with an interest, with full power of substitution and with full authority in place of the Company, to take any and all steps in the Company’s name and on behalf of the Company, that are necessary or desirable, in the determination of the Collateral Agent to collect amounts due under the Receivables and the other Receivable Assets, including: (a) endorsing the Company’s name on checks and other instruments representing Collections of Receivables and the other Receivable Assets and enforcing the Receivable Assets; (b) taking any of the actions provided for under Section 7.03 of the Contribution Agreement (or the corresponding provisions of any Origination Agreement); and (c) enforcing the Receivables and the other Receivable Assets, including to ask, demand, collect, sue for, recover, compromise, receive and give aquittance and receipts for moneys due and to become due under or in connection with therewith and to file any claims or take any action or institute any proceedings that the Collateral Agent (or any designee thereof) may deemed to be necessary or desirable for the collection thereof or to enforce compliance with the other terms and conditions of, or to perform any obligations or enforce any rights of the Company in respect of, the Receivables and the other Receivable Assets.  The rights under this Section 37.7 shall not be exercisable with respect to the Company unless an Originator Termination Event has occurred and is continuing with respect to a relevant Originator (and then only to Receivables originated by such Originator) or a Program Termination Event as set forth in Section 7.02(a) of the Contribution Agreement or a Termination Event has occurred and is continuing.

37.8                        Certain Information

The Master Servicer and the Company shall promptly provide to the Collateral Agent such information in computer tape, CD-ROM or other electronic image media or format, hard copy or other form regarding the Receivables or other Collateral as the Collateral Agent may reasonably determine to be necessary to perform its obligations hereunder.

37.9                        Third-Party Beneficiaries

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as provided in this Section 37.9 or to the extent provided in relation to any Facility Indemnified Parties, no other Person will have any right or obligation hereunder.

37.10                 Merger and Integration

Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Servicing Agreement. This Agreement and the Servicing Agreement may not be modified, amended, waived, or supplemented except as provided herein.

37.11                 Responsible Officer Certificates; No Recourse

Any certificate executed and delivered by a Responsible Officer of the Master Servicer, the Company or the Collateral Agent pursuant to the terms of the Transaction Documents shall be executed by such Responsible Officer not in an individual capacity but solely in his or her capacity as an officer of the Company or the Collateral Agent, as applicable, and such Responsible Officer will not be subject to personal liability as to matters contained in the certificate.

37.12                 Costs and Expenses

The Company agrees to pay all reasonable fees and out of pocket costs and expenses of the Collateral Agent, the Back-Up Servicer, the Administrative Agent, each Funding Agent and each Lender (including reasonable fees and disbursements of counsel to the Collateral Agent, the Back-Up Servicer, the Administrative Agent, each Funding Agent and each Lender) in connection with (i) the preparation, execution and delivery of this Agreement and the other Transaction Documents and amendments or waivers of any such documents, (ii) the reasonable enforcement by the Collateral Agent, the Administrative Agent, any Funding Agent or any Lender of the obligations and liabilities of the Company and the Master Servicer under this Agreement, the other Transaction Documents or any related document, (iii) any restructuring or workout of this Agreement or any related document and (iv) any inspection of the Company’s and/or the Master Servicer’s offices, properties, books and records and any discussions with the officers, employees and the Independent Public Accountants of the Company or the Master Servicer; provided, however, that in respect of payments of out-of-pocket costs and expenses incurred pursuant to clause (iv) above, the Company agrees to pay such out-of-pocket costs and expenses (a) in connection with not more than two inspections conducted in any year (measured as an anniversary of the Closing Date) prior to the occurrence of a Termination Event or a Master Servicer Default; provided, however, that it is anticipated that the frequency of such inspections will be annual, but any Funding Agent may, with prior reasonable notice to the Company and the Master Servicer, request more frequent inspections; and (b) in connection with any inspection conducted following the occurrence and during the continuance of a Termination Event, a Potential Termination Event or a Master Servicer Default.  The Administrative Agent and the Funding Agents shall perform such inspections together and shall cooperate with one another to establish the Scope of Audit and timing of such inspections.

37.13                 No Waiver; Cumulative Remedies

No failure to exercise and no delay in exercising, on the part of the Collateral Agent, the Administrative Agent, any Funding Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

37.14                 Amendments

(a)                                 Subject to Section 37.14(b), this Agreement may be amended in writing from time to time by the Master Servicer, the Company, the Administrative Agent and the Collateral Agent with the written consent of the Majority Lenders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such amendment shall, unless signed or consented to in writing by all Lenders, (i) extend the Scheduled Commitment Termination Date or the date of any payment or deposit of Collections by the Company or the Master Servicer, (ii) reduce the rate or extend the time of payment of Interest (or any component of Interest), (iii) reduce any amount of money payable to or for the account of any Lender under any provision of this Agreement, (iv) change the Maximum Available Borrowing or any component thereof, (v) amend, modify or waive any provision of the definition of Majority Lenders or this Section 37.14(a), (vi) consent to or permit the assignment or transfer by the Company of any of its rights and obligations under this Agreement or (vii) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (i) through (vii) above in a manner that would circumvent the intention of the restrictions set forth in such clauses.

(b)                                 Notwithstanding clause (a) above, no amendment to this Agreement shall be effective unless the prior written consent of each Funding Agent that is a party hereto on or prior to April 18, 2011 is obtained; provided that if the Majority Lenders consent to an amendment pursuant to Section 37.14(a) (other than an amendment requiring the signature or consent of all Lenders under the proviso thereto, or an amendment that would change the definition of “Commitment,” “Eligible Receivable,” “Loss Reserve Ratio,” “Dilution Reserve Ratio,” “Yield Reserve Ratio,” “Servicing Reserve Ratio,” “Servicing Fee Percentage,” “Required Reserves Ratio” or “Required Reserve Factor Floor,” or amend or modify any defined term used directly or indirectly in such defined term), the consent of any remaining Funding Agent cannot unreasonably be withheld or delayed.

37.15                 Severability

If any provision hereof is void or unenforceable in any jurisdiction, such status shall not affect the validity or enforceability of (i) such provision in any other jurisdiction or (ii) any other provision hereof in such or any other jurisdiction.

37.16                 Notices

All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when (i) delivered by hand, (ii) upon the earlier of actual receipt or physical delivery attempt, if deposited in the mail, postage prepaid or sent by recognized courier service, or, (iii) in the case of telecopy, when received, in each case, addressed to the address set forth below in case of the Company, the Master Servicer and the Collateral Agent and in the case of any Funding Agent or Lender at their addresses set forth below their names on the signature pages hereto or, if applicable, Attachment 1 to any

Commitment Transfer Supplement, or to such other address as may be hereafter notified by the respective parties hereto:

The Company:

Huntsman Receivables Finance II LLC
c/o Huntsman International LLC
500 Huntsman Way
Salt Lake City, Utah 84108
Attention: Office of General Counsel
Telephone No.: 1 (801) 532-5700
Facsimile No.: 1 (801) 584-5782
with a copy to the Master Servicer

The Master Servicer:

Vantico Group S.á.r.l

68-70, Boulevard de la Pétrusse, L-2320 Luxembourg

R.C.S. Luxembourg B 72.959

Attention:  John R. Heskett, Manager

Phone Number:  + 1 801 584 5700

Facsimile Number:  + 1 801 584 5782

The Collateral Agent:

PNC Bank, National Association

225 Fifth Avenue, Floor 4

Pittsburgh, PA.  15222

Attention:  William Falcon

Telephone:  1-(412) 762-5442

Telecopier:  1-(412) 705-1225

Notices, requests and demands hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Master Servicer, the Administrative Agent, the Funding Agents and the Collateral Agent. The Master Servicer, the Administrative Agent, the Funding Agents and the Collateral Agent may, each in its discretion, agree to accept notices, requests and demands to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Notwithstanding the foregoing, the parties hereto agree that the Daily Reports delivered pursuant to Section 20.1 may be delivered by electronic communications.

37.17                 Successors and Assigns

(a)                                 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(b)                                 Any Lender may at any time assign to one or more Eligible Assignees (any such assignee shall be referred to herein as “Acquiring Lender”) all or a portion of its interests, rights and obligations under this Agreement and the Transaction Documents; provided, however, that:

(i)                                     the amount of the Commitment of an assigning Committed Lender subject to each such assignment (determined as of the date the Transfer Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment);

(ii)                                  the parties to each such assignment shall execute and deliver to the Administrative Agent and the related Funding Agent a transfer agreement, substantially in the form of Schedule 5 (each, a “Transfer Agreement”), together with, in the case of any assignment to a Person other than an Eligible Assignee (excluding clause (B) of the definition thereof), a processing and recordation fee payable to the Administrative Agent of $3,500; and

(iii)                               the Acquiring Lender, if it shall not already be a Lender or Liquidity Provider, shall deliver to the Administrative Agent and the related Funding Agent an administrative questionnaire, substantially in the form of Schedule 4 (each, an “Administrative Questionnaire”);

and, provided, further, that any Conduit Lender may assign all or a portion of its interests, rights and obligations under this Agreement and the Transaction Documents to its Liquidity Provider or a Conduit Assignee of such Lender, which Conduit Assignee is rated at least “A-1” by S&P and at least “P-1” by Moody’s, without consent.  Upon acceptance and recording pursuant to Section 37.17(e), from and after the effective date of such transfer (A) the Acquiring Lender thereunder shall be a party hereto and, to the extent of the interest assigned by such Transfer Agreement, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned pursuant to Transfer Agreement, be released from its obligations under this Agreement and the other Transaction Documents (and, in the case of a Transfer Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement and the other Transaction Documents, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 9, 10, 12, 14 and 37.12, as well as to any fees accrued for its account and not yet paid).

(c)                                  By executing and delivering a Transfer Agreement, the assigning Lender thereunder and the Acquiring Lender thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:

(i)                                     such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and Loans being assigned, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Transfer Agreement;

(ii)                                  except as set forth in sub-clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Transaction Document, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of any Originator, the Master Servicer or the Company or the performance or observance by any Originator, the Master Servicer or the Company of any of their respective obligations under this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto;

(iii)                               such Acquiring Lender represents and warrants that it is legally authorized to enter into such Transfer Agreement;

(iv)                              such Acquiring Lender confirms that it has received a copy of this Agreement and any other Transaction Document and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Transfer Agreement;

(v)                                 such Acquiring Lender will independently and without reliance upon the Administrative Agent, any Funding Agent, the Collateral Agent, the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement or any other Transaction Document;

(vi)                              such Acquiring Lender appoints and authorizes the Administrative Agent and its related Funding Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Administrative Agent and its related Funding Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and

(vii)                           such Acquiring Lender agrees that it will perform in accordance with its terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d)                                 The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a copy of each Transfer Agreement delivered to it and a register for the recordation of the names and addresses of the Lender, and the Commitments of each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register as provided in this Section 37.17(d) shall be conclusive and the Company, the Master Servicer, the Lenders, the Registrar, the Administrative Agent, the Funding Agents and the Collateral Agent shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In determining whether the holders of the requisite Loans or Commitments have given any request, demand, authorization, direction, notice, consent or waiver hereunder, any Loans or Commitments owned by the Company, the Master Servicer, the Servicer Guarantor, any Originator or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Collateral Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only as Loans of Commitments which a Responsible Officer of the Collateral Agent actually knows to be so owned shall be so disregarded. The Register shall be available for inspection by the Company, the Master Servicer, any Originator, the Lenders and the Collateral Agent, at any reasonable time and from time to time upon reasonable prior notice.

(e)                                  Upon its receipt of a duly completed Transfer Agreement executed by an assigning Lender, and a Acquiring Lender, an Administrative Questionnaire completed in respect of the Acquiring Lender (unless the Acquiring Lender shall already be a Lender hereunder) and the processing and recordation fee referred to in Section 37.17(b) above, (i) the Administrative Agent and the related Funding Agent shall accept such Transfer Agreement, (ii) the Administrative Agent shall record the information contained therein in the Register and (iii) the related Funding Agent shall give prompt written notice thereof to the Lender, the Company, the Master Servicer and the Collateral Agent. No assignment shall be effective unless and until it has been recorded in the Register as provided in this Section 37.17(e).

(f)                                   Any Lender may sell participations to one or more banks or other entities (the “Participants”) in all or a portion of its rights and obligations under this Agreement and the other Transaction Documents (including all or a portion of its Commitment); provided, however, that:

(i)                                     such Lender’s obligations under this Agreement shall remain unchanged;

(ii)                                  such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iii)                               the Participants shall be entitled to the benefit of the cost protection provisions contained in Sections 9, 10 and 12, 14, and shall be required to provide the tax forms and certifications described in Section 11.2(d), (e) and (f), to the same extent as if they were Lenders; provided that no such Participant shall be entitled to receive any greater amount pursuant to such Sections than a Lender, as applicable, would have been entitled to receive in respect of the amount of the participation sold by such Lender to such Participant had no sale occurred;

(iv)                              the Company, the Master Servicer, the other Lenders, the Administrative Agent, the Funding Agents and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce its rights under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments); and

(v)                                 the sum of the aggregate amount of any Commitment plus the portion of the Principal Balance subject to such participation shall not be less than $10,000,000.

(g)                                  Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 37.17, disclose to the Acquiring Lender or Participant or proposed Acquiring Lender or Participant any information relating to any Originator, the Master Servicer, or the Company furnished to such Lender by or on behalf of such entities.

(h)                                 Neither the Company nor the Master Servicer shall assign or delegate any of its rights or duties hereunder or under the Servicing Agreement other than to an Affiliate thereof without the prior written consent of the Funding Agents, the Administrative Agent, the Collateral Agent and each Lender, and any attempted assignment without such consent shall be null and void.

(i)                                     Notwithstanding any other provisions herein, no transfer or assignment of any interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would result in a prohibited transaction under Section 4975 of the Internal Revenue Code or Section 406 of ERISA or cause the Collateral to be regarded as “plan assets” pursuant to 29 C.F.R. § 2510.3 101.

(j)                                    No provision of the Transaction Documents shall in any manner restrict the ability of any Lender to assign, participate, grant security interests in, or otherwise transfer any portion of their respective Principal Balance. Without limiting the foregoing, each Lender may, in one or a series of transactions, transfer all or any portion of its Principal Balance, and its rights and obligations under the Transaction Documents to a Conduit Assignee.

(k)                                 Any Lender may at any time pledge or grant a security interest in all or any portion of its Loan and its rights under this Agreement and the Transaction Documents to secure obligations of such Lender to a Federal Reserve Bank, European Central Bank, Bank of England or other central bank and this Section 37.17(k) shall not prohibit or otherwise limit to any such pledge or grant of a security interest; provided that no such pledge or grant of a security interest shall release a Lender from any of its obligations hereunder, or substitute any such pledgee or grantee for such Lender as a party hereto.

(l)                                     The Company and the Master Servicer agree to assist each Lender, upon its reasonable request, in syndicating its respective Commitments hereunder or assigning its rights and obligations hereunder, including making management and representatives of the Master Servicer and the Company reasonably available to participate in informational meetings with potential assignees.

(m)                             Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register for the recordation of the names and addresses of each Participant and each Participant’s interest in the Loans and Commitments (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments and Loans) to any Person except to the extent that such disclosure is necessary to establish that such Commitment or Loan is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

37.18                 Counterparts

This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts and delivered via fax, e-mail or other electronic means, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

37.19                 Adjustments; Setoff

(a)                                 If any Lender (a “Benefited Lender”), other than the Swingline Lender, with respect to any Swingline Loan or portion of Principal Balance relating to a Swingline Loan only, shall at any time receive in respect of its Principal Balance any distribution of any amount, including interest or other fees, or any interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, or otherwise) in a greater proportion than any such distribution (if any) received by any other Lender in respect of such other Lender’s Principal Balance, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Master Servicer and the Company agree that each Lender so purchasing a Loan (or interest therein) may exercise all rights of payment (including rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b)                                 In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company, to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder to setoff and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company, the Administrative Agent and the Funding Agents after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(c)                                  If and to the extent, but without double counting, the Collateral Agent, the Administrative Agent or any Lender (the “Recipients”) shall be required for any reason to pay over to an Obligor or to any other Person any amount received from the Company under this Agreement, such amount shall be deemed not to have been received by the relevant Recipient but rather to have been retained by the Company and, accordingly, such Recipient shall have a claim against the Company for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

37.20                 Limitation of Payments by the Company

The Company’s obligations under Sections 10, 12 and 14  shall be limited to the funds available to the Company which have been properly distributed to the Company pursuant to this Agreement and the other Transaction Documents and neither the Administrative Agent, nor any Funding Agent nor any Lender nor any other Secured Party shall have any actionable claim against the Company for failure to satisfy such obligation because it does not have funds available therefor from amounts properly distributed.

37.21                 No Bankruptcy Petition; No Recourse

(a)                                 The Administrative Agent, each Funding Agent, each Lender, the Master Servicer and the Collateral Agent hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, the Company, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any Applicable Insolvency Laws.

(b)                                 Notwithstanding anything elsewhere herein contained, the sole remedy of the Administrative Agent, each Funding Agent, the Master Servicer, the Collateral Agent, each Lender or any other Person in respect of any obligation, covenant, representation, warranty or agreement of the Company under or related to this Agreement shall be against the assets of the Company, subject to the payment priorities contained in Sections 17 and 18. Neither the Administrative Agent, nor any Funding Agent, nor any Lender, nor the Collateral Agent, nor the Master Servicer, nor any other Person shall have any claim against the Company to the extent that such assets are insufficient to meet any such obligation, covenant, representation, warranty or agreement (the difference being referred to herein as “shortfall”) and all claims in respect of the shortfall shall be extinguished. A director, member, independent manager, managing member, officer or employee, as applicable, of the Company shall not have liability for any obligation of the Company hereunder or under any Transaction Document or for any claim based on, in respect of, or by reason of, any Transaction Document.

(c)                                  Notwithstanding any other provision of this Agreement or any other Transaction Document, each Lender (other than in the case of a Conduit Lender with respect to itself), the Company, the Master Servicer, the Administrative Agent and each Funding Agent each hereby covenant and agree that prior to the date which is one year (or, if longer, such preference period as is then applicable) and one day after the latest of (i) the last day of the Amortization Period, (ii) the date on which all Secured Obligations are repaid in full, and (iii) the date on which all outstanding Commercial Paper of each Lender is paid in full, it will not institute against, or join any other Person in instituting against, any Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other similar proceedings under any Applicable Insolvency Laws.

(d)                                 Notwithstanding any other provision of this Agreement (including Section 37.21 (c)), each of the parties hereto hereby agrees with Market Street that it shall not (i) take, assist or join any                         corporate action or other steps or legal proceedings for the winding-up, dissolution, examinership or organisation or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, examiner, sequestrator or similar officer Market Street or of any or all its revenues and assets; or (ii) have any right to take any steps for the purpose of obtaining payment of any amounts payable to it under this Agreement by Market Street and shall not take any steps to recover any debts whatsoever owing to it by Market Street.

(e)                                  The provisions of this Section 37.21 shall survive termination of this Agreement.

37.22                 Limited Recourse

(a)                                 Notwithstanding any other provision of this Agreement or any other Transaction Document, each of the parties hereto agrees that the respective obligations of each Conduit Lender under this Agreement or any other Transaction Document are solely the corporate obligations of such Conduit Lender and, in the case of obligations of each Conduit Lender other than Commercial Paper, shall be payable at such time as funds are received by or are available to such Conduit Lender in excess of funds necessary to pay in full all outstanding Commercial Paper issued by such Conduit Lender and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against such Conduit Lender but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party against such Conduit Lender shall be subordinated to the payment in full of all Commercial Paper of such Conduit Lender

(b)                                 Notwithstanding any other provision of this Agreement (including Section 37.22 (a)), each party hereto agrees and acknowledges with Market Street that (i) it will only have recourse in respect of any amount, claim or obligation due or owing to it by Market Street (the applicable “Claims”) to the extent of available funds pursuant to and in accordance with the priority of allocation established in Market Street’s conduit program documents; (ii) following the application of funds following enforcement of the security interests created under the Market Street conduit program documents, subject to and in accordance with such conduit program documents, Market Street will have no assets available for payment of its obligations thereunder and under this Agreement other than as provided for pursuant to the such conduit program documents, and that any Claims will accordingly be extinguished to the extent of any shortfall; and (iii) the obligations of Market Street under its conduit program documents and this agreement, in each case, will not be obligations or responsibilities of, or guaranteed by, any other person or entity.

(c)                                  The provisions of this Section 37.22 shall survive termination of this Agreement.

37.23                 Governing Law and Jurisdiction

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

37.24                 Consent to Jurisdiction

(a)                                 Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)                                 Each of the Company, the Master Servicer, the Collateral Agent and the Originators consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at its address specified in Section 37.16.  Nothing in this Section 37.24 shall affect the right of any Lender, the Collateral Agent, any Funding Agent or the Administrative Agent to serve legal process in any other manner permitted by law.

(c)                                  With respect to service of process in the United States, the Master Servicer and each Originator hereby appoint CT Corporation as their respective agent for service of process in the United States.

37.25                 Confidentiality

Unless otherwise required by applicable law, and subject to Section 37.17(g), each of the parties hereto undertakes to maintain the confidentiality of this Agreement in its communications with third parties and otherwise.  None of the parties shall disclose to any Person any information of a confidential nature of or relating to either the Contributor, the Administrative Agent, the Collateral Agent, any Lender, any Funding Agent or the Borrower, which such party may have obtained as a result of the Transaction (the “Confidential Information”).

The provisions of this Section 37.25 shall not apply:

(i)                                     to the disclosure of any information already known to the recipient or which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

(ii)                                  to the disclosure of any information to the parties to any of the Transaction Documents (other than information regarding one-time fees (e.g. upfront fees or amendment fees), which may not be so disclosed), or, with respect to disclosure by any Lender or related Funding Agent, to the applicable Liquidity Provider;

(iii)                               to the extent that the recipient needs to disclose the same for the exercise, protection or enforcement of any of its rights under any of the Transaction Documents or any Contract or against any Obligor or for the purpose of discharging its duties or obligations under or in connection with the Transaction Documents in each case to such persons as require to be informed of such information for such purposes;

(iv)                              to the extent that the recipient is required to disclose the same pursuant to any requirement of law or any regulatory direction with which the recipient is accustomed or obliged to comply;

(v)                                 to the disclosure of any information in response to any order of any court or Governmental Authority;

(vi)                              to the extent that the recipient needs to disclose the same to any of its employees agents or delegates provided that before any such disclosure each party shall make the relevant employees, agents or delegates aware of its obligations of confidentiality under the relevant Transaction Document or Contract;

(vii)                           to the disclosure of any information to professional advisers who receive the same under a duty of confidentiality; or

(viii)                        to the disclosure of any information to any nationally recognized statistical rating organization for purposes of compliance with Rule 17g-5 under the Securities

Exchange Act or other applicable law, provided that such nationally recognized statistical rating organization agrees in writing (which includes any click-through confidentiality provision for website access) to keep such information confidential; or

(ix) to other Persons with the consent of the affected party.

IN WITNESS WHEREOF, the Company, the Master Servicer, the Collateral Agent, the Administrative Agent, the Funding Agents and the Lenders have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

HUNTSMAN RECEIVABLES FINANCE II LLC,
as Company

By:
Name:
Title:

VANTICO GROUP S.Á.R.L,
as Master Servicer

By:
Name:
Title:

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,

not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

PNC  BANK, NATIONAL ASSOCIATION,
as the Administrative Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Funding Agent and Committed Lender

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as a Funding Agent

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Lender

By:
Name:
Title:

MARKET STREET FUNDING LLC,
as a Conduit Lender

By:
Name:
Title:

ACKNOWLEDGED AND AGREED as of the day and year first written above solely for purposes of Section 14 hereto:

HUNTSMAN INTERNATIONAL LLC

By:
Name:
Title:

SCHEDULE 1

COMMITMENTS

Commitments and Lender Groups

Funding Agent	Conduit Lender, if any	Committed Lender	Committed Lender Commitment
PNC Bank, National Association	Market Street Funding LLC	PNC Bank, National Association	$165,000,000
Wells Fargo Bank, National Association		Wells Fargo Bank, National Association	$85,000,000

SCHEDULE 2

FORM OF BORROWING REQUEST

Please see attached.

Form of Borrowing Request

Dated as of [month day, year]

PNC Bank, National Association

Three PNC Plaza, 4th Floor

225 Fifth Avenue

Pittsburgh, PA 15222-2707

Attention: William Falcon

Ladies and Gentlemen:

Reference is hereby made to the U.S. Receivables Loan                                                                Agreement, dated as of October 16, 2009 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Loan Agreement”), among Huntsman Receivables Finance II LLC, as the Company, Vantico Group S.A.R.L., as Master Servicer, the various Lenders, Funding Agents, Conduit Lenders, Committed Lenders, LC Issuing Banks, or LC Participants from time to time party thereto, PNC Bank, N.A., as an Administrator Agent and a Collateral Agent.  Capitalized terms used in this Borrowing Request and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Loan Agreement.

This is a Borrowing Request pursuant to Section 3.1 of the Receivables Loan Agreement.  Company desires to borrow the following Loans on the following Terms:

Proposed Borrowing Date:  [month day, year]

Amount of each Loan:

$                      will be funded by PNC Bank, National Association and

$                      will be funded by Wells Fargo Bank, N.A.

The Company hereby represents and warrants as of the date of Borrowing, as follows:

(i)            the representations and warranties contained in Section 23 of the Receivables Loan Agreement are true and correct in all material respects on and as of such Borrowing as if made on and as of such date (except to the extent such representations and warranties that are expressly made as of another);

(ii)           after giving effect to such Borrowing, the Maximum Available Borrowing is not exceeded;

(iii)          the proceeds of these Loans shall be credited to the Company Receipts Account (Account No.:  1033476317, ABA No.:  043000096 in the name of Huntsman International, held with PNC Bank, National Association); and

(iv)          the Facility Termination Date shall not have occurred and no event exists, or would result from such Borrowing, that constitutes a Termination Event or Potential Termination Event.

Huntsman Receivables Finance II LLC

By:

Name:

Title:

SCHEDULE 3

DEFINITIONS

“Accrued Expense Adjustment” shall mean, for any Business Day in any Settlement Period, the amount (if any) which may be less than zero, equal to the difference between:

(a)                                 the entire amount of (i) the sum of all accrued and unpaid Daily Interest Expense from the beginning of such Settlement Period to and including such Business Day, (ii) the Monthly Servicing Fee, (iii) the aggregate amount of all previously accrued and unpaid Periodic Interest for prior Settlement Dates, (iv) the aggregate amount of all accrued and unpaid Additional Interest and (v) all accrued Program Costs, in each case for such Settlement Period determined as of such day; and

(b)                                 the aggregate of the amounts (i) set aside and held on behalf of the Lenders in respect of Accrued Expense Adjustment or (ii) transferred to and on deposit in the Interest Payments Reserve Account on or before such day in respect of such Settlement Period, in each case, pursuant to Section 17.1(a) or Section 17.1(b) of the U.S. Receivables Loan Agreement, as applicable, before giving effect to any transfer made in respect of the Accrued Expense Adjustment on such day.

“Accrued Expense Amount” shall mean, for each Business Day during an Settlement Period, the sum of:

(a)                                 in the case of the last day of each Interest Period, an amount equal to the amount of accrued and unpaid Interest in respect of such Loan;

(b)                                 the aggregate amount of all previously accrued and unpaid Interest for prior Interest Payment Dates; and

(c)                                  the aggregate amount of all accrued and unpaid Additional Interest; and

(d)                                 any amounts in respect of the Monthly Servicing Fee or Program Costs that the Master Servicer, in its reasonable business judgment shall determine.

“Acquired Line of Business” shall mean any business acquired by an Approved Originator after the Initial Borrowing Date.

“Acquired Line of Business Receivables” shall mean Receivables generated by an Approved Originator arising from an Acquired Line of Business.

“Acquiring Lender” shall have the meaning assigned to such term in Section 37.17(b) of the U.S. Receivables Loan Agreement.

“Additional Interest” shall mean all amounts payable by the Company in accordance with Section 7.3 of the U.S. Receivables Loan Agreement.

“Additional Originator” shall mean any Originator added as an Approved Originator pursuant to Section 27 of the U.S. Receivables Loan Agreement after the Initial Borrowing Date.

“Additional Originator Joinder Agreement” shall mean a joinder agreement in substantially the form set forth in Schedule 3 attached to the U.S. Receivables Purchase Agreement.

“Adjusted Aggregate Receivable Amount” shall mean, with respect to any Business Day, the remainder of (i) the Aggregate Receivables Amount at such time minus (ii) the sum of the aggregate accrual for (A) open Volume Rebates, (B) open Timely Payment Discounts and (C) open Commissions, in each case as such accrual amount is maintained on the Company’s books and records on such Business Day.

“Adjusted Dilution Ratio” shall mean, at any time, the rolling average of the Dilution Ratio for a period equal to the past 12 Settlement Periods.

“Adjustment Payments” shall mean the collective reference to payments of Originator/Contributor Adjustment Payment, Originator/Contributor Dilution Adjustment Payment or Originator/Contributor Indemnification Payment, any Contributor Adjustment Payment, Contributor Dilution Adjustment Payment or Contributor Indemnification Payment, and (iii) any other payment made in accordance with Sections 2.05 and 2.06 (or corresponding section) of the applicable Origination Agreement, Section 29 of the U.S. Receivables Loan Agreement and Section 4.05 of the Servicing Agreement.

“Administrative Agent” shall mean PNC Bank, National Association or any other administrative agent appointed on behalf of the Funding Agents and the Lenders, and its successors and assigns in such capacity.

“Administrative Questionnaire” shall have the meaning assigned in Section 37.17(b).

“Adverse Claim” shall mean a lien, security interest, pledge, charge, encumbrance or other right or claim of any Person.

“Affiliate” shall mean, with respect to any specified Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Commitment” shall mean, with respect to any Business Day, the aggregate amount of the Commitments of all Lenders on such date, as reduced from time to time or terminated in their entirety pursuant to Section 4.3 of the U.S. Receivables Loan Agreement.

“Aggregate Daily Collections” shall mean, with respect to any Business Day, the aggregate amount of all Collections in immediately available funds deposited into the Collection Accounts or Company Concentration Account on such day by 9:30 a.m. New York time.

“Aggregate Obligor Country Overconcentration Amount” shall mean, on any date of determination, the aggregate Principal Amount of non-Defaulted Receivables due from Obligors in Approved Obligor Countries which, when expressed as a percentage of the Principal Amount of all Pool Receivables which are Eligible Receivables at such date of determination, exceeds the Approved Obligor Country Overconcentration Limit.

“Aggregate Obligor Overconcentration Amount” shall mean, on any date of determination, the Principal Amount of Pool Receivables which are non-Defaulted Receivables due from an Eligible Obligor at such date, that when expressed as a percentage of the Principal Amount of all Eligible Receivables at such date of determination, exceeds (i) with respect to each Obligor other than a Designated Obligor, the Obligor Limit set forth in Schedule 8 to the U.S. Receivables Loan Agreement under “Obligor Limit” and (ii) with respect to each Designated Obligor, the Designated Obligor Limit set forth in Schedule 8 to the U.S. Receivables Loan Agreement under “Designated Obligor Limit”.

“Aggregate Principal Balance” shall mean, at any time, the sum of (i) the aggregate Principal Balance of all Loans outstanding at such time and (ii) all unreimbursed LC Disbursements at such time.

“Aggregate Receivables Amount” shall mean, on any date of determination, without duplication, the aggregate Principal Amount of all Pool Receivables which are Eligible Receivables owned by the Company at the end of the Business Day immediately preceding such date minus (i) the Aggregate Obligor Overconcentration Amount minus (ii) the Aggregate Obligor Country Overconcentration Amount minus (iii) the Aggregate Revenue Recognition Overconcentration Amount.

“Aggregate Revenue Recognition Overconcentration Amount” shall mean, on any date of determination, the Principal Amount of Pool Receivables which are Eligible Receivables at such date, for which the related products and goods have been shipped to the related Obligor but not delivered to the related Obligor, exceeds 5.00% of the Principal Amount of Pool Receivables which are Eligible Receivables.

“Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of:

(a)                                 the Aggregate Principal Balance;

(b)                                the aggregate amount of all previously accrued and unpaid Interest for prior Settlement Dates;

(c)                                  the aggregate amount of all accrued and unpaid Additional Interest;

(d)                                 any Commitment Fee; and

(e)                                  all other amounts owed (whether due or accrued) under the Transaction Documents by the Company or the Master Servicer to the Collateral Agent, the Administrative Agent, the Lenders or, the Funding Agents or any other Secured Party or Facility Indemnified Party at such time.

“Alternate Base Rate” shall mean for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Effective Rate.  For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Effective Rate shall be effective on the date of each such change.

“Amortization Period” shall mean the period commencing on the Business Day following the Revolving Period and ending on the date when the Aggregate Unpaids shall have been reduced to zero and all other Secured Obligations shall have been indefeasibly paid in full.

“Applicable Insolvency Laws” shall mean, with respect to any Person, any applicable bankruptcy, insolvency or other similar United States or foreign law now or hereafter in effect.

“Applicable Margin” shall mean, with respect to any Lender, the percentage set forth in the applicable Fee Letter.

“Applicable Notice Provisions” shall mean the notice provisions set forth in Section 8.11 of the U.S. Receivables Purchase Agreement or Section 8.10 of the Contribution Agreement, as applicable.

“Applicable Rate” shall mean, with respect to any Lender, the rate set forth in the applicable Fee Letter.

“Approved Acquired Line of Business” shall mean each Acquired Line of Business approved by the Administrative Agent and the Funding Agents in accordance with the proviso in the definition of Eligible Receivables, with effect on and after the date of such approval.

“Approved Obligor Country” shall mean (i) the United States, (ii) Canada and (iii) any other country as may be agreed by the Company, the Administrative Agent and each Funding Agent in writing.

“Approved Obligor Country Overconcentration Limit” shall mean, with respect to (i) the United States, 100%, (ii) Canada, 7.5% and (iii) any other country, such percentage as may be agreed by the Company, the Administrative Agent and each Funding Agent in writing, in each case, such percentage representing with respect to each such country the maximum aggregate percentage of Receivables that may constitute the Pool Receivables where the related Obligors are residents in such country.

“Approved Originator” shall mean (i) Tioxide Americas LLC, Huntsman Propylene Oxide LLC, Huntsman International Fuels LLC, Huntsman Ethyleneamines LLC, Huntsman International LLC, Huntsman Advanced Materials Americas LLC and Huntsman Petrochemical LLC; and (ii) any entity that may be approved as an Additional Originator pursuant to, and in accordance with, the provisions of Section 27 of the U.S. Receivables Loan Agreement.

“Approved Originator Joinder Agreement” shall mean the agreement in the form of Schedule 3 (or corresponding schedule) attached to the applicable Origination Agreement.

“Available Commitment” shall mean, the Commitment of a Committed Lender minus:

(a)                                 the outstanding principal amount of the Loans funded by such Lender’s Lender Group; and

(b)                                 in relation to any proposed Borrowing, its Lender Group’s Pro Rata Share of the relevant Loans (other than the proposed Borrowing) that are due to be made on or before the proposed Borrowing Date; provided that such Lender Group’s Pro Rata Share of any Loans that are due to be repaid on or before the proposed Borrowing Date shall not be deducted.

“Back-Up Servicer” means a Person appointed as Back-Up Servicer pursuant to Section 21.2(c), having experience in servicing assets similar in type to the Receivables and who shall be reasonably acceptable to the Company, the Administrative Agent and each Funding Agent.

“Back-Up Servicing Agreement” means that certain Back-Up Servicing Agreement to be entered into by and among the Company, the Administrative Agent and the Back-Up Servicer, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean the United States Federal Bankruptcy Code, 11 U.S.C. §§ 101 1330, as amended.

“Benefited Lender” shall have the meaning assigned in Section 37.19 of the U.S. Receivables Loan Agreement.

“Board” shall mean, with respect to any entity, such entity’s board of directors (in the case of a corporation), board of managers (in the case of a limited liability company) or equivalent governing body in other cases.

“Board of Governors” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowing” has the meaning specified in Section 2.3 of the U.S. Receivables Loan Agreement.

“Borrowing Date” has the meaning specified in Section 3.1 of the U.S. Receivables Loan Agreement.

“Borrowing Request” has the meaning specified in Section 3.1 of the U.S. Receivables Loan Agreement.

“Broken Funding Costs” shall mean for any Loan which (i) is repaid without compliance by the Company with the notice requirements of the U.S. Receivables Loan Agreement or (ii) is assigned under a Liquidity Agreement (unless such assignment does not occur at the request of the Company or as a result of a failure of the Company to satisfy any term or condition of this Agreement, in which case this clause (ii) shall not apply) or is terminated prior to the date on which it was originally scheduled to end; an amount equal to the excess, if any, of (A) the Interest that would have accrued during the remainder of the Interest Period relating to such Loan subsequent to the date of such reduction, assignment or termination, over (B) the sum of (x) to the extent all or a portion of the fundings allocated to such Loan is allocated to another Loan, the amount of Interest actually accrued during the remainder of such period on such amount for the new Loan, and (y) to the extent the fundings allocated to such Loan is not allocated to another Loan, the income, if any, actually received during the remainder of such period by the maker of such Loans from investing the portion of such fundings not so allocated.

“Business Day” shall mean any day other than (i) a Saturday or a Sunday and (ii) any other day on which commercial banking institutions or trust companies in (A) the State of New York, or (B) London, England and which, in each case, are authorized or obligated by law, executive order or governmental decree to be closed.

“Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Certificate of Formation” shall mean the certificate of formation with respect to the Company filed with the Secretary of State of Delaware pursuant to Section 18-201 of the Delaware Limited Liability Company Act, and any and all amendments thereto and restatements thereof.

“Cash Dominion Trigger Date” means the Business Day specified by written notice by the Collateral Agent to the Company and the Master Servicer following an occurrence of a Cash Dominion Trigger Event, upon which the application of Collections shall occur pursuant to Section 17.1(b).

“Cash Dominion Trigger Event” shall mean the occurrence of (i) a Termination Event or (ii) the long-term senior debt of Huntsman International has an assigned rating of “B” by S&P and “B2” by Moody’s or lower, or shall become unrated by both such agencies.

“Change in Law” shall mean:

(a)                                 the adoption of any Requirement of Law after the Closing Date;

(b)                                 any change in Requirement of Law or in the interpretation or application thereof by any Governmental Authority, after the Closing Date; or

(c)                                  compliance by any Facility Indemnified Party (or, for purposes of Section 11 of the U.S. Receivables Loan Agreement, by any lending office of such Indemnified Party or by such Indemnified Party’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority or Taxation Authority made or issued after the Closing Date.

“Change of Control” shall mean:

(a)                                 any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (“person” or “group”), other than Mr. Jon M. Huntsman, his spouse, direct descendants, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing (the “Huntsman Group”), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) (“Beneficial Owner”), directly or indirectly, of 35% or more of the then outstanding voting capital stock of Parent Company or Huntsman International other than in a transaction having the approval of the Board of the Parent Company; provided that in each case, at least a majority of the members of such approving Board are Continuing Directors of such entity; or

(b)                                 Continuing Directors cease to constitute at least a majority of the members of the Board of Parent Company or of the Board of Huntsman International; or

(c)                                  any person or group, other than the Huntsman Group, is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the then outstanding voting capital stock of Parent Company or Huntsman International and the long-term corporate credit rating of Parent Company or Huntsman International, as applicable, has been reduced to “B-” or below by S&P or “B3” or below by Moody’s as a result thereof; or

(d)                                 with respect to the Company, the Contributor shall cease to own, directly or indirectly, 100% of the outstanding voting equity interests of the Company; or shall pledge, hypothecate or transfer an interest in such equity interests other than to the Collateral Agent.

“Charged-Off Receivables” shall mean, with respect to any Settlement Period, all Pool Receivables which, in accordance with the Policies have or should have been written off during such Settlement Period as uncollectible, including the Pool Receivables of any Obligor which becomes the subject of any voluntary or involuntary bankruptcy proceeding.

“Closing Date” shall mean October 16, 2009.

“Code” shall mean the United States Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.

“Collateral” shall have the meaning assigned to such term in Section 15 of the U.S. Receivables Loan Agreement.

“Collateral Agent” shall mean the institution executing the U.S. Receivables Loan Agreement as Collateral Agent, or its successor in interest, or any successor Collateral Agent appointed as therein provided.

“Collection Account Agreements” shall mean (i) on the Initial Borrowing Date, each of the Collection Account Agreements, dated on or before the Closing Date, between the Company and a Collection Account Bank, and (ii) after the Initial Borrowing Date, any other collection account agreement entered into by the Company and an Eligible Institution, in each case in the form reasonably satisfactory to the Administrative Agent and each Funding Agent.

“Collection Account Bank” shall mean any bank holding a Collection Account which will be an Eligible Institution appointed by the Company.

“Collection Accounts” shall mean the accounts established and maintained by the Company in accordance with the Collection Account Agreements and into which Collections shall be deposited.

“Collections” shall mean all collections and all amounts received in respect of the Pool Receivables, including Recoveries, Adjustment Payments, indemnification payments made by the Master Servicer, and payments received in respect of Dilution Adjustments, together with all collections received in respect of the Related Property in the form of cash, checks, wire transfers or any other form of cash payment, and all proceeds of Receivables and collections thereof (including collections evidenced by an account, note, instrument, letter of credit, security, contract, security agreement, chattel paper, general intangible or other evidence of indebtedness or security), whatever is received (if derecognition of assets is sought under GAAP, by entities other than the Contributor or the Company) upon the sale, exchange, collection or other disposition of, or any indemnity, warranty or guaranty payable in respect of, the foregoing and all “proceeds” of the Receivables as defined in Section 9-102(a)(64) of the applicable UCC.

“Commercial Paper” shall mean, as the context requires, the short term promissory notes issued by or on behalf of any Conduit Lender in the United States or European commercial paper markets.

“Commission” shall means a payment made to a third party vendor or distributor who on-sells products to Obligors.

“Commitment” or “Commitments” shall mean, as to any Committed Lender (a) its obligation to make Loans pursuant to Section 3.2 and without duplication to purchase a participation in the Swingline Loans pursuant to Section 3.4, not to exceed in the aggregate at any one time outstanding the amount set forth opposite such Lender’s name on Schedule 1 of the U.S. Receivables Loan Agreement or in its Commitment Transfer Supplement as such amount may be reduced from time to time pursuant to Section 4.3 of the U.S. Receivables Loan Agreement; collectively, as to all Committed Lenders, such obligations to make Loans and without duplication to purchase participations in the Swingline Loans, the “Commitments”.

“Commitment Termination Date” shall mean the earliest to occur of (a) the date on which all amounts due and owing to the Lenders in respect of the Loans have been indefeasibly paid in full to the Lenders (as certified by each of the Funding Agents with respect to its Lender Group), and the Aggregate Commitment has been reduced to zero pursuant to Section 4.3 of the U.S. Receivables Loan Agreement and (b) the latest occurring Scheduled Commitment Termination Date with respect to a Lender.

“Committed Lender” shall mean each entity designated as a “Committed Lender” on Schedule 1 to the U.S. Receivables Loan Agreement and any Acquiring Lender designated as a Committed Lender in the applicable Transfer Agreement.

“Company” shall mean Huntsman Receivables Finance II LLC, a limited liability company organized under the laws of the State of Delaware.

“Company Account Bank” shall mean PNC Bank, National Association.

“Company Concentration Account” shall mean the account (number [on file with Administrative Agent], ABA No.: 043000096) in the name of the Company held with the Company Account Bank under the control and dominion of the Collateral Agent and any replacement account or accounts.

“Company Receipts Account” means the account (number [on file with Administrative Agent], ABA No. 043000096) in the name of Huntsman International, held with PNC Bank, National Association and any replacement account or accounts, or such other account as the Company may notify to the Administrative Agent from time to time upon 10 Business Day’s written notice (or such lesser period as the Administrative Agent may agree to).

“Concentration Reserve Percentage” shall mean, on any date of determination, the largest of (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors at such time, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors at such time, (c) the sum of the two (2) largest Obligor Percentages of the Group B Obligors at such time, (d) the largest Obligor Percentage of the Group A Obligors at such time, and (e) the largest Obligor Percentage of the Group AA Obligors at such time.

“Conduit Assignee” shall mean any special purpose vehicle issuing indebtedness in the commercial paper market that is administered by a Funding Agent, its Affiliate or any other special purpose vehicle issuing indebtedness, in each case that meets the conditions set forth in Section 37.17 of the U.S. Receivables Loan Agreement.

“Conduit Lender” shall mean a Lender that funds its Loans from the proceeds of Commercial Paper issued by it or on its behalf.

“Confidential Information” shall have the meaning assigned to such term in Section 37.25 of the U.S. Receivables Loan Agreement.

“Continuing Directors” shall mean, as of any date and with respect to any entity, the collective reference to:

(a)                                 all members of the Board of such entity who have held office continuously since the date of this Agreement, and

(b)                                 all members of the Board of such entity who assumed office after the date of this Agreement and whose appointment or nomination for election by the holders of voting capital stock of such entity was approved by a vote of at least 50% of the Continuing Directors in office immediately prior to such appointment or nomination or by the Huntsman Group.

“Contract” shall mean an agreement between an Originator and an Obligor (including but not limited to, a written contract, an invoice, a purchase order or an open account) pursuant to or under which such Obligor shall be obligated to make payments in respect of any Receivable or any Related Property to such Originator from time to time.

“Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contributed Receivables” shall have the meaning set forth in Section 2.01(a)(ii) of the Contribution Agreement.

“Contribution Agreement” shall mean the U.S. Contribution Agreement, dated as of the Closing Date between Huntsman International, as contributor, and the Company.

“Contribution Date” shall have the meaning set forth in Section 2.01(a)(i) of the Contribution Agreement.

“Contribution Value” shall have the meaning set forth in Section 2.02 of the Contribution Agreement.

“Contributor” shall mean Huntsman International.

“Contributor Adjustment Payment” shall have the meaning assigned to such term in Section 2.06(a) of the Contribution Agreement.

“Contributor Dilution Adjustment Payment” shall have the meaning assigned to such term in Section 2.05 of the Contribution Agreement.

“Contributor Indemnification Payment” shall have the meaning assigned to such term in Section 2.06(b) of the Contribution Agreement.

“Controlled Account” shall mean, at any time, a Collection Account or the Company Concentration Account, as applicable, which at such time is subject to the exclusive dominion and control (including the exclusive right of withdrawal) of the Collateral Agent.

“CP Rate” shall mean, for any Interest Period for any Loan, and for any Lender to which it applies, to the extent such Lender funds such Loan by issuing Commercial Paper, the per annum rate equivalent to the weighted average cost of issuing Commercial Paper as determined by such Lender, and which shall include (without duplication):

(a)                                 the fees and commissions of placement agents and dealers;

(b)                                 incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Lender; and

(c)                                  any other costs associated with the issuance of Commercial Paper or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Lender to fund or maintain such Loan (and which may also be allocated in part to the funding of other assets of the Lender); and

(d)                                 provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such Loan for such Interest Period, the relevant Lender shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“CT Corporation” shall mean CT Corporation Inc.

“Daily Interest Expense” shall mean, for any Business Day, an amount equal to (i) the amount of accrued and unpaid Interest in respect of such day plus (ii) the aggregate amount of all previously accrued and unpaid Interest that has not yet been deposited in the Payments Reserve Accounts plus (iii) the aggregate amount of all accrued and unpaid Additional Interest.

“Daily Report” shall mean a report prepared by the Master Servicer pursuant to Section 4.01 of the Servicing Agreement on each Business Day substantially in the form of Schedule 11 attached to the U.S. Receivables Loan Agreement.

“Days Sales Outstanding” shall mean, as of any Settlement Report Date and continuing until (but not including) the next Settlement Report Date, the number of days equal to the product of (i) 91 and (ii) the amount obtained by dividing (A) the aggregate Principal Amount of Receivables as of the last day of the Settlement Period immediately preceding such earlier Settlement Report Date, by (B) the aggregate Principal Amount of all Receivables acquired by the Company for the three Settlement Periods immediately preceding such earlier Settlement Report Date.

“Default Horizon Ratio” shall mean, as of the last day of each Settlement Period, the ratio (expressed as a decimal) computed by dividing (i) the aggregate Receivables generated by the

Originators during the four Settlement Periods (or such other Settlement Periods or fractions thereof as the Administrative Agent may request based on the results of an inspection conducted pursuant to Section 26.2(c), if the results of such inspection indicate that the requested number of Settlement Periods is more representative of the actual default horizon) ending on such day, by (ii) the Aggregate Receivables Amount as of such day.

“Default Interest Rate” means the rate which is the aggregate of: (A) the Alternate Base Rate plus (B) Applicable Margin plus (C) two percent (2.0%) per annum.

“Defaulted Receivable” shall mean any Pool Receivable (a) which is unpaid in whole or in part (other than as a result of a Dilution Adjustment) for more than sixty (60) days after its original due date or (b) which is a Charged-Off Receivable prior to sixty (60) days after the original due date.

“Defaulted Receivables Ratio” shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, the numerator of which shall be the sum of (a) the aggregate unpaid balance of Pool Receivables that were 61 to 90 days past due and (b) the aggregate amount of Pool Receivables that were charged off as uncollectible prior to the day that is 61 days after its original due date during such Settlement Period, and the denominator of which shall be the aggregate Principal Amount of Receivables acquired by the Company during the third prior Settlement Period (including the Settlement Period ended on such day).

“Delinquency Ratio” shall mean, as of the last day of each Settlement Period, the percentage equivalent of a fraction, the numerator of which shall be the aggregate unpaid balance of Pool Receivables that were thirty one (31) to sixty (60) days past due during such Settlement Period, and the denominator of which shall be the aggregate Principal Amount of Receivables acquired by the Company during the second prior Settlement Period (including the Settlement Period ended on such day).

“Designated Line of Business” shall mean any line of business which the Master Servicer can identify by means of product, ledger, code or other means of identification so that Receivables originated with respect to such line of business are identifiable and distinguished from all other Receivables of the relevant Originator or Originators.

“Designated Obligor” shall mean each Obligor designated as such from time to time in a writing agreed upon between the Administrative Agent and the Company.

“Dilution Adjustment” shall mean any payment adjustments (including payment adjustments arising as a result of any reconciliation) of any Pool Receivables, and the amount of any other reduction of any payment under any Pool Receivable, in each case granted or made by an Originator to the related Obligor; provided, however, that a “Dilution Adjustment” shall not include (1) any Collection on a Receivable or Charged-Off Receivable or (2) any Timely Payment Discount, Commission or any Volume Rebate for which a reserve is maintained to account for any potential offset; provided, further, that for purposes of determining the Dilution Ratio, with respect to Dilution Adjustments relating to invoices where the entire invoice balance has been cancelled or credited (each referred to as “credited”) and a rebilled invoice subsequently issued for the same item (together called “credit and re-bills”), the Dilution Adjustment shall include: (i) the net difference (only if a positive value) between the original invoice amount and the subsequent rebilled amount so long as the rebilled invoice is issued within 5 Business Days after the original invoice being credited, which was credited in its entirety or (ii) the entire amount of the cancelled or credited invoice should the subsequent rebilled invoice be issued after 5 Business Days after the original invoice being credited in its entirety. For credit and re-bills in which the credit and re-bill occur in separate Settlement Periods, the amount of the Dilution Adjustment, as calculated above will be listed as occurring in the Settlement Period of the original invoice date.

“Dilution Horizon” shall mean in relation to any Pool Receivable the number of days from the date on which such Pool Receivable was created to the date on which a Dilution Adjustment with respect to such Pool Receivable is issued by the Originator. Dilution Horizon relating to invoices where the entire invoice balance has been cancelled or credited and a rebilled invoice subsequently issued for the same item (together called “credit and re-bills”) shall mean the number of days from the date on which the invoice reflecting such Pool Receivable was first created to the date of the re-billed invoice.

“Dilution Horizon Ratio” shall mean, as of the last day of each Settlement Period, a number calculated in accordance with the following formula:

{(ACS) + [(DHRF - 30) / 30] * ALS]} / (Aggregate Receivables Amount)

Where:

ACS                       =                                         The aggregate sales of the Originators for such Settlement Period

DHRF             =                                         The Dilution Horizon Ratio Factor, as defined below

ALS                        =                                         The aggregate sales of the Originators for the immediately preceding Settlement Period

“Dilution Horizon Ratio Factor” shall be calculated by the Master Servicer each June by selecting a random sample of 50 Dilution Adjustments per each Originator over the preceding three months, with the exception of Huntsman Petrochemical LLC in which case the random sample shall include 100 Dilution Adjustments created during such period. The Master Servicer will prepare a table by originator for the Funding Agents which will include for each Dilution Adjustment the original invoice date, invoice amount, Obligor, amount of the credit or net from credit and re-bill, if applicable (see Dilution Adjustment), and a description of each Dilution Adjustment. A weighted average Dilution Horizon per Originator in days will be computed therefrom based on the amount of Dilution Adjustment per item and the Dilution Horizon per item.  A weighted average for the program will be computed therefrom by weighting the weighted average Dilution Horizon per Originator by the average amount of Dilution Adjustments by originator over the preceding three months.  If the required sample size of Dilution Adjustments is not available, the Master Servicer will compute the preceding calculations on such other amount available; it being further understood, that the random sample shall not include any adjustments resulting from any Timely Payment Discount, Commission or any Volume Rebate for which a reserve is maintained to account for any potential offset.

“Dilution Ratio” shall mean, as of the last day of each Settlement Period, a ratio (expressed as a percentage), computed by dividing (i) the total amount of Dilution Adjustments made during such Settlement Period, by (ii) the aggregate sales generated by the Originators during the Settlement Period one (1) period prior to such day.

“Dilution Reserve Ratio” shall mean, for any Settlement Period, the product (expressed as a percentage) of: (a) the sum of (i) 2.50 times the Adjusted Dilution Ratio as of the last day of the immediately preceding Settlement Period, plus (ii) the Dilution Volatility Component as of the last day of the immediately preceding Settlement Period, times (b) the Dilution Horizon Ratio as of the last day of the immediately preceding Settlement Period.

“Dilution Volatility Component” shall mean the product (expressed as a percentage) of (i) the difference between (a) the highest three (3)-month rolling average Dilution Ratio over a period equal to the past 12 Settlement Periods and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.

“Discounted Percentage” shall mean (i) with respect to the calculation of the Contribution Value attributed to the Receivables and the other Receivable Assets related thereto to be contributed by the Contributor to the Company, a percentage agreed upon by the Contributor, and consented to by the Administrative Agent and each Funding Agent (such consent not to be unreasonably withheld) from time to time that reflects, among other factors, the historical rate at which Receivables are charged off in accordance with the Policies and (ii) with respect to the calculation of the related Contribution Value or Originator Purchase Price, a percentage agreed upon by the related Originator and the Contributor and consented to by the Administrative Agent and each Funding Agent (such consent not to be unreasonably withheld) from time to time that reflects, among other factors, the historical rate at which Receivables are charged off in accordance with the Policies of the related Originator.

“Dollars”, “United States Dollars”, “U.S. Dollars” and “$” shall mean the legal currency of the United States of America.

“Early Amortization Period” shall have the definition assigned to such term in Section 21.1.

“Early Originator Termination” shall have the meaning assigned in Section 7.01 (or other corresponding Section) of the applicable Origination Agreement.

“Early Program Termination” shall have the meaning assigned in Section 7.02 (or other corresponding Section) of the applicable Origination Agreement.

“Eligible Assignee” shall mean (i) with respect to any Conduit Lender, the related Program Support Providers and any Conduit Assignee, and (ii) with respect to any Committed Lender, any Person that (A) is an existing Lender; or (B) with the consent of the Company (not to be unreasonably withheld), is a financial institution formed under the laws of any OECD Country; provided that such Person, if not a financial institution organized under the laws of the United States, is either (1) acting through a branch or agency located in the United States or (2) shall have delivered the forms required pursuant to Section 11.2(d) and provided further that, if any Termination Event or Potential Termination Event shall have occurred and be continuing, the consent of the Company shall not be required.

“Eligible Institution” shall mean (a) with respect to accounts in the United States a depositary institution or trust company (which may include the Collateral Agent and its Affiliates) organized under the laws of the United States or any one of the States thereof or the District of Columbia; provided, however, that at all times (i) such depositary institution or trust company is a member of the Federal Deposit Insurance Corporation, (ii) the

unsecured and uncollateralized debt obligations of such depositary institution or trust company are rated in one of the two highest long-term or short-term rating categories by each Rating Agency and (iii) such depositary institution or trust company has a combined capital and surplus of at least $100,000,000 and (b) with respect to accounts outside the United States an entity authorized to accept deposits in the relevant jurisdiction which has unsecured and uncollateralized debt obligations rated in one of the two highest long-term or short-term rating categories by each Rating Agency.

“Eligible Obligor” shall mean, as of any date of determination, each Obligor in respect of a Receivable that satisfies the following eligibility criteria:

(a)                                 it is located in an Approved Obligor Country;

(b)                                 it is not Huntsman International or an Affiliate thereof;

(c)                                 it is not the subject of any voluntary or involuntary bankruptcy proceeding; and

(d)                                 it is not a Government Obligor or an individual.

“Eligible Receivable” shall mean, as of any date of determination, each Receivable owing by an Eligible Obligor that as of such date satisfies the following eligibility criteria:

(a)                                 it is not a Defaulted Receivable;

(b)                                 such Receivable shall have been billed to the related Obligor, and the goods related to it shall have been shipped and the services related to it shall have been performed; other than an Originator’s obligation to deliver the related products or goods to such Obligor’s destination if such products or goods were shipped to such Obligor within the preceding thirty (30) days and remain in transit to such Obligor; it being understood that such Receivable shall cease to constitute an Eligible Receivable if the related products or goods are not delivered to such Obligor on or prior to the 30th day after the origination of such Receivable;

(c)                                  it arose in the ordinary course of business from the sale of goods, products and/or services by the related Originator and in accordance with the Policies of such Originator and, at such date of determination, the related Origination Agreement has not been terminated as to such Originator;

(d)                                 it does not contravene any applicable law, rule or regulation and the related Originator is not in violation of any law, rule or regulation in connection with it, in each case which in any way would render such Receivable unenforceable or would otherwise impair in any material respect the collectibility of such Receivable;

(e)                                  it is not a Receivable for which an Originator has established a specific offsetting reserve; provided that a Receivable subject only in part to the foregoing shall be an Eligible Receivable to the extent not so subject;

(f)                                   it is not a Receivable with original payment terms in excess of one hundred twenty (120) days from the first day of the month following the month in which an invoice was created (“Net Terms”); provided that a receivable may have Net Terms greater than one hundred twenty (120) days if each Funding Agent has consented thereto;

(g)                                  the related Originator or Obligor is not in default in any material respect under the terms of the Contract, if any, from which such Receivable arose;

(h)                                 (i) all right, title and interest in such Receivable has been legally and validly, directly or indirectly, sold to Huntsman International by the related Originator and contributed by Huntsman International to the Company pursuant to the related Origination Agreement, or (ii) all right, title and interest in such Receivable has been legally and validly, directly or indirectly, transferred, assigned or sold to the Company by the related Originator pursuant to the related Origination Agreement;

(i)                                     (i) the Company will either have legal and beneficial ownership therein or a continuing first priority perfected security interest therein free and clear of all Liens and (ii) such Receivable is subject to the grant of a continuing first priority perfected security interest therein from the Company to the Collateral Agent free and clear of all Liens;

(j)                                    the Contract related to such Receivables (i) expressly prohibits any offset, counterclaim, or defense with respect to such Receivables or (ii) does not contain such prohibition but (x) the Obligor with respect to such Receivables is not a supplier of goods or services purchased by the Originator of such Receivables or (y) the Aggregate Receivables Amount has been reduced by the Potential Offset Amount; provided that the aggregate Principal Amount of all such Receivables described in item (ii) above does not exceed 10% of the Aggregate Receivables Amount;

(k)                                 it is at all times the legal, valid and binding obligation of the Obligor thereon, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law);

(l)                                     neither of the Company nor any Originator has (i) taken any action in contravention of the terms of any Transaction Document that would impair the rights of the Collateral Agent or the Secured Parties in such Receivable or (ii) failed to take any action required to be taken by the terms of any Transaction Document that was necessary to avoid impairing the rights therein of the Collateral Agent or Secured Parties with respect to such Receivables;

(m)                             as of the date of the conveyance of such Receivable to the Company, each of the representations and warranties made in the applicable Origination Agreement by the related Originator with respect to such Receivable is true and correct in all material respects;

(n)                                 at the time any such Receivable was contributed by the Contributor to the Company under the Contribution Agreement, no Insolvency Event had occurred with respect to the Contributor or the Company;

(o)                                 the governing law of the related Contract is the law of the United States or any one of the States thereof or the District of Columbia;

(p)                                 it is not subject to any withholding taxes of any applicable jurisdiction or political subdivision and is assignable free and clear of any sales or other tax, impost or levy, unless an appropriate reserve, as determined by the Administrative Agent, is made for such tax liability;

(q)                                 [reserved];

(r)                                    either (i) the Contract related to such Receivable does not expressly prohibit, or require consent to be obtained from the related Obligor in connection with, a sale, transfer, assignment or conveyance of such Receivable, (ii) if such consent is required, the related Obligor has consented in writing in accordance with the terms of the Contract and applicable laws or (iii) the Contract related to such Receivable is governed by the laws of a State of the United States, the assignment thereof is subject to Sections 9-406 and 9-407 of the UCC (or similar applicable provision) of such State which permits the effective assignment of such Receivable and the related rights under such Contract against the Obligor of such Receivable notwithstanding the failure of the assignor to obtain the consent of the Obligor in connection with such assignment;

(s)                                   [reserved];

(t)                                    the Obligor of which has not defaulted on any payment obligation to an Originator at any time during the three year period preceding the contribution or sale of such Receivable to the Company, other than any payments which the Obligor has disputed in good faith;

(u)                                 either the Company is excluded from the definition of “investment company” pursuant to Rule 3a-7 under the 1940 Act, or such Receivable is an account receivable representing all or part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the 1940 Act;

(v)                                 all required consents, approvals, authorizations or notifications necessary for the creation and enforceability of such Receivable and the effective contribution by the Contributor to the Company and grant of a security interest by the Company to the Collateral Agent shall have been obtained or made with respect to such Receivable;

(w)                               constitutes an account (and not an “instrument” or “chattel paper” unless such “instrument” or “chattel paper” has been stamped in the manner set forth in Section 2.02(f) of the Servicing Agreement) within the meaning of Section 9-102 of the UCC that governs the perfection of the interest granted therein);

(x)                                 no Originator Termination Event has occurred with respect to the Originator of such Receivable;

(y)                                 is denominated and payable only in United States dollars in the United States,

(z)                                  [reserved];

(aa)                          satisfies in all material respects all applicable requirements of the Policies;

(bb)                          the related Obligor has been instructed to make payments in respect of such Receivable to the relevant Collection Account and such instructions have not been modified or revoked;

(cc)                            [reserved]; and

(dd)                          with respect to which no Potential Offset Amount shall be anticipated, provided that any Receivable as to which a Potential Offset Amount shall be anticipated shall not be an Eligible Receivable only to the extent of the aggregate Potential Offset Amount anticipated in respect of such Receivable;

provided that (A) Acquired Line of Business Receivables originated by an Eligible Obligor shall constitute Eligible Receivables only to the extent that the requirements of Section 27 of the U.S. Receivables Loan Agreement have been satisfied and all other criteria with respect to Eligible Receivables set forth in the definition thereof are satisfied with respect to any such Acquired Line of Business Receivable and (B) Receivables originated with respect to Excluded Designated Lines of Business shall constitute Eligible Receivables only to the extent provided in Section 28(c) of the U.S. Receivables Loan Agreement and so long as all criteria with respect to Eligible Receivables set forth in the definition thereof are satisfied with respect to any such Receivable originated with respect to an Excluded Designated Line of Business.

“ERISA” shall mean the United States Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean, with respect to any Person, any trade or business (whether or not incorporated) that is a member of a group of which such Person is a member and which is treated as a single employer under Section 414 of the Code.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Excluded Designated Line of Business” shall mean any Designated Line of Business identified by notice given pursuant to Section 28 of the U.S. Receivables Loan Agreement as an “Excluded Designated Line of Business”.

“Extension Request” means a request by the Company to extend the Scheduled Commitment Termination Date with respect to a Lender for an additional period not to exceed three years in the aggregate.

“Facility Event” shall mean any Termination Event, Potential Termination Event, Master Servicer Default, Potential Master Servicer Default, Originator Termination Event, Potential

Originator Termination Event, Program Termination Event or Potential Program Termination Event.

“Facility Indemnified Party” mean the Collateral Agent, the Funding Agents, the Administrative Agent, the Lenders, from and after the appointment of a Back-Up Servicer, the Back-Up Servicer, the Program Support Providers, or any of their respective officers, directors, agents, employees, controlling Persons or Affiliates of any of the foregoing.

“Facility Termination Date” shall mean the earliest to occur of (i) the date on which an Early Amortization Period is declared to commence or automatically commences and (ii) the Commitment Termination Date.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York time) for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letters” means the fee agreement dated as of April 29, 2013 and each other fee letter from time to time agreed between the Company and any of the Administrative Agent or any Funding Agent, Lender or Issuing Bank, and any amendments, restatements, supplements or modifications thereto.

“Final Payout Date” means the date after the Facility Termination Date on which all the Secured Obligations have been reduced to zero by payment in full in cash.

“Fiscal Period” shall have the meaning assigned to such term in the Servicing Agreement.

“Force Majeure Event” shall mean acts of God, fires or other casualty, flood or weather condition, earthquakes, acts of a public enemy, acts of war, terrorism, insurrection, riots or civil commotion, explosions, strikes, boycotts, unavailability of parts, equipment or materials through normal supply sources, the failure of any utility to supply its services for reasons beyond the control of the party whose performance is to be excused, or other cause or causes beyond such party’s reasonable control.

“Foreign Government Obligor” shall mean any government of a nation or territory outside the United States or any subdivision thereof or any agency, department or instrumentality thereof.

“Funding Agent” shall mean (i) with respect to the Lender Group for which Wells Fargo Bank, National Association acts as Committed Lender, Wells Fargo Bank,

National Association and (ii) with respect to the Lender Group for which PNC Bank, National Association acts as Committed Lender, PNC Bank, National Association, and (iii) for each other Lender Group, the entity designated as such in the Transfer Agreement or joinder agreement pursuant to which the members of such Lender Group become party to this Agreement.

“GAAP” shall mean generally accepted accounting principles in the respective jurisdiction of incorporation of the relevant entity, as in effect from time to time.

“General Opinion” shall mean, with respect to any action of the Master Servicer, the Company or an Originator, an Opinion of Counsel to the effect that (i) such action has been duly authorized by all necessary corporate action on the part of the Master Servicer, the Company or such Originator, as the case may be, (ii) any agreement executed in connection with such action constitutes a legal, valid and binding obligation of the Master Servicer, the Company or an Originator, as the case may be, enforceable against such party in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors’ rights and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity or subject to similar exceptions), (iii) such action does not violate any organizational documents or require any consent or filing thereunder, (iv) such action does not result in a breach of, or default under any material contractual obligation of such party, or creation of any Lien, pursuant thereto and (v) any condition precedent to any such action specified in the applicable Transaction Document, if any, has been complied with.

“Government Obligor” shall mean any U.S. Government Obligor, any U.S. State/Local Government Obligor or Foreign Government Obligor.

“Governmental Authority” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, regulatory or administrative powers or functions of or pertaining to government, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles.

“Group AA Obligors,” “Group A Obligors,” “Group B Obligors,” “Group C Obligors,” and “Group D Obligors” shall mean, in each case, Obligors having the long-term senior debt rating shown on Schedule 8, or if such Obligor is unrated and is a wholly owned subsidiary, then the applicable ratings category of long term senior debt of such Obligor’s parent; provided, however, for purposes of this definition that all Eligible Obligors that are Affiliates of each other shall be deemed to be a single Eligible Obligor to the extent the Master Servicer has actual knowledge of the affiliation and in that case, the applicable debt rating for such group of Obligors shall be the debt rating of the ultimate parent of the group.

If the ratings given by S&P and Moody’s to the long term senior debt of any Obligor (or the ultimate parent of the Obligor or the affiliated group of which such Obligor is a member, as the case may be) would result in different applicable percentages under Schedule 8 to this Agreement, the applicable percentage shall be the percentage associated with the lower rating, as between S&P’s rating and Moody’s rating, of such Obligor’s (or such ultimate parent’s, as the case may be) long-term senior debt; provided that: (i) if an Obligor (or such ultimate parent, as the case may be) is not rated by one of the Rating Agencies, then such Obligor (or the ultimate parent, as the case may be) shall be deemed to be unrated unless the Rating Agency that does not rate the Obligor consents to the application of the rating given the Obligor by the Rating Agency that does give such a rating and (ii) if an Obligor (or such ultimate parent, as the case may) does not have a long-term senior debt rating from either of the Rating Agencies, but has a short-term senior debt rating, then the applicable percentage shall be the percentage associated with the long term senior debt ratings that are equivalent to such short term senior debt ratings as set forth in the table set forth in the Receivables Specification and Exception Schedule attached to the U.S. Receivables Loan Agreement as Schedule 8 under the heading “Obligor Group”. The ratings specified in the table are minimums for each percentage category, so that a rating not shown in the table falls in the category associated with the highest rating shown in the table that is lower than that rating.

“Guaranteed Servicing Obligations” shall have the meaning assigned to such term in the Servicing Agreement.

“Historical Receivables Information” means historical numerical information regarding Receivables relating to periods prior to the date on which any Originator became an Additional Originator or the date on which an Acquired Line of Business has become an Approved Acquired Line of Business, to the extent that such information is necessary to calculate, among other things, the Adjusted Dilution Ratio, the Default Horizon Ratio, the Defaulted Receivables Ratio, the Delinquency Ratio, the Dilution Horizon Ratio, the Dilution Ratio, the Dilution Reserve Ratio, the Loss Reserve Ratio, the Required Reserves Ratio, the Servicing Reserve Ratio, or the Yield Reserve Ratio (or any calculation derived from such ratios or from which such ratios are calculated) and such calculations require numerical information relating to periods prior to such date; provided that with respect to any Additional Originator or Approved Acquired Line of Business such calculation shall, to the extent applicable, be performed using Historical Receivables Information with respect to such Additional Originator or Approved Acquired Line of Business.

“Huntsman Group” shall have the meaning assigned to such term within the definition of “Change of Control”.

“Huntsman International” shall mean Huntsman International LLC, a Delaware limited liability company.

“Huntsman Propylene” means Huntsman Propylene Oxide LLC, a limited partnership organized under the laws of Texas.

“Indebtedness” shall mean, with respect to any Person at any date, (i) all indebtedness of such Person for borrowed money, (ii) any obligation owed for the deferred purchase price of property or services which purchase price is evidenced by a note or similar written instrument, (iii) note payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) that portion of obligations of such Person under capital leases which is properly classified as a liability on a balance sheet in conformity with GAAP and (v) all liabilities of the type described in the foregoing Sections (i) through (iv) secured by any Lien (other than Permitted Liens and Liens on receivables that are not Receivables) on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Indemnified Amounts” shall have the meaning assigned to such term in Section 14 of the U.S. Receivables Loan Agreement.

“Independent Manager” shall mean a Manager of the Company designated as an “Independent Director” who (i) shall not have been at the time of such Person’s appointment or at any time during the preceding five years, and shall not be as long as such Person is a director of the Company, (A) a director, officer, employee, partner, equityholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): the Master Servicer, any Originator, or any of their respective Subsidiaries or Affiliates (other than the Company or Huntsman Receivables Finance LLC), (B) a supplier to any of the Independent Parties, (C), a Person controlling or under common control with any partner, equityholder, member, manager, Affiliate or supplier of any of the Independent Parties, or (D) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, Affiliate or supplier of any of the Independent Parties; (ii) has prior experience as an independent director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy; and (iii) has at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, independent director, management or placement services to issuers or securitization or structured finance instruments, agreements or securities.

“Independent Public Accountants” shall mean, with respect to any Person, any independent certified public accountants of nationally recognized standing, or any successor thereto, (who may also render other services to the Company, the Master Servicer or an Originator); provided that such firm is independent with respect to such Person within the meaning of Rule 2-01(b) of Regulation S-X under the Securities Act.

“Ineligibility Determination Date” shall have the meaning assigned in Section 29 of the U.S. Receivables Loan Agreement.

“Ineligible Receivable” shall, (i) as used in the Origination Agreements, have the meaning specified in each Origination Agreement, and (ii) as used in all other Transaction Documents, have the meaning specified in Section 29 of the U.S. Receivables Loan Agreement.

“Initial Borrowing Date” shall have the meaning the first Borrowing Date (if any) pursuant to which a Loan is made in accordance with the terms of the U.S. Receivables Loan Agreement.

“Initial Contribution” shall mean the first contribution (if any) of Receivables and Receivables Assets related thereto, made pursuant to Section 2.01 of the Contribution Agreement.

“Initial Contribution Date” shall mean the date on which the Initial Contribution is made.

“Insolvency Event” shall mean, with respect to any Person, (i) a court having jurisdiction shall enter a decree or order for relief in respect of such Person in an involuntary case under Applicable Insolvency Laws, which decree or order is not stayed or any other similar relief shall be granted under any applicable federal, state or foreign law now or hereafter in effect and shall not be stayed; (ii)(A) an involuntary case is commenced against such Person under any Applicable Insolvency Law now or hereafter in effect, a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over such Person, or over all or a substantial part of the property of such Person, shall have been entered, an interim receiver, trustee or other custodian of such Person for all or a substantial part of the property of such Person is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of such Person, and (B) any event referred to in clause (ii)(A) above continues for 60 days unless dismissed, bonded or discharged; (iii) such Person shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any Applicable Insolvency Law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Applicable Insolvency Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (iv) the admission by such Person in writing its inability to pay its debts generally or the making by such Person of any general assignment for the benefit of creditors; (v) the inability or failure of such Person generally to pay its debts as such debts become due; or (vi) the Board of Directors of such Person authorizes action to approve any of the foregoing.

“Intercreditor Agreement” shall mean the Intercreditor Agreement, dated as of on or about the date hereof, by, among others, the Collateral Agent, the Administrative Agent and JPMorgan Chase, N.A. (as successor by assignment to Deutsche Bank AG, New York Branch) in its capacities thereunder as “Bank Administrative Agent”, “Collateral Agent, “ and “Mortgagee”.

“Interest” means the aggregate amount of interest payable by the Company in respect of a Loan calculated in accordance with Section 7 of the U.S. Receivables Loan Agreement.

“Interest Payment Date” means the last day of each Interest Period.

“Interest Payments Reserve Account” means an account (and any replacement account or accounts) established by the Collateral Agent following the occurrence of a Cash Dominion Trigger Event, in the name of the Company, held with PNC Bank, National Association, under the exclusive control and dominion of the Collateral Agent.

“Interest Period” means, in relation to any Loan, (a) initially, the period commencing on (and including) the relevant Borrowing Date and ending on (but excluding) the Business Day designated by the Company in the relevant Borrowing Request occurring not more than 62 days after the relevant Borrowing Date; and (b) thereafter, each successive period commencing on (and including) the last day of the immediately preceding Interest Period for such Loan and ending on (but excluding) the Business Day occurring not more than 62 days after the day upon which such Interest Period commences as designated by the Company in a written notice to the Administrative agent and each Funding Agent sent no later than 10:00 a.m. (New York time) on the second (2nd) Business Day prior to the first day of such Interest Period; provided that (i) if no Interest Period is designated by the Company, the relevant Interest Period will end on the next Settlement Date and (ii) in the case of any Interest Period for any Loan which commences before the Facility Termination Date and would otherwise end on a date occurring after the Facility Termination Date, such Interest Period shall end on the Facility Termination Date.

“Interest Rate” means, with respect to any Lender, the sum of:

(a)                                 the Applicable Rate; plus

(b)                                 the Applicable Margin; plus

(c)                                  Mandatory Costs (without duplication if incorporated into the Applicable Rate), if applicable,

provided that at all times following the occurrence and during the continuation of a Termination Event, the Applicable Rate for each Lender shall be an interest rate per annum equal to the Default Interest Rate.

“Investment” shall mean the making by the Company of any advance, loan, extension of credit or capital contribution to, the purchase of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or the making by the Company of any other investment in, any Person.

“Issuing Bank” shall mean any of (i) PNC Bank, National Association, (ii) Wells Fargo Bank, National Association, and (iii) any other financial institution approved by the Administrative Agent (such consent not to be unreasonably withheld).

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit, the outstanding amount of which may subsequently be reimbursed to such Issuing Bank and thereafter maintained by the Lenders pursuant to Section 2.4.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Company at such time; provided, however, that any Letter of Credit which has been cash collateralized pursuant to Section 2.4(i) shall not be considered to be outstanding for purposes of calculating the “LC Exposure” at such time.  The LC Exposure of any Committed Lender at any time shall be its ratable share of the related Lender Group’s Pro Rata Share of the total LC Exposure at such time.

“LC Fee” has the meaning assigned to such term in the applicable Fee Letter

“LC Sub-Limit” means, on any date, the lesser of (a) $50,000,000 and (b) an amount equal to the product of (i) 0.20 and (ii) the Aggregate Receivables Amount on such date.

“Lender” shall mean each Committed Lender and each Conduit Lender.

“Lender Group” shall mean a group consisting of one or more Committed Lenders, the related Conduit Lender, if any and the Funding Agent for such Lender or Lenders.

“Letter of Credit” means any standby letter of credit issued pursuant to this Agreement.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset; provided, however, that if a lien is imposed under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies, then such lien shall not be treated as a “Lien” from and after the time (x) (i) any Person who is obligated to make such payment pays to such plan the amount of such lien determined under Section 412(n)(3) of the Code or Section 302(f)(3) of ERISA, as the case may be, and provides to the Collateral Agent and any Funding Agent a written statement of the amount of such lien together with written evidence of payment of such amount, or (ii) such lien expires pursuant to Section 412(n)(4)(B) of the Code or Section 302(f)(4)(B) of ERISA and (y) the consent of each Funding Agent is obtained.

“Limited Liability Company Agreement” shall mean the Amended and Restated Limited Liability Company Agreement dated as of October 16, 2009 between the Contributor, as Shareholder and Donald J. Puglisi, as the Special Member.

“Liquidity Agreement” means any agreement dated on or about the date hereof and entered into by any Conduit Lender pursuant to which a Liquidity Provider will extend credit to or have a commitment to purchase Loans (or portions thereof or participations therein) from a Conduit Lender in each case in connection with such Conduit Lender’s commercial paper program and includes the agreement entitled “Liquidity Asset Purchase Agreement” (the “PNC LAPA”) executed on April 18, 2011 between, among others, Market Street and PNC as Administrator and Liquidity Agent pursuant to which PNC, as Purchaser (as this term is defined in the PNC LAPA), has agreed to purchase from Market Street Percentage Interests (as this term is defined in the PNC LAPA) on the terms and conditions set forth in such agreement, when put to it for sale by or on behalf of Market Street.

“Liquidity Provider” means the Person or Persons who provide liquidity or program support to a Conduit Lender in connection with the issuance by such Conduit Lender of Commercial Paper or the borrowing by such Conduit Lender of the proceeds of Commercial Paper and each guarantor of any such Person.  Each Liquidity Provider shall be a Committed Lender hereunder, unless the Administrative Agent and the Company shall have otherwise consented to such Liquidity Provider in writing (such consent not to be unreasonably withheld).

“LMIR” shall mean, with respect to the Lender Group for which Wells Fargo Bank, National Association acts as Funding Agent, an amount calculated in accordance with applicable Fee Letter.

“Loan” means a loan comprising the whole or part of a Borrowing made by the Company pursuant to Section 2 of the U.S. Receivables Loan Agreement, including each Swingline Loan, if any.

“Local Business Day” shall mean, with respect to any Originator, any day other than (i) a Saturday or a Sunday and (ii) any other day on which commercial banking institutions or trust companies in the jurisdiction in which such Originator has its principal place of business, are authorized or obligated by law, executive order or governmental decree to be closed.

“Local Servicer” shall have the meaning assigned to such term Section 2.01(c) of the Servicing Agreement.

“Loss Reserve Ratio” means, as of the last day of each Settlement Period, the product (expressed as a percentage) of (a) 2.50, times (b) the highest three-month rolling average Defaulted Receivables Ratio during the 12 immediately preceding Settlement Periods, times (c) the Default Horizon Ratio as of the end of the immediately preceding Settlement Period.

“Majority Lenders” shall mean the Lenders having, in the aggregate, more than 50.0% of the Aggregate Commitment; provided, however, that so long as there are only two Lender Groups, “Majority Lenders” shall mean each Committed Lender, and provided, further, that at any time there is a Nonrenewing Lender Group and the preceding proviso does not apply, “Majority Lenders” shall mean the Lenders having, in the aggregate, more than 50.0% of the Aggregate Principal Balance outstanding.

“Mandatory Costs” shall mean, if and so long as any Lender is required to comply with, reserve assets, liquidity, special deposit, cash margin or other requirements under the applicable rules or regulations of any monetary or other governmental authority, as a result of a change in such rules, regulations or reserve percentages that is adopted, announced, amended or reflected in a new interpretation issued after the date of this Agreement, in respect of any Loan bearing interest at a USD LIBOR derived rate, the amount expressed as a percentage (rounded upwards, if necessary, to the next higher 1/16 of 1%) of the cost to such Lender of complying with such requirements in relation to such Loan.

“Margin Stock” shall have the meaning given to such term in Regulation U of the Board of Governors.

“Market Street” shall mean Market Street Funding LLC.

“Master Servicer” shall mean Vantico Group S.á.r.l., and any Successor Master Servicer under the Servicing Agreement.

“Master Servicer Default” shall have, with respect to any , the meaning assigned to such term in Section 6.01 of the Servicing Agreement.

“Master Servicer Indemnified Person” shall have the meaning assigned to such term in Section 5.02(a) of the Servicing Agreement.

“Material Adverse Effect” shall mean, if used with respect to a Person, (a) a material impairment of the ability of such Person to perform its obligations under the Transaction Documents, (b) a materially adverse effect on the business, operations, property or condition (financial or otherwise) of such Person, (c) a material impairment of the validity or enforceability of any of the Transaction Documents against such Person, (d) a material impairment of the collectibility of the Pool Receivables taken as a whole and (e) a material impairment of the interests, rights or remedies of the Collateral Agent or the Secured Parties under or with respect to the Transaction Documents or the Pool Receivables taken as a whole.

“Maturity Date” means the Facility Termination Date.

“Maximum Available Borrowing” means, on any date, the lesser of:

(a)                                 the Aggregate Commitment on such date, less the amount of the outstanding Loans and LC Exposure; and

(b)                                 the Maximum Potential Borrowing on such date.

“Maximum Potential Borrowing” means, with respect to any date, an amount equal to:

(a)                                 the Adjusted Aggregate Receivables Amount on such date; less

(b)                                 the sum of (i) the Required Subordinated Amount on such date, (ii) the amount of the outstanding Loans on such date and (iii) the LC Exposure on such date.

“Maximum Swingline Loan Amount” means at any time the lesser of (a) $5,000,000 and (b) the amount that would cause the aggregate Loans outstanding to exceed the Maximum Available Borrowing.

“Monthly Servicing Fee” shall have the meaning assigned to such term in Section 19 of the U.S. Receivables Loan Agreement.

“Monthly Settlement Report” shall mean a report prepared by the Master Servicer for each Settlement Period pursuant to Section 4.02 of the Servicing Agreement, in substantially the form of Schedule 12 to the U.S. Receivables Loan Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. or its successors and assigns.

“Multiemployer Plan” shall mean, with respect to any Person, a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which such Person or any ERISA Affiliate of such Person (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“1940 Act” shall mean the United States Investment Company Act of 1940, as amended.

“Non-Conduit Lender Group” means a Lender Group comprised of a Committed Lender and its related Funding Agent only.

“Nonrenewing Lender Group” means any Lender Group that does not consent to an Extension Request.

“Obligor” shall mean, with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

“Obligor Limit” shall mean the percentage, as set forth in the Receivables Specification and Exception Schedule attached to the U.S. Receivables Loan Agreement as Schedule 8 under the heading “Obligor Limit”, which shall represent, at any date, with respect to an Eligible Obligor, the percentage of the Principal Amount of all Pool Receivables which are Eligible Receivables at such date which are due from such Eligible Obligor for the applicable ratings category of long-term senior debt of that Obligor, or if such Obligor is unrated and is a wholly owned subsidiary, then the applicable ratings category of long term senior debt of such Obligor’s parent; provided, however, for purposes of this definition that all Eligible Obligors that are Affiliates of each other shall be deemed to be a single Eligible Obligor to the extent the Master Servicer has actual knowledge of the affiliation and in that case, the applicable debt rating for such group of Obligors shall be the debt rating of the ultimate parent of the group.

If the ratings given by S&P and Moody’s to the long term senior debt of any Obligor (or the ultimate parent of the Obligor or the affiliated group of which such Obligor is a member, as the case may be) would result in different applicable percentages under Schedule 8 to this Agreement, the applicable percentage shall be the percentage associated with the lower rating, as between S&P’s rating and Moody’s rating, of such Obligor’s (or such ultimate parent’s, as the case may be) long-term senior debt; provided that: (i) if an Obligor (or such ultimate parent, as the case may be) is not rated by one of the Rating Agencies, then such Obligor (or the ultimate parent, as the case may be) shall be deemed to be unrated unless the Rating Agency that does not rate the Obligor consents to the application of the rating given the Obligor by the Rating Agency that does give such a rating and (ii) if an Obligor (or such ultimate parent, as the case may) does not have a long-term senior debt rating from either of the Rating Agencies, but has a short-term senior debt rating, then the applicable percentage shall be the percentage associated with the long term senior debt ratings that are equivalent to such short term senior debt ratings as set forth in the table set forth in the Receivables Specification and Exception Schedule attached to the U.S. Receivables Loan Agreement as Schedule 8 under the heading “Obligor Limit”. The ratings specified in the table are minimums for each percentage category, so that a rating not shown in the table falls in the category associated with the highest rating shown in the table that is lower than that rating.

“Obligor Percentage” means, on any date of determination, for each Obligor, the lesser of (i) a fraction, expressed as a percentage, (a) the numerator of which is the Principal Amount of Pool Receivables which are Eligible Receivables due from such Eligible Obligor at such date and (b) the denominator of which is the Principal Amount of Pool Receivables which are Eligible Receivables at such date of determination or (ii) the Obligor Limit for such Obligor.

“OECD Country” shall mean a country that is a member of the grouping of countries that are full members of the Organization of Economic Cooperation and Development.

“Opinion of Counsel” shall mean a written opinion or opinions of one or more counsel (who, unless otherwise specified in the Transaction Documents, may be internal counsel to the Company, the Master Servicer or an Originator) designated by the Company, the Master Servicer or an Originator, as the case may be, that is reasonably acceptable to the Collateral Agent and each Funding Agent.

“Original Principal Amount” shall mean, with respect to any Receivable, the Principal Amount of such Receivable as of the date on which such Receivable is contributed, sold or otherwise conveyed to the Contributor or the Company, as the case may be, under the applicable Origination Agreement.

“Origination Agreements” shall mean (i) the Contribution Agreement and each Receivables Purchase Agreement; and (ii) any contribution agreement, receivables purchase agreement or corresponding agreement entered into by the Company or the Contributor (as the case may be) and any Additional Originator.

“Originator” shall mean the Contributor and the U.S. Originators.

“Originator/Contributor Adjustment Payment” shall have the meaning assigned to such term in Section 2.06(a) (or corresponding Section) of the Origination Agreements.

“Originator Daily Report” shall mean a report prepared by an Originator on each date of contribution or sale, as the case may be, of Receivables to the Company pursuant to and in accordance with the applicable Origination Agreement, substantially in the form of Schedule 11 to the U.S. Receivables Loan Agreement.

“Originator/Contributor Dilution Adjustment Payment” shall have the meaning assigned to such term in Section 2.05 (or corresponding Section) of the Origination Agreements.

“Originator Documents” shall have the meaning assigned to such term in Section 7.03(b)(iii) (or corresponding Section) of the Origination Agreements.

“Originator/Contributor Indemnification Event” shall have the meaning assigned to such term in Section 2.06(b) (or corresponding Section) of the Origination Agreements.

“Originator/Contributor Indemnification Payment” shall have the meaning assigned to such term in Section 2.06(b) (or corresponding Section) of the Origination Agreements.

“Originator/Contributor Indemnified Liabilities” shall have the meaning assigned to such term in Section 8.02 (or corresponding Section) of the Origination Agreement.

“Originator Purchase Price” shall have the meaning assigned to such term in Section 2.02 (or corresponding Section) of the Receivables Purchase Agreements.

“Originator Termination Date” shall have the meaning assigned to such term in Section 7.01 (or corresponding Section) of the Origination Agreements.

“Originator Termination Event” shall have the meaning assigned to such term in Section 7.01 (or corresponding Section) of each Origination Agreement, or such other corresponding provision, as applicable.

“Outstanding Amount Advanced” shall mean, on any date of determination, the aggregate of all Servicer Advances remitted by the Master Servicer out of its own funds pursuant to Section 2.06 of the Servicing Agreement, less the aggregate of all related Servicer Advance Reimbursement Amounts received by the Master Servicer.

“Parent Company” shall mean Huntsman Corporation and any successor thereto (by merger or consolidation) for so long as Huntsman Corporation or such successor entity (as applicable) owns, directly or indirectly, at least a majority of the voting Capital Stock of Huntsman International.

“Payments Reserve Accounts” shall mean each of the Interest Payments Reserve Account and the Principal Payments Reserve Account.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any Person succeeding to the functions thereof.

“Percentage Factor” shall mean the fraction, expressed as a percentage, computed on any date of determination as follows: (i) the Target Receivables Amount on such date, divided by (ii) the Adjusted Aggregate Receivables Amount. The Percentage Factor shall be calculated by the Master Servicer on the Initial Borrowing Date. Thereafter, until the Facility Termination Date, the Master Servicer shall recompute the Percentage Factor as of the close of business on each Business Day and report such recomputations to the Administrative Agent and the Funding Agents in the Daily Report, Monthly Settlement Report and as otherwise requested by the Administrative Agent or any Funding Agent.

“Periodic Interest” shall mean Interest accrued for the relevant Interest Period.

“Permitted Liens” shall mean, at any time, for any Person:

(a)                                 Liens created pursuant to any Transaction Document;

(b)                                 Liens for taxes, assessments or other governmental charges or levies (i) not yet due or (ii) with respect to which are being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Person;

(c)                                  Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which such Person shall at any time in good faith be prosecuting an appeal or proceeding for a review and with respect to which a reserve or other appropriate provisions are being maintained in accordance with GAAP; and

(d)                                 Liens, or priority claims incidental to the conduct of business or the ownership of properties and assets (including mechanics’, carriers’, repairers’, warehousemen’s and statutory landlords’ liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or proceedings and with respect to which a reserve or other appropriate provisions are being maintained in accordance with GAAP.

“Person” shall mean any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company, Governmental Authority or other entity of whatever nature.

“Plan” shall mean, with respect to any Person, any pension plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code which is maintained for employees of such Person or any ERISA Affiliate of such Person.

“Pledge Agreement” shall mean the Pledge Agreement, dated as of August 16, 2005 by and among Huntsman International and certain of its subsidiaries from time to time party thereto (as Pledgors) and JPMorgan Chase, N.A. (as successor by assignment to Deutsche Bank AG, New York Branch), as Collateral Agent, as such document may be amended, restated, supplemented or otherwise modified from time to time.

“PNC” shall mean PNC Bank, National Association.

“Policies” shall mean the credit and collection policies of the Approved Originators, copies of which are in writing, have been previously delivered to the Collateral Agent and the Administrative Agent, prior to or on the Initial Borrowing Date, as the same may be amended, supplemented or otherwise modified from time to time; provided that material changes to such Policies must be approved by the Administrative Agent (such consent not to be unreasonably withheld).

“Pool Receivable” means any Receivable which has been sold or otherwise assigned (or purported to be sold, assigned, conveyed, subrogated and or otherwise transferred) by an Originator or the Contributor to the Company pursuant to an Origination Agreement.

“Potential Master Servicer Default” shall mean an event which, with the giving of notice or the lapse of time or both, would constitute a Master Servicer Default under the Servicing Agreement.

“Potential Offset Amount” shall mean an amount determined by the Local Servicer and equal to the amount of any known potential offset, counterclaim, or defense with respect to an Eligible Receivable, and further aggregated by the Master Servicer for the purposes of calculating the Aggregate Receivable Amount.

“Potential Originator Termination Event” shall mean any condition or act that, with the giving of notice or the lapse of time or both, would constitute an Originator Termination Event.

“Potential Program Termination Event” shall mean any condition or act that, with the giving of notice or the lapse of time or both, would constitute a Program Termination Event.

“Potential Termination Event” shall mean an event which, with the giving of notice and/or the lapse of time, would constitute a Termination Event.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by PNC Bank, National Association (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Principal Amount” shall mean, with respect to any Receivable, the unpaid principal amount due thereunder.

“Principal Balance” means, at any time, the principal amount of any Loan made under the U.S. Receivables Loan Agreement at such time.

“Principal Payments Reserve Account” means an account (and any replacement account or accounts) established by the Collateral Agent following the occurrence of a Cash Dominion Trigger Event, in the name of the Company, held with PNC Bank, National Association, under the exclusive control and dominion of the Collateral Agent.

“Pro Rata Share” means, for any Lender Group:

(a)           the aggregate Commitment of the Lenders who are members of such Lender Group, divided by the Aggregate Commitments; and

(b)                                 after the Aggregate Commitments have been terminated, the outstanding principal amount of the Loans funded by such Lender Group, divided by the outstanding principal amount of the Loans funded by all Lender Groups.

“Program Costs” shall mean, for any Business Day, the sum of:

(a)                                 all fees, expenses, indemnities and other amounts due and payable to all Secured Parties and Facility Indemnified Parties under the Transaction Documents;

(b)                                 all unpaid fees and expenses due and payable to counsel to, and independent auditors of, the Company (other than fees and expenses payable on or in connection with the closing of the U.S. Receivables Loan Agreement); and

(c)                                  all unpaid fees and expenses due and payable to the Rating Agencies by the Company or any Lender.

“Program Support Agreement” shall mean and include any agreement (including, at the Closing Date, the Liquidity Agreement) entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of a Lender, the issuance of one or more surety bonds for which such Lender is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by such Lender to any Program Support Provider of the Loans funded by such Lender (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to such Lender in each case in connection with such Lender’s commercial paper program if and to the extent used to fund Loans, together with any letter of credit, surety bond, swap or other instrument issued thereunder.

“Program Support Provider” shall mean, with respect to any Lender, any Person (including any Liquidity Provider) now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, such Lender or issuing a letter of credit, surety bond, swap or other instrument to support any obligations arising under or in connection with such Lender’s securitization program.

“Program Termination Date” shall have the meaning assigned to such term in Section 7.02 (or corresponding Section) of the Origination Agreements.

“Program Termination Event” shall have the meaning assigned to such term in Section 7.02 (or corresponding Section) of the Origination Agreements.

“Purchase Documents” shall mean the Originator Daily Reports, offers or letters of offer, acceptances or notifications, quittances subrogatives or other instruments of transfer, evidence of entries in a current account, and any other similar documents or entries, in each case which are required by the terms of the respective Receivables Purchase Agreements to be delivered or to occur to give effect to the sale or other transfer of Receivables (or interests therein).

“Purchaser” means the Company.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, the first (1st) day of that period.

“Rating Agencies” shall mean (i) with respect to any Conduit Lender or such Conduit Lender’s Commercial Paper or commercial paper program, any nationally recognized statistical rating organization then rating such Conduit Lender’s Commercial Paper, and (ii) otherwise, shall be a collective reference to S&P and Moody’s.

“Receivable” shall mean all the indebtedness and payment obligations of an Obligor to an Originator arising from the sale of merchandise or services by an Originator (and shall include (a) such indebtedness and payment obligation as may be evidenced by any invoice issued as a re-invoicing or substitution invoicing of an original invoice and (b) the right of payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Obligor with respect thereto).

“Receivable Assets” shall, as used in the Origination Agreements, have the meaning assigned in Section 2.01(a) thereof/or the respective corresponding provision of such Originator Agreement.

“Receivables Contribution Date” shall mean, with respect to any Receivable, the Business Day on which the Company receives a contribution of such Receivable from the Contributor or direct conveyance from an Originator.

“Receivables Purchase Agreement” shall mean (i) the U.S. Receivables Purchase Agreement, and (ii) any receivables purchase agreement entered into by any Additional Originator and the Contributor or the Company, as the case may be, in accordance with the Transaction Documents.

“Recoveries” shall mean all amounts collected (net of out of pocket costs of collection) in respect of Charged-Off Receivables.

“Reference Banks” means the principal London offices of Wells Fargo Bank, National Association, Citibank N.A. and HSBC Bank plc or such other banks as may be appointed by the Administrative Agent in consultation with the Company.

“Register” shall have the meaning assigned to such term in Section 37.17(d) of the U.S. Receivables Loan Agreement.

“Regulation T” shall mean Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Property” shall mean, with respect to any Receivable:

(a)                                 all of the applicable U.S. Originator’s respective interest in the goods, if any, relating to the sale which gave rise to such Receivable;

(b)                                 all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by the applicable Obligor describing any collateral securing such Receivable; and

(c)                                  all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

including in the case of clauses (b) and (c), any rights described therein evidenced by an account, note, instrument, contract, security agreement, chattel paper, general intangible or other evidence of indebtedness or security.

“Reportable Event” shall mean any reportable event as defined in Section 4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate which is considered an ERISA Affiliate only pursuant to Section (m) or (o) of Section 414 of the Code).

“Reported Day” shall have the meaning assigned to such term in Section 4.01 of the Servicing Agreement.

“Required Reserve Factor Floor” means, for any Settlement Period, the sum (expressed as a percentage) of (a) the Concentration Reserve Percentage plus (b) the product of the Adjusted Dilution Ratio times the Dilution Horizon Ratio plus (c) the Yield Reserve Ratio plus (d) the Servicing Reserve Ratio, in each case, as of the last day of the Settlement Period immediately preceding such Settlement Period.

“Required Reserves Ratio” shall mean, for any Settlement Period, the greater of (i) the Required Reserve Factor Floor for such Settlement Period and (ii) the sum of the Loss Reserve Ratio, the Dilution Reserve Ratio, the Servicing Reserve Ratio and the Yield Reserve Ratio for such Settlement Period.

“Required Subordinated Amount” shall mean:

(a)                                 on any date of determination during the Revolving Period, an amount equal to the product of (i) the Required Reserves Ratio at such time times (ii) the Adjusted Aggregate Receivables Amount; and

(b)                                 on any date of determination during the Amortization Period, an amount equal to the Required Subordinated Amount on the last Business Day of the Revolving Period.

“Requirement of Law” shall mean for any Person the certificate of incorporation and by laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resignation Notice” shall have the meaning assigned to such term in Section 6.02(a) of the Servicing Agreement.

“Responsible Officer” shall mean (i) when used with respect to the Collateral Agent, any officer within the Corporate Trust Office of the Collateral Agent including any Vice President, any Assistant Vice President, Trust Officer or Assistant Trust Officer or any other officer of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and (ii) when used with respect to any other Person, any member of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Vice President, the Controller or manager (in the case of a limited liability company) of such Person; provided, however, that a Responsible Officer shall not certify in his capacity as a Vice President as to any financial information.

“Restricted Payments” shall have the meaning assigned to such term in Section 26.3(m) of the U.S. Receivables Loan Agreement.

“Restricted Payments Test” shall mean, on any date of determination that the Aggregate Receivables Amount at such time is at least equal to the Target Receivables Amount at such time.

“Revolving Period” shall mean the period commencing on the Initial Borrowing Date and terminating on the Facility Termination Date.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Scheduled Commitment Termination Date” shall mean

April 28, 2016, as such date may be extended from time to time in writing by the Lenders, the related Funding Agents and the Company.

“Scope of Audit” means the scope of audit in the form agreed between the Master Servicer and the Administrative Agent, as may be amended from time to time by agreement between the Master Servicer and the Administrative Agent; it is anticipated that the scope of audit shall be substantially similar to the scope of the audit conducted in conjunction with the closing of the facility.

“Screen Rate” means the British Bankers Association Interest Settlement Rate for U.S. Dollars for the period, displayed on the appropriate page of the Telerate screen.  If the agreed page is replaced or service ceases to be available, the Administrative Agent may specify another page or service displaying the appropriate rate after consultation with the Company and the Lenders.

“Secured Obligations” shall mean all present and future indebtedness and all other liabilities and obligations of every nature of the Company including for commissions, fees, principal, interest, LC Disbursements, letter of credit fees and charges, expenses and indemnification payments, from time to time owed to the Collateral Agent, each Funding Agent, each Lender, each Issuing Bank, the Administrative Agent and each other Secured Party, whether direct or indirect, absolute or contingent, due or to become due, or now existing or thereafter incurred, whether on account of commissions, amounts owed and payable, incurred fees, indemnities, out of pocket costs or expenses (including all reasonable fees and disbursements of counsel) or otherwise which arise under the U.S. Receivables Loan Agreement or any Transaction Document.

“Secured Parties” means, collectively, each Facility Indemnified Party.

“Security Documents” means the this Agreement and each other security agreement, deed of charge or other agreement, if any, executed or delivered from time to time by any Transaction Party pursuant to, or in connection with, the transaction contemplated by the Transaction Documents.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Servicer Advance” shall mean amounts deposited by the Master Servicer out of its own funds into any the Company Concentration Account, or, if no Company Concentration Account shall have been established hereunder, a Collection Account, in each case, pursuant to Section 2.06(a) of the Servicing Agreement.

“Servicer Advanced Reimbursement Amount” means any amount received or deemed to be received by the Master Servicer pursuant to Section 2.06(b) of the Servicing Agreement of a Servicer Advance made out of its own funds.

“Servicer Guarantor” shall mean Huntsman International, LLC.

“Servicing Agreement” shall mean the U.S. Servicing Agreement, dated as of the Closing Date among the Company, the Master Servicer, the Servicer Guarantor, each of the U.S. Originators, as local servicers, the Administrative Agent and the Collateral Agent.

“Servicing Fee Percentage” shall mean 1.0% per annum.

“Servicing Reserve Ratio” means, for any Settlement Period, the product (expressed as a percentage) of (a) 1%, times (b) a fraction, the numerator of which is the Days Sales Outstanding for such Settlement Period and the denominator of which is 360.

“Settlement Date” shall mean, the 15th day of the month, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Settlement Period” shall mean initially the period commencing October 16, 2009 and ending on October 31, 2009. Thereafter, Settlement Period shall mean each fiscal month of the Master Servicer.

“Settlement Report Date” shall mean, except as otherwise set forth in the applicable U.S. Receivables Loan Agreement, the 12th day of each calendar month or, if such 12th day is not a Business Day, the next succeeding Business Day.

“Share” shall mean a membership interest held in the Company as described in the Limited Liability Company Agreement comprising all rights held and obligations owed by the holder of such membership interests under the terms of the Limited Liability Company Agreement and applicable law.

“Shareholder” shall mean a holder of Shares in the Company.

“Significant Subsidiary” shall mean a subsidiary of Huntsman International whose assets comprise five percent (5%) or more of the Consolidated Total Assets of Huntsman International and its consolidated subsidiaries.

“Specified Bankruptcy Opinion Provisions” shall mean the factual assumptions (including those contained in the factual certificate referred to therein) and the actions to be taken by each U.S. Originator and the Company in the legal opinion of Baker & McKenzie LLP relating to certain bankruptcy matters delivered on the Initial Borrowing Date.

“State/Local Government Obligor” shall mean any state of the United States or local government thereof or any subdivision thereof or any agency, department, or instrumentality thereof.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Successor Master Servicer” shall mean (a) prior to the occurrence of a Master Servicer Default, such Person as may have been appointed as Successor Master Servicer pursuant to the Servicing Agreement and (b) following the occurrence of a Master Servicer Default, (x) from the Back-Up Servicer Commencement Date, the back-up servicer designated under the Back-Up Servicing Agreement and (y) otherwise, such Person as may be appointed by the Collateral Agent which, at the time of its appointment as Servicer (i) is legally qualified and has the corporate power and authority to service the Receivables, (ii) is approved by each Funding Agent, (iii) has demonstrated the ability to service a portfolio of similar receivables in accordance with high standards of skill and care in the sole determination of the Master Servicer or the Collateral Agent, and (iv) has accepted its appointment by a written assumption in a form acceptable to the Collateral Agent, provided that no Person shall be an Successor Servicer if it is a direct competitor of Huntsman International LLC or any Significant Subsidiary.

“Swingline Lender” shall mean PNC Bank, National Association, and its successors and assigns.

“Swingline Loan” shall have the meaning assigned to such term in Section 3.4 of the U.S. Receivables Loan Agreement.

“Target Receivables Amount” shall mean, on any date of determination, the sum of (a) the aggregate Principal Balance of the Loans outstanding on such day plus (b) the aggregate LC Exposure on such day plus (c) the Required Subordinated Amount on such day.

“Tax” shall mean any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings of any other charge of a similar nature, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (including any penalty or interest in connection with any failure to pay, or delay in paying, the same).

“Tax Credit” means a credit against, relief or remission for or repayment or refund of Tax.

“Tax Deduction” means any deduction or withholding for or on account of Tax from a payment made under the Transaction Documents.

“Tax Opinion” shall mean, unless otherwise specified in the Receivables Loan Agreement with respect to any action, an Opinion of Counsel of one or more outside law firms to the effect that, for United States federal income tax purposes, (i) such action will not adversely affect the characterization as debt of any Loans and (ii) the Company will be disregarded as an entity separate from Huntsman International for U.S. federal income tax purposes.

“Tax Payment” shall have the meaning assigned to such term in Section 11.1 of the U.S. Receivables Loan Agreement.

“Taxation Authority” means any taxing, revenue, or other authority (whether within, or outside the United States) competent to impose any liability to, or to assess or collect, any tax.

“Termination Event” shall have the meaning assigned in Section 21.1.

“Termination Notice” shall have the meaning assigned to such term in Section 6.01 of the Servicing Agreement.

“Timely Payment Discount” shall mean, with respect to any date of determination, a cash discount relating to the Receivables contributed by the Contributor to the Company (directly or indirectly), and granted by the Originators to the Obligors, as stipulated in the Contract.

“Tioxide Americas” shall mean Tioxide Americas LLC, an exempted limited company organized under the laws of the Cayman Islands, and its successors and permitted assigns.

“Transaction Documents” shall mean the collective reference to the U.S. Receivables Loan Agreement, the Servicing Agreement, the Origination Agreements, the Back-Up Servicing Agreement, the Program Support Agreements and any other documents delivered pursuant to or in connection therewith.

“Transaction Parties” means, collectively:

(a)                                 the Company;

(b)                                 each Originator;

(c)                                  the Master Servicer;

(d)                                 the Lenders;

(e)                                  the Administrative Agent; and

(f)                                   the Funding Agents,

and “Transaction Party” means any of them.

“Transactions” shall mean the transactions contemplated under each of the Transaction Documents.

“Transfer Agreement” shall have the meaning assigned in Section 37.17(b).

“Transfer Issuance Date” shall mean the date on which a Commitment Transfer Supplement becomes effective pursuant to the terms of such Commitment Transfer Supplement.

“Transferred Agreements” shall have the meaning assigned to such term in Section 15(b) of the U.S. Receivables Loan Agreement.

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“United States” for purposes of geographic description shall mean the United States of America (including the States and the District of Columbia), its territories, its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdictions.

“United States Person” shall mean an individual who is a citizen or resident of the United States, or a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

“USD LIBOR” means, in relation to any Loan or other calculation denominated in U.S. Dollars:

(a)                                 the applicable Screen Rate; or

(b)                                 (if no Screen Rate is available for the Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of 11:00 am (New York time) on the Quotation Day for the offering of deposits in U.S. Dollars and for a period of: (i) one week in the case of a determination for the purposes of the Alternate Rate definition; and (ii) one month in all other cases.

“U.S. Government Obligor” shall mean the United States government or any subdivision thereof or any agency, department or instrumentality thereof.

“U.S. Originator” shall mean (i) Huntsman International LLC, (ii) Tioxide Americas LLC, (iii) Huntsman Propylene Oxide LLC, (iv) Huntsman International Fuels LLC, (v) Huntsman Ethyleneamines LLC, (vi) Huntsman Petrochemical LLC, (vii) Huntsman Advanced Materials Americas LLC and (viii) after the Initial Borrowing Date, any Approved Originator which originates Receivables to Obligors located in the United States.

“U.S. Receivables” shall mean the Receivables originated by a U.S. Originator and contributed, transferred, assigned and conveyed to the Company directly or indirectly and thereafter participated by the Company to the Lenders.

“U.S. Receivables Purchase Agreement” means the U.S. Receivables Purchase Agreement, dated as of the Closing Date, among Huntsman International LLC, as purchaser, and Tioxide Americas LLC, Huntsman Propylene Oxide LLC, Huntsman International Fuels LLC, Huntsman Advanced Materials Americas LLC, Huntsman Petrochemical LLC and Huntsman Ethyleneamines LLC, each as an Originator.

“Volume Rebate” shall mean a discount periodically granted by the Originator to an Obligor, as stipulated in the Contract for achieving certain sales volume.

“Yield Reserve Ratio” means, for any Settlement Period, the product (expressed as a percentage) of (i) 1.5 times (ii) (a) the Alternate Base Rate as of the last day of the immediately preceding Settlement Period plus (b) 1.65% times (iii) a fraction, the numerator of which is the Days Sales Outstanding for such Settlement Period and the denominator of which is 360.

SCHEDULE 4

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via Telecopy to the attention of [               ] at [              ] as soon as possible, at Telecopy No. (   ) [                    ].

PURCHASER LEGAL NAME TO APPEAR IN DOCUMENTATION:

GENERAL INFORMATION:

Institution Name:

Street Address:

City, State, Zip Code:

POST CLOSING, ONGOING CREDIT CONTRACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:

Primary Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Telecopy Number:

Backup Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Telecopy Number:

TAX WITHHOLDING:

Nonresident Alien                Y*           N

* Form W-8ECI Enclosed

Tax ID Number

POST CLOSING, ONGOING ADMINISTRATIVE CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - PAYMENTS, FEES, ETC.

Contact:

Street Address:

City, State, Zip Code:

Phone Number:

Telecopy Number:

PAYMENT INSTRUCTIONS:

Name of Bank to which funds are to be transferred:

Routing Transit/ABA number of Bank to which funds are to be transferred:

Name of Account, if applicable:

Account Number:

Additional information:

It is very important that all the above information be accurately completed and that this questionnaire be returned to the person specified in the introductory paragraph of this questionnaire as soon as possible.  If there is someone other than yourself who should receive his questionnaire, please notify us of that person’s name and telecopy number and we will telecopy a copy of the questionnaire.  If you have any questions about this form, please call [                   ] at (    ) [            ].

SCHEDULE 5

FORM OF TRANSFER SUPPLEMENT

TRANSFER SUPPLEMENT, dated as of                             [,      ]among [                                  ] (the “Transferor”), each purchaser listed as an Acquiring Lender on the signature pages hereof (each, an “Acquiring Lender”) and [                                  ], as Funding Agent for the Transferor and certain other Lenders under the U.S. Receivables Loan Agreement described below (in such capacity, the “Funding Agent”).

W I T N E S S E T H :

WHEREAS this Commitment Transfer Supplement is being executed and delivered in accordance with Section [•] of the U.S. Receivables Loan Agreement, dated as of [•] (as from time to time amended, supplemented or otherwise modified; terms defined therein being used herein as therein defined), among the Company, the Master Servicer, the Lenders from time to time parties thereto, the Collateral Agent and the Administrative Agent;

WHEREAS each Acquiring Lender (if it is not already a Lender party to the U.S. Receivables Loan Agreement) wishes to become a Lender party to the U.S. Receivables Loan Agreement; and

WHEREAS the Transferor is selling and assigning to each Acquiring Lender, rights, obligations and commitments under the U.S. Receivables Loan Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      Upon the execution and delivery of this Commitment Transfer Supplement by each Acquiring Lender, the Transferor and the Funding Agent and compliance with Section [•] of the U.S. Receivables Loan Agreement (the “Transfer Issuance Date”), each Acquiring Lender shall be a Lender party to the U.S. Receivables Loan Agreement for all purposes thereof.

2.                                      This Commitment Transfer Supplement is being delivered to the Funding Agent together with (i) if the Acquiring Lender is organized under the laws of a jurisdiction outside the United States, the forms specified in Sections 11.02(d)(i) and 11.01(d)(ii) of the U.S. Receivables Loan Agreement, duly completed and executed by such Acquiring Lender, (ii) if the Acquiring Lender is not already a Lender under the U.S. Receivables Loan Agreement, [an Administrative Questionnaire in the form of [•] to the U.S. Receivables Loan Agreement] and (iii) a processing and recordation fee of $3,500.

3.                                      The Transferor acknowledges receipt from each Acquiring Lender of an amount equal to the purchase price, as agreed between the Transferor and such Acquiring Lender (the “Purchase Price”), of the portion being purchased by such Acquiring Lender (such Acquiring Lender’s “Purchased Percentage”) of the undivided interest in the Loan owed by, and other amounts owing to, the Transferor under the U.S. Receivables Loan Agreement. The Transferor hereby irrevocably sells, assigns and transfers to each Acquiring Lender, without recourse, representation or warranty (except as set forth in paragraph 8(i) below), and each Acquiring Lender hereby irrevocably purchases, takes and assumes from the Transferor, such Acquiring

Lender’s Purchased Percentage of the commitment of the Transferor to increase its Loan Amount under, and the portion of the undivided interest in, the Loan owned by, and other amounts owing to, the Transferor, in each case under the U.S. Receivables Loan Agreement together with all instruments, documents and collateral security pertaining thereto.

4.                                      The Transferor has made arrangements with each Acquiring Lender with respect to (i) the portion (if any) to be paid, and the date or dates for payment, by the Transferor to such Acquiring Lender of any Commitment Fee or the Applicable Margin heretofore received by the Transferor pursuant to the U.S. Receivables Loan Agreement prior to the Transfer Issuance Date and (ii) the portion (if any) to be paid, and the date or dates for payment, by such Acquiring Lender to the Transferor of Commitment Fee or Applicable Margin or Periodic Interest received by such Acquiring Lender pursuant to the U.S. Receivables Loan Agreement from and after the Transfer Issuance Date.

5.                                      From and after the Transfer Issuance Date, amounts that would otherwise be payable to or for the account of the Transferor pursuant to the U.S. Receivables Loan Agreement shall, instead, be payable to or for the account of the Transferor and the Acquiring Lenders, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement, whether such amounts have accrued prior to the Transfer Issuance Date or accrue subsequent to the Transfer Issuance Date.

6.                                      Prior to or concurrently with the execution and delivery hereof, the Funding Agent will, at the expense of the Transferor, provide to each Acquiring Lender (if it is not already a Lender party to the U.S. Receivables Loan Agreement) photocopies of all documents delivered to the Funding Agent on the Issuance Date in satisfaction of the conditions precedent set forth in the U.S. Receivables Loan Agreement.

7.                                      Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

8.                                      By executing and delivering this Commitment Transfer Supplement, the Transferor and each Acquiring Lender confirm to and agree with each other and the Lenders as follows:  (i) the Transferor warrants that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim and that its Commitment, and the outstanding balance of its Loan, in each case without giving effect to assignments thereof which have not become effective, are [                 ] and [                  ], respectively; (ii) except as set forth in (i) above, the Transferor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the U.S. Receivables Loan Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the U.S. Receivables Loan Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto, or the financial condition of the Master Servicer, any Originator or the Company or the performance or observance by the Master Servicer, any Originator or the Company of any of their respective obligations under the U.S. Receivables Loan

Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto; (iii) the Acquiring Lender represents and warrants that it is legally authorized to enter into this Commitment Transfer Supplement; (iv) the Acquiring Lender confirms that it has received a copy of the U.S. Receivables Loan Agreement, the other Transaction Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (v) the Acquiring Lender will independently and without reliance upon the Funding Agent, the Collateral Agent, the assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the U.S. Receivables Loan Agreement or any other Transaction Document; (vi) the Acquiring Lender appoints and authorizes the Funding Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the U.S. Receivables Loan Agreement as are delegated to the Funding Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) the Acquiring Lender agrees that it will perform in accordance with their terms all the obligations which by the terms of the U.S. Receivables Loan Agreement are required to be performed by it as a Lender.

9.                                      The Acquiring Lender confirms that, by executing and delivering this Commitment Transfer Supplement, it shall be deemed to have made the representations and warranties in Section 8.05 of the U.S. Receivables Loan Agreement.

10.                               Schedule I hereto sets forth the revised Pro Rata Shares of the Transferor and each Acquiring Lender as well as administrative information with respect to each Acquiring Lender.

11.                               This Commitment Transfer Supplement shall be governed by and construed in accordance with the laws of the State of New York without reference to any conflict of law principles (other than Section 5-1401 of the New York General Obligations Law).

IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers as of the date first set forth above.

[NAME OF SELLING PURCHASER],
as Transferor,

By:
Name:
Title:

[NAME OF PURCHASING PURCHASER],
as Acquiring Lender,

By:
Name:
Title:

[NAME OF FUNDING AGENT]
as Funding Agent

By:
Name:
Title:

Schedule I

List of Addresses for Notices
and of Pro Rata Shares

[TRANSFEROR]

Address:

Prior Pro Rata Share:

Revised Pro Rata Share:

[ACQUIRING LENDER]

Address:

[Prior] Pro Rata Share:

[Revised Pro Rata Share:]

SCHEDULE 6

COLLECTION ACCOUNTS

Part A

[On file with Administrative Agent]

Part B

[On file with Administrative Agent]

SCHEDULE 7

Location of Records of the Company

Huntsman Receivables Finance II LLC
c/o Huntsman International LLC
500 Huntsman Way
Salt Lake City, Utah 84108

SCHEDULE 8
Receivables Specification and Exception Schedule

Obligor Limits

Obligor Short- Term Rating (S&P / Moody’s)	Obligor Long- Term Rating (S&P / Moody’s)	Obligor Limit
A-1+/P-1	AA-/Aa3 and above	15.00%
A-1/ P-1	A, A+/A2, A1	10.00%
A-2/P-2	BBB+, A-/Baa1, A3	7.50%
A-3/P-3	BBB, BBB-/Baa2, Baa3	5.00%
NR/NP	Below BBB-/Baa3 and NR	3.00%

Obligor Groups

Obligor Short- Term Rating (S&P / Moody’s)	Obligor Long- Term Rating (S&P / Moody’s)	Obligor Group
A-1+/P-1	AA-/Aa3 and above	Group AA Obligors
A-1/ P-1	A, A+/A2, A1	Group A Obligors
A-2/P-2	BBB+, A-/Baa1, A3	Group B Obligors
A-3/P-3	BBB, BBB-/Baa2, Baa3	Group C Obligors
NR/NP	Below BBB-/Baa3 and NR	Group D Obligors

Designated Obligor Limit

Obligor Short- Term Rating (S&P / Moody’s)	Obligor Long-Term Rating (S&P / Moody’s)	Obligor Limit
A-1+/P-1	AA-/Aa3 and above	10.50%
A-1/ P-1	A, A+/A2, A1	7.00%
A-2/P-2	BBB+, A-/Baa1, A3	4.25%
A-3/P-3	BBB, BBB-/Baa2, Baa3	2.17%
NR/NP	Below BBB-/Baa3 and NR	1.00%

SCHEDULE 9

[Reserved]

SCHEDULE 10

Form of Annual Opinion of Counsel

Provisions to be included
in Annual Opinion of Counsel delivered pursuant to 26.1(a)
of this Agreement on October 16, of each year
commencing with October 16, 2013

The opinion set forth below, which is to be delivered pursuant to Section 26.1(a) of the U.S. Receivables Loan Agreement dated as of October 16, 2009 among Huntsman Receivables Finance II LLC (the “Company”), Vantico Group S.á.r.l, as Master Servicer and PNC Bank, National Association, as Collateral Agent and others (as amended, restated, supplemented or otherwise modified from time to time, the “U.S. Receivables Loan Agreement”), may be subject to certain qualifications, assumptions, limitations and exceptions taken or made in the opinions of counsel delivered on or after the Closing Date with respect to similar matters.

Subject to such assumptions and qualifications as are typical and customary, as of the date hereof, under Article 9 of the Uniform Commercial Code as now in effect in the State of Delaware, the [UCC Financing Statements] [to be defined] filed in connection with the security interest created by Section 15 of the U.S. Receivables Loan Agreement will remain effective and no additional financing statements, continuation statements or amendments with respect to the [UCC Financing Statements] will be required to be filed in the State of Delaware from the date hereof through the end of the Annual Period (as defined below) to maintain the perfection of the security interest of the U.S. Receivables Loan Agreement as such security interest otherwise exists on the date hereof.

Our opinions set forth in the immediately preceding paragraph are subject to such qualifications as are typical and customary, including, without limitation, that the U.S. Receivables Loan Agreement and the [UCC Financing Statements] have not been, subsequent to April 18, 2011 in the case of the U.S. Receivables Loan Agreement, and subsequent to October 16, 2009 in the case of the [UCC Financing Statements], and will not be, prior to the expiration of the period beginning on and including the date hereof and ending on the first anniversary of such date (the “Annual Period”), amended, modified, supplemented, released, or terminated, and that the Secured Parties have not waived and will not waive any rights pursuant to the U.S. Receivables Loan Agreement.

SCHEDULE 11

Form of Daily Report

Huntsman Daily Servicer Reports

For EOD:

Date

Enter Date of Daily Report:

Beginning Receivables Balance
Less:
Aggregate Initial Collections
Plus:
New Sales
Less:
Non-Contractual Dilutions
Timely Payment Discount / Commissions Issued
Volume Rebate Issued
Write-Offs Prior to 60 Days
Write-Offs Past 60 Days
Seller Adjustments / Payment Repurchased Receivables
Plus:
Misdirected Receivables
Mechanical Zero Offsets
Other Adjustments
Ending A/R Balance	$—

Less:
Defaulted Receivables
A/P Offsets
Revenue Recognition Adj. > 30 Days In-Transit
Total Ineligible Receivables	$—

Eligible Receivables	$—
Less:
Excess Obligor Concentrations
Excess Canadian Concentrations
Excess Revenue Recognition
Net Pool Balance	$—
Less:
Volume Rebate Accruals
Commission / Timely Pmt Discount Accruals
Adjusted Net Pool Balance	$—

Aggregate Reserve Percentage (from most recent Monthly Report)
Dollar Reserve
Maximum Potential Aggregate Capital (min(ARB less $ Reserves, Purchase Limit)	$—

Capital of Receivable Interests Outstanding
Total LC Balance

Additional Available or (Required Capital Reduction)

The foregoing is a true and accurate accounting with respect to outstanding receivables as of April 05, 2013 in accordance with the Receivables Loan Agreement dated October 16th, 2009.

SCHEDULE 12

Form of Monthly Settlement Report

Monthly Report Trade Receivable Securitization Huntsman Securitization Program

I.	A/R Rollforward
Beginning Accounts Receivable
Add: Sales
Less: Net Collections - Includes Non A/R Cash (-)
Less: Total Dilution
Add: Debit Adjustments (+)
Less: Bad Debt Write-Offs < 60 Days (-)
Less: Bad Debt Write-Offs > 60 Days (-)
Less: Other Adjustments (+/-)
Less: Repurchased Invoices (-)
Ending Receivables Balance

II.	Aging Schedule

% of Total Aging
	Current	Current Month	1 Month Prior	2 Months Prior
Current
1-30 DPD
31-60 DPD
61-90 DPD
91-120 DPD
121+ Days Past Due

Total Credits in Agings
Total Aging

III.	A/R Reconciliations
Calculated Ending A/R
Reported Ending A/R
Difference

Calculated Ending A/R
Total Aging
Difference

IV.	Calculation of Net Receivables Pool Balance
Ending Accounts Receivable
Less Ineligibles:
Defaulted Receivables (Gross)
AP Offsets
Revenue Recognition Adjustment > 30 Days In-Transit
Total Ineligible Receivables

Eligible Receivables

Carveouts
Excess Obligor Concentrations
Excess Canadian Receivables < 60 DPD
Excess Revenue Recognition Adjustment < 30 Days In-Transit

Net Receivables Pool Balance (NRPB)
Less SRDA:
Volume Rebate Accrual
Commissions Accrual Balance
Adjusted NRPB

V.	Excess Obligor Concentrations

	Obligor Name	Obligor Group	Allowable %	Total Receivables	% of Eligible	Excess Receivables
1	MONSANTO COMPANY
2	SHERWIN WILLIAMS CO
3	DOW CHEMICAL
4	CYTEC
5	INEOS
6	CARPENTER CO
7	PROCTER & GAMBLE
8	UNIVAR
9	DIAL CORPORATION
10	YANTAI WANHUA AMERICA CO LTD

					Total	$0

VI.	Calculation of Reserves
a. Loss Reserve
Loss Reserve Percentage

b. Dilution Reserve
Dilution Reserve Percentage

c. Concentration Reserve
Concentration Reserve Percentage:
greatest of (a) Largest 1 Group AA Obligor
(b) Largest 1 Group A Obligor
(c) Largest 2 Group B Obligors
(d) Largest 3 Group C Obligors
(e) Largest 5 Group D Obligors
Concentration Reserve Percentage:

d. Minimum Dilution Reserve
Minimum Dilution Reserve Percentage:

e. Yield Reserve
Yield Reserve Ratio

f. Servicing Reserve
Servicing Reserve Ratio

A. Total Dynamic Reserve = a + b + e + f
B. Reserve Floor = c + d + e + f
Required Reserves {Greater of A or B}
Required Reserves $

VII.	Calculation of Key Ratios

	Current	Compliance Test	Compliance Level
(1) 3M Delinquency Ratio
(2) 3M Default Ratio
(3) 3M Dilution Ratio

VIII.	Signature Block

The Servicer hereby represents and warrants that the foregoing is a true and accurate accounting with respect to outstanding receivables as of March 31, 2013, is in accordance with the Receivables Loan Agreement dated October 16, 2009 (as amended, restated, supplemented or otherwise modified, the ‘Agreement’) and all representations and warranties related to such Agreement are restated and reaffirmed.

	Signature:		Date:

	Title:	Global Treasury Services

SCHEDULE 13

Form of Letter of Credit Request Agreement

FORM OF LETTER OF CREDIT REQUEST AGREEMENT

This Letter of Credit Request Agreement dated as of                              , 20     (this “Agreement”), is made among Huntsman Receivables Finance II LLC (the “Company”), a Delaware limited liability company, and the Originator party hereto.

WHEREAS, the Company, Vantico Group S.à r.l. (as successor in interest to Huntsman (Europe) BVBA, a Belgium private company with limited liability), a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “Master Servicer”), Huntsman International LLC (“Huntsman International”), a Delaware limited liability company, PNC Bank, National Association, in its capacities as Administrative Agent (the “Administrative Agent”) and as Collateral Agent (the “Collateral Agent”), the several entities party thereto as Lenders, the financial institutions party thereto as Funding Agents, the commercial paper conduits party thereto as Conduit Lenders, and the financial institutions party thereto as Committed Lenders are parties to the U.S. Receivables Loan Agreement dated as of October 16, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Loan Agreement”) and the Transaction Documents (as defined in the Receivables Loan Agreement);

WHEREAS, the Company, the Master Servicer, Huntsman International, the Local Servicers, the Administrative Agent and the Collateral Agent are parties to the U.S. Servicing Agreement dated as of October 16, 2009 (as amended, restated, supplemented or modified from time to time, the “Servicing Agreement”);

WHEREAS, the Company and Huntsman International, as contributor, are parties to the U.S. Contribution Agreement dated as of October 16, 2009 (as amended, restated, supplemented or modified from time to time, the “Contribution Agreement”); and

WHEREAS, it is to the mutual benefit of the Company, Huntsman International and the Originator that the Company, from time to time, request the issuance of Letters of Credit under the Receivables Loan Agreement for the benefit of the Originator.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.                                      Capitalized terms used but not defined herein shall have the meanings ascribed to them in Schedule 3 to the Receivables Loan Agreement.

2.                                      The Company hereby agrees that it may, in its sole discretion, from time to time request the issuance of Letters of Credit under the Receivables Loan Agreement for the benefit of the Originator, at the written request of the Originator.

3.                                      The Originator hereby agrees that it shall reimburse the Company promptly (and in any event within one Business Day) for all obligations of the Company with respect to such Letter of Credit, and in the event the Company is required to provide cash collateral with respect to any such Letter of Credit, the Originator shall promptly deposit in an account with the bank serving as the Administrative Agent, in the name of the Administrative Agent and with the Administrative Agent being such bank’s customer for the benefit of the Secured Parties, an amount in cash equal to 100% of the amount of cash collateral the Company is required to provide in connection with such Letter of Credit as collateral security for the payment of all the obligations relating to such Letters of Credit.

4.                                      The Originator hereby agrees that it shall pay to the Company a fee (the “Issuance Fee”) in an amount to be agreed between the Originator and the Company at the time a Letter of Credit is requested pursuant to paragraph 2 hereof, which Issuance Fee shall constitute an arm’s length fee

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bargained for between the parties hereto as consideration for the services contemplated herein in light of general market conditions prevailing at the time of such request.

5.                                      The Originator hereby agrees to indemnify the Company against any and all damages, losses, claims, liabilities, costs, penalties, judgments and expenses, including reasonable attorneys’ fees and reasonable disbursements awarded against or incurred by the Company in connection with the entering into and performance of this Agreement, excluding, however, any amounts that are finally judicially determined to have resulted from the gross negligence or willful misconduct on the part of the Company.

6.                                      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

7.                                      This Agreement may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission (e.g., in .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be duly executed by the respective authorized officers as of the date first written above.

HUNTSMAN RECEIVABLES FINANCE II LLC

By:
Name:
Title:

ORIGINATOR:

[NAME OF ORIGINATOR]

By:
Name:
Title: